DRAFT: 4/19/06

SUBJECT TO COMPLETION, Dated April 19, 2006

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated March 28, 2006)

$1,390,000,000
College Loan Corporation Trust I
Issuing Entity
Student Loan Asset-Backed Notes, Series 2006-1

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

                                                     Interest                          Price
                                    Original           Rate                              To      Underwriting   Proceeds
            Class               Principal Amount    (Per Annum)      Final Maturity     Public    Discount     To Trust(1)
            -----               ----------------    -----------      --------------    -------   ------------  -----------
                                                   3-Month LIBOR
Series 2006-1A-1 Senior Notes     $100,000,000     minus [___]%    January 25, 2020      100%       0.170%       99.830%
                                                   3-Month LIBOR
Series 2006-1A-2 Senior Notes     $200,000,000      plus [___]%    April 25, 2022        100%       0.210%       99.790%
                                                   3-Month LIBOR
Series 2006-1A-3 Senior Notes     $260,000,000      plus [___]%    October 25, 2025      100%       0.220%       99.780%
                                                   3-Month LIBOR
Series 2006-1A-4 Senior Notes     $195,000,000      plus [___]%    January 25, 2027      100%       0.235%       99.765%
                                                   3-Month LIBOR
Series 2006-1A-5 Senior Notes     $300,000,000      plus [___]%    July 25, 2028         100%       0.270%       99.730%
                                                   3-Month LIBOR
Series 2006-1A-6 Senior Notes     $280,000,000      plus [___]%    January 25, 2034      100%       0.300%       99.700%
Series 2006-1A-IO Senior Notes        (2)               10%        July 25, 2008       20.987%      0.105%       20.882%
Series 2006-1B Subordinate
  Notes                           $55,000,000      Auction Rate    April 25, 2046        100%       0.220%       99.780%
                                -----------------                                                           --------------
Total                            $1,390,000,000                                                             $1,386,608,750

_________________

(1)     Before deducting expenses estimated to be approximately $950,000, and excluding proceeds from the class A-IO notes.

(2)     Initial notional amount equal to $280,000,000.

          The issuing entity also will issue in privately negotiated transactions $310,000,000 aggregate principal amount of its series 2006-1A-7A senior reset rate notes and series 2006-1A-7B senior reset rates notes. These notes are not being offered hereby. The aggregate initial principal balance of the offered notes and the non-offered notes is $1,700,000,000.

          The series 2006-1 notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee. We have issued other series of notes that are secured by the same assets that will secure the series 2006-1 notes. In the future we may issue additional notes secured by the same assets that will secure the series 2006-1 notes. The notes are obligations of the issuing entity only and are payable solely from the pledged collateral described in this prospectus supplement and in the accompanying prospectus. They are not obligations of the depositor, the issuer administrator or any of their affiliates.

          Credit enhancement for the notes, including the series 2006-1 notes, will include amounts in the reserve fund and surplus fund, as well as, for the senior notes, including the series 2006-1 senior notes, the subordination of the series 2006-1 subordinate notes and all of the subordinate notes issued by the issuing entity.

          The series 2006-1 senior notes will receive quarterly distributions as described in this prospectus supplement, commencing July 2006. The series 2006-1 subordinate notes will receive distributions as described in this prospectus supplement on May 22, 2006, and on each auction rate distribution date thereafter. Initially, this will occur every 28 days.

          All of the series 2006-1 senior notes will be rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Fitch Ratings and “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. The series 2006-1 subordinate notes will be rated at least “A2” by Moody’s Investors Service, Inc., at least “A” by Fitch Ratings and at least “A” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the related prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer is not permitted.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          You should consider carefully the “Risk Factors” beginning on page S-24 of this prospectus supplement and on page 1 of the accompanying prospectus.

          Application will be made for the series 2006-1 senior notes to be admitted to the official list of The Irish Stock Exchange Limited, subject to The Irish Stock Exchange Limited listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority, and to be admitted to trading on The Irish Stock Exchange Limited. There can be no assurance that this listing will be obtained. The issuance and settlement of the series 2006-1 notes is not conditioned on the listing of the series 2006-1 senior notes on The Irish Stock Exchange Limited.

          The underwriters named below are offering the offered notes subject to approval of certain legal matters by their counsel. The offered notes will be delivered in book-entry form only on April 25, 2006.

UBS Investment Bank (Joint Book Runner)	Citigroup (Joint Book Runner) JPMorgan	Goldman, Sachs & Co. (Joint Book Runner)

April __, 2006

Table Of Contents

Prospectus supplement

Prospectus

Appendix I - Global Clearance, Settlement and Tax Documentation Procedures..82

Important Notice About Information Presented in the Prospectus Supplement and the
Accompanying Prospectus

          We provide information to you about the series 2006-1 notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the series 2006-1 notes. The accompanying prospectus provides general information, some of which may not apply to the series 2006-1 notes. You are urged to read both the accompanying prospectus and this prospectus supplement in full to obtain information concerning the series 2006-1 notes.

          Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

          Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page S-121 herein.

          The offered notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

Special Note Regarding Forward Looking Statements

          Statements in this prospectus supplement and the accompanying prospectus, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue competitive securities and to pay notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute “forward looking statements,” which represent the depositor’s expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

Summary

          The following summary is a very general overview of the terms of the notes being offered by this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

          Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

          This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and the accompanying prospectus.

General

•	The offered notes will be issued pursuant to an indenture and will include both senior notes and subordinate notes having the rights described in the accompanying prospectus. We will use the proceeds from the sale of the series 2006-1 notes to purchase portfolios of student loans, to make a deposit to the Reserve Fund and to pay costs of issuing the series 2006-1 notes.

•	College Loan Corporation Trust I is a master trust. We have previously issued other series of notes, and may issue additional series of notes in the future. The net proceeds received from issuing our notes were, and will be, used to purchase student loans and to make deposits into various funds and accounts. All of those student loans previously acquired, along with the student loans we purchase with the proceeds of the series 2006-1 notes and any future series of notes, have been or will be originated under the Federal Family Education Loan Program and are or will be pledged to the indenture trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added. See “Capitalization” in this prospectus supplement for a description of each outstanding series of notes issued previously by College Loan Corporation Trust I.

•	Additional series of notes will be issued only if each rating agency then rating our notes confirms that such issuance will not result in any reduction or withdrawal of any rating then assigned to our notes. Noteholders will not be entitled to consent to any future issuance, although they will receive notice of such issuance in the periodic statements available to noteholders.

•	The sole source of funds for payment of all of the notes issued under the indenture are the student loans, the investments of moneys under the indenture that we pledge to the indenture trustee and the payments that we receive on those student loans and investments. The notes are obligations of the issuing entity only and are payable solely from the pledged collateral described in this prospectus supplement and in the accompanying prospectus. They are not obligations of the depositor, the issuer administrator or any of their affiliates. To the extent the value of the student loans and other assets in the trust estate exceeds certain percentages and dollar amounts of our outstanding notes, the indenture trustee may release funds to the depositor. See “Security and Sources of Payment for the Notes—Surplus Fund” in the accompanying prospectus for additional information.

•	Only the series 2006-1A-1 senior notes, series 2006-1A-2 senior notes, series 2006-1A-3 senior notes, series 2006-1A-4 senior notes, series 2006-1A-5 senior notes, series 2006-1A-6 senior notes, series 2006-1A-IO senior notes and series 2006-1B subordinate notes (collectively, the “offered notes”) are offered by this prospectus supplement. Any information presented in this prospectus supplement relating to the series 2006-1A-7A senior notes and series 2006-1A-7B senior notes (collectively, the “reset rate notes” or the “non-offered notes” and together with the offered notes, the “series 2006-1 notes”) is solely for informational purposes to better understand the offered notes. The series 2006-1 notes and any other notes issued pursuant to the indenture are referred to collectively as the “notes.”

Closing Date

•	The closing date for this offering is expected to be April 25, 2006.

Cut-Off Date

•	The cut-off date for a student loan the trust acquires will be the date on which that student loan is transferred to the trust. The trust will receive all payments made on a student loan on and after its cut-off date.

Statistical Calculation Date

          The information presented in this prospectus supplement is given as of January 31, 2006 for the student loans the trust currently owns in addition to those student loans that were originated on or prior to that date that the trust will acquire on the closing date. We refer to January 31, 2006 as the statistical calculation date. The depositor believes that the information in this prospectus supplement with respect to those student loans as of the statistical calculation date is representative of the characteristics of the student loans as they will exist on the closing date, although certain characteristics of the student loans may vary.

Acquisition Period

          On the closing date, we will deposit approximately $1,741,554,409 into the Acquisition Fund (which includes the reset notes and the proceeds from the class A-IO notes), approximately $1,592,133,750 of which will be used to acquire student loans on the closing date. Amounts deposited into the Acquisition Fund and available to acquire student loans after the closing date will represent approximately 1.24% of the outstanding principal balance as of the statistical calculation date of the student loans expected to be owned by the trust on the closing date, and approximately 5.29% of the outstanding principal amount of the series 2006-1 notes.

          Until June 26, 2006, we may use amounts remaining in the Acquisition Fund after the closing date to acquire additional student loans. Any amounts remaining in the Acquisition Fund on June 26, 2006 will be transferred to the Retirement Account of the Debt Service Fund on that date.

Collateralization Ratios

          On the closing date, after we issue the series 2006-1 notes and acquire the student loans that we expect to acquire on the closing date:

•	the senior asset percentage will equal approximately 103.7%; and

•	the subordinate asset percentage will equal approximately 98.5%.

          Principal collections and excess interest received on the student loans will be used to pay or redeem notes and no funds will be released to the depositor until:

•	the senior asset percentage is not less than 107.0%;

•	the subordinate asset percentage is not less than 100.5%; and

•	the aggregate value of all assets pledged under the indenture, less the principal amount of all notes outstanding, exceeds $5,000,000.

          See “Payments on the Notes—Debt Service Fund—Retirement Account” in this prospectus supplement for an explanation of the how the percentages are calculated.

Principal Parties

Issuing Entity:

•	College Loan Corporation Trust I

Depositor:

•	College Loan LLC

Servicers:

•	ACS Education Services, Inc.

•	Great Lakes Educational Loan Services, Inc.

•	Pennsylvania Higher Education Assistance Agency

          We may replace any servicer with one or more new servicers or may add one or more additional servicers subject to certain conditions in the indenture. Noteholders’ consent will not be required for the replacement of any servicer or the issuance of a new series of notes.

Issuer Administrator and Sponsor:

•	College Loan Corporation

Indenture Trustee and Eligible Lender Trustee:

•	Deutsche Bank Trust Company Americas

Delaware Trustee:

•	Wilmington Trust Company

Auction Agent:

•	Deutsche Bank Trust Company Americas

Underwriters for the Offered Notes:

•	UBS Securities LLC

•	Citigroup Global Markets Inc.

•	Goldman, Sachs & Co.

•	J.P. Morgan Securities Inc.

Broker-Dealer for the Series 2006-1B Subordinate Notes:

•	Goldman, Sachs & Co.

Distribution Dates

          Series 2006-1 LIBOR Rate Notes, Reset Rate Notes and Series 2006-1A-IO Notes. Distributions will be made on these series of notes on the 25th day of each January, April, July and October. We sometimes refer to these distribution dates as “quarterly distribution dates.” If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be July 25, 2006.

          Auction Rate Notes. Distributions will be made on the auction rate notes on the business day following the end of each auction period. However, if an auction period exceeds one year, distributions also will be made to the auction rate notes semi-annually. We sometimes refer to a distribution date for a series of auction rate notes as an “auction rate distribution date.”

Collection Periods

          The collection periods will be the calendar month preceding each monthly calculation date.

Interest Accrual Periods

          Series 2006-1 LIBOR Rate Notes. The initial interest accrual period for the series 2006-1 LIBOR rate notes begins on the closing date and ends on July 24, 2006. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day immediately preceding such quarterly distribution date.

          Series 2006-1A-IO Notes. The initial interest accrual period for the series 2006-1A-IO notes begins on the closing date and ends on July 24, 2006. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day immediately preceding such quarterly distribution date.

          Auction Rate Notes. The initial interest accrual period for the series 2006-1B subordinate notes will begin on the closing date and end on the initial auction date for that series. For all other distribution dates, the interest accrual period begins on the prior auction rate distribution date for the series 2006-1B subordinate notes and ends on the day preceding the upcoming auction rate distribution date for the series 2006-1B subordinate notes.

          We sometimes refer to an interest accrual period for a series of auction rate notes as an “auction period.”

          Reset Rate Notes. The initial interest accrual period for each series of reset rate notes begins on the closing date and ends on July 24, 2006. Other than the initial interest accrual period, unless modified on a reset date, the interest accrual period for a series of reset rate notes:

•	bearing interest based on an index, begins on a quarterly distribution date and ends on the day before the next quarterly distribution date;

•	bearing a fixed rate of interest, begins on the 25th day of the month of the immediately preceding quarterly distribution date and ends on the 24th day of the month of the current quarterly distribution date; and

•	bearing interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date.

          The initial reset period for each series of reset rate notes will begin on the closing date and end on April 26, 2009.

Record Date

          Payments on the notes will be payable to the record holders of the notes as of the close of business on the record date, which is the business day before the related distribution date.

Monthly Calculation Date

          The 25th day of each calendar month, or if such day is not a business day, the next business day.

Description of the Series 2006-1 Notes

Offered Notes

          College Loan Corporation Trust I is offering the following student loan asset-backed notes:

           LIBOR Rate Notes

•	series 2006-1A-1 senior notes in the aggregate principal amount of $100,000,000;

•	series 2006-1A-2 senior notes in the aggregate principal amount of $200,000,000;

•	series 2006-1A-3 senior notes in the aggregate principal amount of $260,000,000;

•	series 2006-1A-4 senior notes in the aggregate principal amount of $195,000,000;

•	series 2006-1A-5 senior notes in the aggregate principal amount of $300,000,000; and

•	series 2006-1A-6 senior notes in the aggregate principal amount of $280,000,000.

          Fixed Rate Notes

•	series 2006-1A-IO senior notes in the initial notional amount of $280,000,000.

          Auction Rate Notes

•	series 2006-1B subordinate notes in the aggregate principal amount of $55,000,000.

Non-Offered Notes

          College Loan Corporation Trust I also will issue privately two series of student loan asset-backed notes, as reset rate notes, in the aggregate principal amount of $310,000,000:

•	series 2006-1A-7A senior notes; and

•	series 2006-1A-7B senior notes.

          During the initial reset period, the series 2006-1A-7A senior notes will bear interest based on a fixed rate and the series 2006-1A-7B senior notes will bear interest based on three-month LIBOR.

          Any information in this prospectus supplement relating to the non-offered notes is solely for informational purposes to better understand the offered notes.

General

          The series 2006-1 LIBOR rate notes and series 2006-1A-IO notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The auction rate notes will be available for purchase in multiples of $25,000.

Final Maturity

•	The final maturity date for the series 2006-1A-1 senior notes is January 25, 2020;

•	the final maturity date for the series 2006-1A-2 senior notes is April 25, 2022;

•	the final maturity date for the series 2006-1A-3 senior notes is October 25, 2025;

•	the final maturity date for the series 2006-1A-4 senior notes is January 25, 2027;

•	the final maturity date for the series 2006-1A-5 senior notes is July 25, 2028;

•	the final maturity date for the series 2006-1A-6 senior notes is January 25, 2034;

•	the final maturity date for the series 2006-1A-7A senior notes is April 25, 2046;

•	the final maturity date for the series 2006-1A-7B senior notes is April 25, 2046;

•	the final maturity date for the series 2006-1A-IO senior notes is July 25, 2008; and

•	the final maturity date for the series 2006-1B subordinate notes is April 25, 2046.

Interest Rates and Payments

          Series 2006-1 LIBOR Rate Notes. The series 2006-1 LIBOR rate notes will bear interest at the following annual rates:

•	the series 2006-1A-1 senior notes will bear interest at an annual rate equal to three-month LIBOR, minus [___]%;

•	the series 2006-1A-2 senior notes will bear interest at an annual rate equal to three-month LIBOR, plus [___]%;

•	the series 2006-1A-3 senior notes will bear interest at an annual rate equal to three-month LIBOR, plus [___]%;

•	the series 2006-1A-4 senior notes will bear interest at an annual rate equal to three-month LIBOR, plus [___]%;

•	the series 2006-1A-5 senior notes will bear interest at an annual rate equal to three-month LIBOR, plus [___]%; and

•	the series 2006-1A-6 senior notes will bear interest at an annual rate equal to three-month LIBOR, plus [___]%.

          The indenture trustee will determine the rate of interest on the series 2006-1 LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the series 2006-1 LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

          Interest accrued on the outstanding principal balance of the series 2006-1 LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

          Series 2006-1A-IO Notes. Interest will accrue on the notional amount of the series 2006-1A-IO notes at a rate of 10% per annum. On each quarterly distribution date, until and including the quarterly distribution date in July 2008, the notional amount of the series 2006-1A-IO notes will equal the outstanding principal balance of the series 2006-1A-6 senior notes immediately prior to that quarterly distribution date. Thereafter, the notional amount of the series 2006-1A-IO notes will equal $0, and such notes will not be entitled to any future distributions, other than any remaining series IO carry-over interest.

          Interest calculations for the series 2006-1A-IO notes will be based on a 360-day year consisting of twelve 30-day months.

          If on any quarterly distribution date the amount of interest payable to the series 2006-1A-IO notes is not based on the initial principal amount of the series 2006-1A-6 senior notes, the series 2006-1A-IO notes will also be entitled to receive series IO carry-over interest in an amount equal to the difference between the amount of interest accrued at the series 2006-1A-IO notes interest rate on the initial principal amount of the series 2006-1A-6 senior notes and the amount of interest accrued at such interest rate on the actual principal balance of the series 2006-1A-6 senior notes. Series IO carry-over interest will be paid as described under clause twenty-fourth below under “Summary — Collection Fund.” Any series IO carry-over interest remaining unpaid on the final maturity date for the series 2006-1A-IO notes will be payable on subsequent quarterly distribution dates, to the extent of available funds, to the last record owner of the series 2006-1A-IO notes.

          For the initial interest accrual period, the series 2006-1A-IO notes will receive 90 days of interest.

          Auction rate notes. The interest rate on the auction rate notes is determined at auction. However, the interest rate on the auction rate notes for the initial interest accrual period will be determined prior to the closing date. The initial auction date and the initial rate adjustment date for the auction rate notes are set forth below:

                                 Initial Auction        Initial Rate
      Series                           Date             Adjustment Date
      ------                     ---------------        ---------------
   Series 2006-1B                   May 19, 2006         May 22, 2006

          For each auction period, other than the initial auction period, the interest rate for the auction rate notes will be the lower of:

•	the rate determined pursuant to the auction procedures described under "Description of the Notes--Auction rate notes" in the accompanying prospectus; and

•	the maximum rate, which is equal to the least of:

•	the maximum auction rate;

•	17%;

•	the maximum rate permitted by law; and

•	during a net loan rate restriction period, the net loan rate, which is based upon the actual return on the student loans in the trust minus administrative expenses.

          We sometimes refer to the interest rate for the auction rate notes as the “auction rate.”

          Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be.

          After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period, the auction date or the nature of the interest rate for the auction rate notes may change as described under “Description of the Notes—Auction rate notes” in the accompanying prospectus.

          If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the interest accrual period will be the non-payment rate, which generally is one-month LIBOR plus 1.50%, but not exceeding the lesser of 17% per annum and the highest rate permitted by law.

          If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the interest accrual period will equal the all-hold rate, which is 90% of the one-month LIBOR rate for a period comparable to the auction period, but not exceeding the maximum rate.

          Interest accrued on the outstanding principal balance of the auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

          Reset rate notes. The currency and interest rates for each series of reset rate notes will be reset from time to time using the procedures described below. During the initial reset period, the series 2006-1A-7A senior notes will be denominated in U.S. dollars and will bear interest at a rate equal to [__]% per annum. During the initial reset period, the series 2006-1A-7B senior notes will be denominated in U.S. dollars and will bear interest based on an index rate equal to three-month LIBOR, plus [0.__]%.

          For the initial interest accrual period, the series 2006-1A-7A noteholders will receive 90 days of interest. The indenture trustee will determine the rate of interest for the series 2006-1A-7B senior notes on the second business day prior to the start of the applicable interest accrual period.

          A reset period may not extend beyond the day before the final maturity date for that series of reset rate notes.

          Interest on a series of reset rate notes denominated in U.S. Dollars that bears interest at a fixed rate will be calculated based on a 360-day year consisting of twelve 30-day months. Interest on a series of reset rate notes that bears interest at an auction rate will be calculated based on the actual number of days elapsed during the related interest accrual period divided by 365 or 366, as the case may be. Interest on a series of reset rate notes denominated in U.S. Dollars that bears interest at a floating rate will be calculated based on the actual number of days elapsed during the related interest accrual period divided by 360.

          The initial reset date for each series of reset rate notes is April 27, 2009. We refer to this date, and each date thereafter on which a series of reset rate notes may be reset with respect to the currency, interest rate mode and other factors described below as a “reset date” and each period in between the reset dates as a “reset period.”

          The interest rate mode for any reset period after the initial reset period may be based on an index, may be based on an auction rate or may be a fixed rate. The index rate may be based on EURIBOR or another non-U.S. Dollar-based rate, LIBOR, the 91-day U.S. Treasury Bill rate, a U.S. treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. See “Payments on the Notes — Reset Rate Notes” in this prospectus supplement. Any interest rate mode other than an index rate based on LIBOR or a commercial paper rate will require a rating agency confirmation from each rating agency then rating the notes.

          Absent a failed remarketing, holders of reset rate notes that wish to be repaid some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process described below. Tender is not mandatory if a series of reset rate notes is denominated in U.S. Dollars in both the current reset period and in the upcoming reset period. If a series of reset rate notes is denominated in a currency other than U.S. Dollars, tender is mandatory and the holders of such reset rate notes will be deemed to have tendered all of their reset rate notes pursuant to the remarketing process. If there is a failed remarketing with respect to a series of reset rate notes, however, the holders of such reset rate notes will be required to retain their reset rate notes during the next reset period and will not be entitled to exercise any remedies as a result of the failure of such reset rate notes to be remarketed on the related reset date. See “Payments on the Notes – Reset Rate Notes – Reset Periods” in this prospectus supplement.

          Reset Rate Note Remarketing Procedures. On the remarketing terms determination date, which is at least 12 business days before each reset date, the remarketing agents, in consultation with the issuer administrator, will determine the proposed terms of the remarketing, including:

•	the applicable currency;

•	the applicable interest rate mode;

•	whether principal will be paid periodically or at the end of a reset period;

•	the index, if applicable;

•	the all-hold rate, if applicable;

•	the length of the reset period and the applicable distribution dates;

•	the identity of any potential swap counterparties; and

•	the applicable priority of payment, clause fourth or clause sixth, under the Retirement Account.

          The all-hold rate will be the interest rate applicable for the next reset period if all holders of a series of reset rate notes choose not to tender their reset rate notes to the remarketing agents for remarketing. The all-hold rate will apply only if such reset rate notes are denominated in U.S. Dollars in both the current and upcoming reset period. See “Payments on the Notes – Reset Rate Notes – Reset Periods” in this prospectus supplement.

          Spread Determination Date. The spread, the applicable auction rate or the applicable fixed rate, will be determined by the remarketing agents on the spread determination date, which is the third business day prior to the reset date, as the lowest spread, auction rate or fixed rate, but not less than the all-hold rate, if applicable, that would permit all of a series of reset rate notes tendered for remarketing to be purchased at a price equal to 100% of the outstanding principal balance of such reset rate notes. See “Payments on the Notes – Reset Rate Notes – Spread Determination Date” in this prospectus supplement.

           Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents, after consulting with the issuer administrator, cannot determine the applicable required reset terms (other than the related spread, auction rate, fixed rate or initial rate) at least 12 business days prior to the related reset date;

•	the required spread, auction rate or fixed rate cannot be established by the remarketing agents by the spread determination date or the interest rate resulting from the required spread would exceed the failed remarketing rate;

•	not all of the tendered reset rate notes are purchased at the spread, auction or fixed rate set by the remarketing agents;

•	College Loan Corporation, or its designated affiliates, fails to purchase a series of reset rate notes after exercise of the call option described below;

•	certain conditions specified in the remarketing agreement are not satisfied; or

•	any rating agency then rating a series of reset rate notes has not confirmed its then-current ratings of the notes, if such confirmation is required.

          If a failed remarketing is declared with respect to a series of reset rate notes at a time when those notes are denominated in U.S. Dollars:

•	all holders of such reset rate notes will retain their reset rate notes, including in all mandatory tender situations;

•	the related interest rate will be reset to a failed remarketing rate of three month LIBOR plus 0.75%; and

•	the related reset period will be three months.

          If a failed remarketing is declared with respect to a series of reset rate notes at a time when those notes are denominated in a currency other than U.S. Dollars:

•	all holders of such series of reset rate notes will retain their reset rate notes;

•	such reset rate notes will remain denominated in such currency;

•	each related currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this prospectus supplement as the “extension rate;"

•	the trust will be entitled to receive from each currency swap counterparty, if any, for payment to the reset rate noteholders, quarterly index rate payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

          See “Payments on the Notes – Reset Rate Notes – Failed Remarketing” in this prospectus supplement.

Principal Redemptions

          Although no installments of principal are due on the notes prior to their stated maturity, on each distribution date principal reduction payments or principal redemptions will be made on the notes in an amount equal to the funds available to pay principal on the notes as described in “Security and Sources of Payment for the Notes—Collection Fund” and “—Debt Service Fund” in the accompanying prospectus.

Administration Fund

          The indenture trustee will credit to the Administration Fund all amounts transferred to it from the Collection Fund, the Surplus Fund and the Acquisition Fund. Amounts in the Administration Fund will be used to pay the costs, fees and expenses of the trust.

          Remarketing Fee Account. The indenture trustee will establish and maintain a Remarketing Fee Account as a subaccount of the Administration Fund as an asset of the trust estate for the benefit of the remarketing agents and, in certain circumstances, the senior noteholders. On each quarterly distribution date that is one year or less prior to a reset date, the indenture trustee will transfer funds in the Collection Fund to the Remarketing Fee Account, prior to the payment of interest on the notes, in an amount up to the quarterly funding amount until the balance on deposit in the Remarketing Fee Account reaches the targeted level for such reset date. Amounts on deposit in the Remarketing Fee Account in excess of the targeted level on any quarterly distribution date will be transferred to the Collection Fund and included in available funds for that quarterly distribution date. Investment earnings on deposit in the Remarketing Fee Account will be withdrawn on each monthly calculation date, deposited into the Collection Fund and included in available funds for such monthly calculation date. See “Payments on the Notes – Reset Rate Notes – Tender of Reset Rate Notes; Remarketing Procedures” in this prospectus supplement.

Collection Fund

          The indenture trustee will credit to the Collection Fund:

•	all revenues derived from the student loans;

•	unless otherwise provided in a supplemental indenture, proceeds of the sale of any student loans held in the Acquisition Fund;

•	any amounts transferred from the other funds and any payments received from a counterparty pursuant to a derivative product agreement (other than any non-U.S. Dollar amounts deposited in the Currency Fund); and

•	any earnings on investments of funds in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Collection Fund, the Surplus Fund, the Debt Service Fund, the Remarketing Fee Account, any Accumulation Fund and any Supplemental Interest Account.

          College Loan Corporation, as issuer administrator, will instruct the indenture trustee to withdraw funds on deposit in the Collection Fund, the Supplemental Interest Account, the Accumulation Fund for the reset rate notes, if applicable, and, to the extent required, the Reserve Fund and the Surplus Fund. These funds will be applied on each monthly calculation date generally as shown in the chart beginning on the following page.

          See “Payments of the Notes – Collection Fund” in this prospectus supplement for a more detailed description of distributions.

                                         ---------------------------------------------------
                                                          COLLECTION FUND
                                         ---------------------------------------------------

                      -------------------------------------------------------------------------------------
1st                                   Payments required under any joint sharing agreement
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
2nd                          Payments to the U.S. Department of Education or to a guarantee agency
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
3rd                                  Administration Fund, including Remarketing Fee Account
                       (payment of trust's expenses subject to limitations in the supplemental indenture)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
4th                                   Interest on senior notes or other senior obligations
(pro rata)                       (except for certain payments due under senior swap agreements)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
5th                                                Principal on senior notes
(pro rata)                                            (at stated maturity)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
6th                              Interest on subordinate notes or other subordinate obligations
(pro rata)                    (except for certain payments due under subordinate swap agreements)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
7th                                              Principal on subordinate notes
(pro rata)                                            (at stated maturity)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
8th                                                       Reserve Fund
                          (amounts necessary to increase the balance to the Reserve Fund Requirement)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
9th                       Interest on junior subordinate notes or other junior subordinate obligations
(pro rata)                 (except for certain payments due under junior subordinate swap agreements)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
10th                                         Principal on junior subordinated notes
(pro rata)                                            (at stated maturity)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
11th                     Other payments as set forth in a supplemental indenture upon satisfaction of a rating agency condition
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
12th                                                    Acquisition Fund
                           (to fund add-on loans relating to consolidation loans owned by the trust)
                      -------------------------------------------------------------------------------------

                      -------------- ----------- ----------- ----------- ------------------- -- -----------
13th                                      Retirement Account of the Debt Service Fund
                      -------------------------------------------------------------------------------------
                                   (redemption of, or distribution of principal on the notes)
                      -------------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------------
14th                                                    Acquisition Fund
                       (fund subsequent disbursements relating to Stafford loans and PLUS loans owned by the trust)
                      -------------------------------------------------------------------------------------

                                                   (continued on next page)

                                               ----------------------------------------
15th                                              Supplemental Interest Account and
(sequentially)                                   Carry-over Amounts for Senior Notes
                                                  (other than series IO carry-over
                                                              interest)
                                               ----------------------------------------

                                               ----------------------------------------
16th                                             Carry-over Amounts for Subordinate
                                                                Notes
                                                    (but only if the senior asset
                                               percentage would be at least 100% upon
                                                  the application of such amounts)
                                               ----------------------------------------

                                               ----------------------------------------
17th                                                Carry-over Amounts for Junior
                                                          Subordinate Notes
                                                    (but only if the senior asset
                                                percentage and the subordinate asset
                                               percentage would be at least 100% upon
                                                  the application of such amounts)
                                               ----------------------------------------

                                               ----------------------------------------
18th                                                  Senior Swap Counterparty
                                                (payment of unpaid amounts due under
                                                       senior swap agreements)
                                               ----------------------------------------

                                               ----------------------------------------
19th                                                Subordinate Swap Counterparty
                                                (payment of unpaid amounts due under
                                                    subordinate swap agreements)
                                               ----------------------------------------

                                               ----------------------------------------
20th                                            Junior Subordinate Swap Counterparty
                                                (payment of unpaid amounts due under
                                                 junior subordinate swap agreements)
                                               ----------------------------------------

                                               ----------------------------------------
21st                                              Interest on senior notes or other
(pro rata)                                      senior obligations for which payment
                                                  is made at intervals of more than
                                                            every 60 days
                                               (except for certain payments due under
                                                       senior swap agreements)
                                               ----------------------------------------

                                               ----------------------------------------
22nd                                           Interest on subordinate notes or other
(pro rata)                                        subordinate obligations for which
                                                payment is made at intervals of more
                                                         than every 60 days
                                               (except for certain payments due under
                                                    subordinate swap agreements)
                                               ----------------------------------------

                                               ----------------------------------------
23rd                                                     Retirement Account
                                                 (redemption of, or distribution of
                                                principal with respect to, notes. See
                                               Retirement Account chart on page S-19)
                                               ----------------------------------------

                                               ----------------------------------------
24th                                            Series IO carry-over interest on the
                                                       series 2006-1A-IO notes
                                               ----------------------------------------

                                               ----------------------------------------
25th                                                        Surplus Fund
                                               ----------------------------------------

          Retirement Account. All notes that are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity, will be redeemed or paid with moneys deposited to the Retirement Account.

          The trust issued previously, and has outstanding, numerous series of notes. See “Capitalization” in this prospectus supplement. Since the timing and amount of principal payments on certain of the trust’s previously issued notes will affect the timing and amount of principal payments on the series 2006-1 notes (other than the series 2006-1A-IO notes which receive no principal payments), the following describes the principal payment priorities of the trust’s notes.

          So long as any series 2003-2 notes are outstanding, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2003-2 notes pursuant to priority thirteenth above (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula:

          TA = [(TB) x (F/3)] - RAB

          Where

          TA = Amount to be transferred to the Retirement Account and allocated to the series 2003-2 notes on the monthly calculation date.

          TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2003-2 notes immediately prior to the monthly calculation date less the aggregate targeted balance of each series of series 2003-2 notes listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

          F = 1 for the first monthly calculation date occurring in an interest accrual period, 2 for the second monthly calculation date occurring in an interest accrual period and 3 for the third monthly calculation date occurring in an interest accrual period.

          RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2003-2 notes, including any amounts received pursuant to priority twenty-third above.

          If on any monthly calculation date the above formula results in $0 or a negative number, no additional amounts will be transferred to the Retirement Account and allocated to the series 2003-2 notes on that monthly calculation date, as the series 2003-2 notes will have been allocated the full amount necessary to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date.

          So long as any series 2003-2 notes are outstanding, on each quarterly distribution date the indenture trustee will use amounts on deposit in the Retirement Account to redeem the series 2003-2 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.

          The series 2003-2 notes were structured so that payments of principal will be made on these notes in a sequential order. Therefore, prior to an event of default under the indenture, no series 2003-2 note will receive a payment of principal if a series 2003-2 note with a lower numerical designation is outstanding.

          The series 2004-1 notes, the series 2005-1 notes and the series 2006-1 notes will not receive distributions pursuant to priority thirteenth above. Rather, they will receive distributions pursuant to priority twenty-third above.

          Redemptions of notes will be made pursuant to priority twenty-third above as follows:

          First, to redeem each series of the series 2004-1 LIBOR rate notes following its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

          Second, to redeem each series of the series 2005-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

          Third, to redeem each series of the series 2006-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

          Fourth, if so provided for a series of series 2006-1A-7 senior notes for a reset period subsequent to the initial reset period, to redeem such series, or if a failed remarketing has occurred with respect to a series of the series 2006-1A-7 senior notes, to redeem such series (or if a failed remarketing has occurred with respect to both series of the series 2006-1A-7 senior notes, to redeem each series of the series 2006-1A-7 senior notes on a pro rata basis; provided that if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into the Accumulation Fund and used to redeem such series of reset rate notes on its next reset date). However, series 2006-1A-7 senior notes may not be redeemed under priority fourth upon a failed remarketing if a confirmation has been received from the rating agencies that the ratings of such series of reset rate notes will not be reduced or withdrawn as a result of not redeeming such notes.

          Fifth, to redeem each series of auction rate notes that are then permitted to be redeemed, including any series of subordinate auction rate notes. The specific series of auction rate notes to be redeemed will be determined by issuer order and the redemptions will occur on the auction rate distribution date for the applicable series pursuant to the auction procedures described in the accompanying prospectus. However, so long as the series 2003-2 notes are outstanding, if on the first two monthly calculation dates occurring in an interest accrual period, the amount on deposit in the Retirement Account and allocated to the series 2003-2 notes is less than the full amount needed to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date, amounts available in this priority fifth, up to the amount of such deficiency, will be transferred to the Retirement Account and allocated to the series 2003-2 notes prior to redeeming auction rate notes.

          Sixth, to redeem each series of the reset rate notes still outstanding on a pro rata basis (or, if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into the Accumulation Fund and used to redeem such series of reset rate notes on its next reset date).

          Seventh, to redeem each series of the series 2003-2 notes sequentially in numerical order starting with the series 2003-2A-2 senior notes and ending with the series 2003-2A-3 senior notes, until its outstanding principal balance is reduced to zero.

          Eighth, to redeem each series of the series 2004-1 LIBOR rate notes during its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

          Ninth, to redeem each series of the series 2005-1 LIBOR rate notes sequentially in numerical order, starting with the series 2005-1A-1 senior notes and ending with the series 2005-1A-5 senior notes, until its outstanding principal balance is reduced to zero.

          Tenth, to redeem each series of the series 2006-1 LIBOR rate notes sequentially in numerical order, starting with the series 2006-1A-1 senior notes and ending with the series 2006-1A-6 senior notes, until its outstanding principal balance is reduced to zero.

          The principal lock-out period for the series 2004-1 LIBOR rate notes will end on the day immediately preceding the quarterly distribution date occurring in July 2008 with respect to the series 2004-1A-2 senior notes, October 2010 with respect to the series 2004-1A-3 senior notes and January 2015 with respect to the series 2004-1A-4 senior notes. The lock-out period for the series 2004-1A-1 senior notes has ended.

          When the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes are receiving principal distributions, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes, pursuant to priority twenty-third under “Summary — Collection Fund” (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula, calculated first for the series 2005-1 LIBOR rate notes and second, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the series 2006-1 LIBOR rate notes:

          TA = TB - RAB

          Where

          TA = Amount to be transferred to the Retirement Account and allocated to the applicable series of notes pursuant to priority twenty-third under “Summary — Collection Fund,” on the monthly calculation date.

          TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2005-1 LIBOR rate notes or series 2006-1 LIBOR rate notes, as applicable, immediately prior to the monthly calculation date less the aggregate targeted balance of such series listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

          RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes, as applicable.

          If on any quarterly distribution date on which the series 2003-2 notes are receiving principal distributions, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2006-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2006-1 LIBOR rate notes to the series 2003-2 notes. If, after giving effect to the previous sentence, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2005-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2005-1 LIBOR rate notes to the series 2003-2 notes.

          Pursuant to the allocations described in the preceding paragraphs, on each quarterly distribution date occurring when the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes are receiving principal distributions, the indenture trustee will use amounts on deposit in the Retirement Account and allocated to the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes, as applicable, to redeem the series 2005-1 LIBOR rate notes and 2006-1 LIBOR rate notes, up to the amount needed to reduce their outstanding principal balance to their respective targeted balances listed on Schedule A hereto for that quarterly distribution date, pursuant to priority twenty-third under “Summary — Collection Fund”.

          As a result of the priorities described above:

•	so long as any series 2003-2 notes remain outstanding, deposits will be made to the Retirement Account for the series 2003-2 notes pursuant to priority thirteenth above prior to any other series of notes issued by the trust, including the series 2004-1 notes, the series 2005-1 notes and the series 2006-1 notes, receiving a principal payment, except for any payments due at the stated maturity of a series of notes;

•	so long as any series 2004-1 LIBOR rate note is outstanding and not in a principal lock-out period, no series 2005-1 note or series 2006-1 note will receive payments of principal;

•	so long as any series 2005-1 LIBOR rate note is outstanding and has not been paid to its targeted balance for that quarterly distribution date, no series 2006-1 note will receive payments of principal;

•	the series 2006-1A-2 senior notes will not receive any payments of principal so long as any series 2006-1A-1 senior notes remain outstanding;

•	the series 2006-1A-3 senior notes will not receive any payments of principal so long as any series 2006-1A-2 senior notes remain outstanding;

•	the series 2006-1A-4 senior notes will not receive any payments of principal so long as any series 2006-1A-3 senior notes remain outstanding;

•	the series 2006-1A-5 senior notes will not receive any payments of principal so long as any series 2006-1A-4 senior notes remain outstanding;

•	the series 2006-1A-6 senior notes will not receive any payments of principal so long as any series 2006-1A-5 senior notes remain outstanding; and

•	no series of series 2006-1 LIBOR rate notes will receive any payments of principal exceeding the amount needed to reduce its outstanding principal balance to the targeted balance listed on Schedule A for the applicable quarterly distribution date unless the trust has redeemed previously each series of auction rate notes (that are then permitted to be redeemed), each series of reset rate notes (or if a series of reset rate notes is not then receiving payments of principal, an amount equal to the outstanding principal balance of such series has been deposited into the Accumulation Fund), each series of series 2003-2 notes, each series of series 2004-1 LIBOR rate notes and each series of series 2005-1 LIBOR rate notes.

          During any reset period, a series of reset rate notes may be structured not to receive principal payments until the end of its reset period. If a series of reset rate notes is structured in this manner, as is the case for the series 2006-1A-7A senior notes in their initial reset period, generally all amounts that otherwise would have been paid to the holders of such reset rate notes as principal will instead be deposited into the Accumulation Fund. Principal payments will be allocated to the Accumulation Fund until amounts on deposit therein, are sufficient to pay the outstanding principal balance of such series of 2006-1 reset rate notes in full and those funds will remain in the Accumulation Fund until the next reset date for such series. On each related reset date, the trust will pay all amounts, less any investment earnings, on deposit in the Accumulation Fund, including amounts deposited on that reset date, to the holders of the series of reset rate notes, or the related swap counterparty for payment to the holders of such reset rate notes if such reset rate notes are denominated in a currency other than U.S. Dollars, as a distribution of principal.

          Subordinate notes will not be redeemed so long as any series 2003-2 notes, series 2004-1 LIBOR rate notes, series 2005-1 LIBOR rate notes or series 2006-1 LIBOR rate notes are outstanding. Thereafter, subordinated notes may only be redeemed if, after giving effect to the redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be least equal to 100.5%. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

          Subject to the limitations described in the preceding paragraph, the subordinate notes, including the series 2006-1B subordinate notes, may be redeemed at our option, in whole or in part, on any auction rate distribution date for that series at a price equal to 100% of the principal amount of notes being redeemed, plus accrued interest to the redemption date.

          As described above, pursuant to priority twenty-third under “Summary — Collection Fund,” money in the Retirement Account will be used to make deposits and distributions, to the extent funds are available, as set forth in the following chart:

                                         ---------------------------------------------------
                                                         RETIREMENT ACCOUNT
                                         ---------------------------------------------------

                       ------------------------------------------------------------------------------------
1st                                                  2004-1 LIBOR Rate Notes
(sequentially)           (principal on each series of series 2004-1 LIBOR rate notes , sequentially, in ascending numerical order, following each series' respective lock-out period)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
2nd                                                  2005-1 LIBOR Rate Notes
(sequentially)            (principal on each series of series 2005-1 LIBOR rate notes, sequentially, in ascending numerical order, to its respective targeted balance for that quarterly distribution date)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
3rd                                                  2006-1 LIBOR Rate Notes
(sequentially)            (principal on each series of series 2006-1 LIBOR rate notes, sequentially, in ascending numerical order, to its respective targeted balance for that quarterly distribution date)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
4th (pro                 If so provided for a series of series 2006-1A-7 senior notes for a reset period
rata)                   subsequent to the initial reset period, to such series or, for any reset period, if a failed remarketing has occurred for a series of series 2006-1A-7 senior notes, to such series (or, if a failed remarketing has occurred with respect to both series of series 2006-1A-7 senior notes, to each series of series 2006-1A-7 senior notes on a pro rata basis) (or to the Accumulation Fund, if such series is not then receiving principal)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
5th                                                    Auction Rate Notes
                           (to redeem each series of auction rate notes then permitted to be redeemed)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
6th                      To each series of series 2006-1A-7 senior notes still outstanding on a pro rata basis
                          (or to the Accumulation Fund, if such series is not then receiving principal)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
7th                                                       2003-2 Notes
(sequentially)            (principal on each series of series 2003-2 notes, sequentially, in ascending numerical order)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
8th                                                  2004-1 LIBOR Rate Notes
(sequentially)          (principal on each series of series 2004-1 LIBOR rate notes, during its lock-out period, sequentially, in ascending numerical order)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
9th                                                  2005-1 LIBOR Rate Notes
(sequentially)            (principal on each series of series 2005-1 LIBOR rate notes, sequentially, in ascending numerical order)
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
10th                                                 2006-1 LIBOR Rate Notes
(sequentially)            (principal on each series of series 2006-1 LIBOR rate notes, sequentially, in ascending numerical order)
                       ------------------------------------------------------------------------------------

The Accumulation Fund

          For the initial reset period of the reset rate notes, the indenture trustee will establish and maintain an Accumulation Fund for the benefit of the series 2006-1A-7A senior notes. During the initial reset period, and in any subsequent reset period during which a series of reset rate notes is structured not to receive a payment of principal until the end of the related reset period, all amounts that would otherwise be payable on such reset rate notes as principal payments will be deposited into the Accumulation Fund. In such case, on each quarterly distribution date, the indenture trustee will deposit any payments of principal allocated to such series of notes in U.S. Dollars into the Accumulation Fund. All amounts on deposit in the Accumulation Fund, including amounts deposited on a related quarterly distribution date, excluding investment earnings, will be paid either:

•	if a series of reset rate notes is then denominated in U.S. Dollars, on the next reset date for such series, to the holders of such reset rate notes, after all other required distributions have been made on that reset date; or

•	if a series of reset rate notes is denominated in a currency other than U.S. Dollars, on or about the next reset date for such series, to the currency swap counterparty, which will in turn pay the applicable currency equivalent of those amounts to the trust for payment to the holders of such series of reset rate notes not later than the second business day following the reset date for such series, after all other required distributions have been made on that series on that reset date.

          Amounts on deposit in the Accumulation Fund, exclusive of investment earnings, may be used only to pay principal on a series of reset rate notes or to the related currency swap counterparty and for no other purpose. Investment earnings on deposit in the Accumulation Fund will be transferred on each monthly calculation date to the Collection Fund and included as part of available funds for that monthly calculation date.

The Supplemental Interest Account

          In the event that amounts are deposited into the Accumulation Fund because a series of reset rate notes for a reset period is structured not to receive principal payments until the next reset date, as is the case for the series 2006-1A-7A senior notes in their initial reset period, on each quarterly distribution date the indenture trustee will make deposits from the Collection Fund to the Supplemental Interest Account. The deposit generally will equal the amount sufficient to pay either the holders of such series of reset rate notes or the applicable swap counterparty interest through the next quarterly distribution date at the related interest rate borne by such series of reset rate notes (or index for reset rate notes bearing interest at a floating rate) on all amounts on deposit in the Accumulation Fund, after giving effect to an assumed rate of investment earnings on the Accumulation Fund. For a further description of the supplemental interest deposit amount for each series of reset rate notes, see “Description of the Notes – Principal Distributions – Allocation of Principal to Accumulation Fund” below. All amounts on deposit in the Supplemental Interest Account will be transferred to the Collection Fund on each quarterly distribution date.

Currency Fund

          If a series of reset rate notes is denominated in a currency other than U.S. Dollars during any reset period, the indenture trustee will establish and maintain a Currency Fund for such currency for the benefit of the holders of such reset rate notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into the Currency Fund.

Optional Redemption for Reset Rate Notes

          At our option, each series of the reset rate notes is subject to redemption by the trust, in whole only, at a redemption price of 100% of the principal amount of such reset rate notes to be redeemed, plus accrued interest thereon to the redemption date, as follows:

•	on any related reset date;

•	while any series of the reset rate notes bears interest at an auction rate, on any related auction rate distribution date for such series; and

•	upon a failed remarketing for a series of the reset rate notes.

          If a series of the reset rate notes is optionally redeemed while bearing interest at an auction rate, any carry-over amounts accrued on the series of reset rate notes being redeemed will be extinguished on the date of such optional redemption.

Call Option for Reset Rate Notes

          College Loan Corporation, or its affiliates, will have the option to purchase either series of the reset rate notes in its entirety on any reset date and on any date for a series of the reset rate notes following a failed remarketing for such series and the continuation thereof. This call option may be exercised by College Loan Corporation, or its affiliates, at any time prior to the determination of the related spread, fixed rate or auction rate or the declaration of a failed remarketing on the related determination date for such series of reset rate notes, and at any time following a failed remarketing for such series and during the continuation thereof. The purchase price paid for such reset rate notes will be equal to their outstanding principal balance, plus accrued and unpaid interest. If the call option is exercised with respect to a series of reset rate notes, the interest rate will be the rate of interest that is either:

•	the rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, if such series of reset rate notes did not have at least one related derivative product in effect during the previous reset period; or

•	if such series of reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for the such series of reset rate notes.

          This rate will remain in effect for each successive three-month reset period while the option holder retains the related series of reset rate notes. See “Payments on the Notes – Reset Rate Notes – Call Option” in this prospectus supplement.

Characteristics of Our Student Loan Portfolio

          The portfolio of student loans that we currently own and the student loans that we expect to acquire on the closing date with the proceeds of the series 2006-1 notes will be originated by College Loan Corporation under the Federal Family Education Loan Program. The portfolio is further described below under “Characteristics of our Student Loans” in this prospectus supplement.

Servicing

          The trust has entered into servicing agreements pursuant to which ACS Education Services, Inc., Great Lakes Educational Loan Services Inc. and Pennsylvania Higher Education Assistance Agency, have agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust’s student loans. Under the terms of the servicing agreements, ACS Education Services, Inc. Great Lakes Educational Loan Services Inc. and Pennsylvania Higher Education Assistance Agency, may be required to purchase student loans from the trust if such servicer fails to comply with the terms and provisions of its respective servicing agreement. See “The Student Loan Operations of College Loan Corporation Trust I” in this prospectus supplement. The monthly servicing fees of the servicers referenced above range from $1.15 to $3.87 per student loan based on factors such as:

•	the borrower payment status (i.e. repayment, forbearance, in school);

•	type of loan (i.e. Stafford, consolidation); and

•	date or origination.

Book-Entry Registration

          The offered notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company, Clearstream Luxembourg or Euroclear.

Federal Income Tax Consequences

          Stroock & Stroock & Lavan LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as debt, as described in the accompanying prospectus. You will be required to include in your income interest on the offered notes as the interest accrues or is paid, in accordance with your method of tax accounting. See “Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.

ERISA Considerations

          Notes that are treated as indebtedness without substantial equity features are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Rating of the Notes

          The senior notes offered pursuant to this prospectus supplement will be rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and “AAA” by Fitch Ratings.

          The subordinate notes offered pursuant to this prospectus supplement will be rated at least “A2” by Moody’s Investors Service, Inc., at least “A” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and at least “A” by Fitch Ratings.

          These ratings do not address the likelihood of payment of any series IO carry-over interest or any carry-over interest on the auction rate notes.

Irish Stock Exchange Listing

          Application is expected to be made to the Financial Regulator in Ireland for this prospectus supplement to be approved and to list the series 2006-1 senior notes on the Irish Stock Exchange. There can be no assurance this approval will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the series 2006-1 senior notes on the Irish Stock Exchange.

CUSIP Numbers

• • • • • • • •	Series 2006-1A-1 Senior Notes: 194262CN9
Series 2006-1A-2 Senior Notes: 194262CP4
Series 2006-1A-3 Senior Notes: 194262CQ2
Series 2006-1A-4 Senior Notes: 194262CR0
Series 2006-1A-5 Senior Notes: 194262CS8
Series 2006-1A-6 Senior Notes: 194262CT6
Series 2006-1A-IO Senior Notes: 194262CU3
Series 2006-1B Subordinate Notes: 194262CV1

International Securities Identification Numbers (ISIN)

• • • • • • • •	Series 2006-1A-1 Senior Notes: US194262CN96
Series 2006-1A-2 Senior Notes: US194262CP45
Series 2006-1A-3 Senior Notes: US194262CQ28
Series 2006-1A-4 Senior Notes: US194262CR01
Series 2006-1A-5 Senior Notes: US194262CS83
Series 2006-1A-6 Senior Notes: US194262CT66
Series 2006-1A-IO Senior Notes: US194262CU30
Series 2006-1B Subordinate Notes: US194262CV13

Euroclear & Clearstream Common Codes

• • • • • • • •	Series 2006-1A-1 Senior Notes: [_____]
Series 2006-1A-2 Senior Notes: [_____]
Series 2006-1A-3 Senior Notes: [_____]
Series 2006-1A-4 Senior Notes: [_____]
Series 2006-1A-5 Senior Notes: [_____]
Series 2006-1A-6 Senior Notes: [_____]
Series 2006-1A-IO Senior Notes: [_____]
Series 2006-1B Subordinate Notes: [_____]

Risk Factors

          The discussion under the heading “Risk Factors” in the accompanying prospectus describes risks associated with your investment in the series 2006-1 notes. In addition, you should consider the following factors:

Our assets may not be sufficient to pay our notes

          On the closing date, after we issue the series 2006-1 notes and acquire the student loans that we expect to acquire on the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for our notes will be approximately 98.5% of the aggregate principal balance of all our outstanding notes. As a result, if an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes and this would affect our subordinate notes before affecting our senior notes.

The acquisition of additional student loans after the closing date may cause the characteristics of the student loans to differ from those described in this prospectus supplement

          Student loans may be added to the trust with amounts in the Acquisition Fund and with the proceeds of the issuance of additional notes by the trust. Following the transfer of additional student loans to the trust after the closing date, the characteristics of the student loans may differ from the information as of the statistical calculation date presented in this prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan pool, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term.

The subordinate notes are subordinated to the senior notes

          Payments of interest and principal on the subordinate notes are subordinated in priority of payment to payments of interest and principal on the senior notes. Accordingly, holders of subordinate notes will bear a greater risk of loss than holders of the senior notes in the event of a shortfall in available funds or amounts in the Reserve Fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the Reserve Fund are insufficient to cover the resulting shortfalls, the yield to maturity on subordinate notes may be lower than you anticipate and you could suffer a loss. Subordinate notes are also subordinate to the senior notes as to the direction of remedies upon an event of default under the indenture.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the notes.

          Each student loan is guaranteed by a guarantee agency. American Student Assistance has guaranteed approximately 71.59% of the outstanding principal balance of the student loans as of the statistical calculation date. If there should be a material adverse change in the financial condition of American Student Assistance, it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in the trust receiving claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the notes.

The notes may have a degree of basis risk which could compromise the trust’s ability to pay principal and interest on the notes

          There is a degree of basis risk associated with your notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust’s student loans and those of your notes adjust on the basis of different indexes. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on your notes could be compromised.

The interest rates on the auction rate notes are subject to limitations, which could reduce your yield

          The interest rate on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (17% per annum and the maximum interest rate permitted by law) or, in certain circumstances, the net loan rate (which is based on the actual return on the trust’s student loans, less certain administrative costs). If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

          For an auction rate distribution date on which the maximum auction rate, the maximum interest rate or the net loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate, the maximum interest rate or the net loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished.

Military events may result in delayed payments from borrowers called to active military service

          The Servicemembers Civil Relief Act, as amended (“Relief Act”), was signed into law by the President on December 19, 2003 and updates and replaces the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to the terrorist attacks and possible future military action by the United States is expected to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

          The Relief Act also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

          We do not know how many student loans have been or may be affected by the application of the Relief Act and the United States Department of Education’s recent guidelines.

          The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary to ensure that student loan borrowers who: are serving on active military duty during a war or other military operation or national emergency, are serving on National Guard duty during a war or other military operation or national emergency, reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency, or suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary, to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable. The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.

          The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by the trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and the ability of the trust to pay interest on the notes if there are insufficient funds in the reserve account.

Changes to the Higher Education Act may result in adverse changes to the student loans

          The Higher Education Act and other relevant federal or state laws may be amended or modified in the future.

          The Higher Education Act is currently subject to periodic reauthorization.

          The President signed the Deficit Reduction Act of 2005 into law on February 8, 2006, which extended the Department of Education’s authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012. The act made certain other changes to the FFELP, including, but not limited to:

•	reducing student loan insurance from 98% to 97% for loans for which the first disbursement is made on or after July 1, 2006;

•	providing that student loans serviced by servicers designated for exceptional performance shall receive 99% insurance coverage; and

•	providing for the payment by lenders to the Department of Education of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to such loans.

          We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such legislation on the trust’s student loan program.

In the event of an early termination of a swap agreement due to certain termination events, the trust may be required to make a large termination payment to the swap counterparty

          To date, the trust has not entered into any interest rate swap agreements and no such agreement will be entered into in connection with the issuance of the series 2006-1 notes. However, the trust may enter into one or more interest rate swap agreements in connection with future issuances of notes. Also, in connection with establishing the interest rate for the reset rate notes for future reset periods, the trust may enter into one or more interest rate swap agreements to hedge basis risk. Similarly, if at any time the reset rate notes are denominated in a currency other than U.S. Dollars the trust may enter into one or more currency swap agreements to hedge against currency risk. In addition, if the remarketing agents, in consultation with the issuer administrator, determine that it would be in the best interests of the trust based on then-current market conditions, or if otherwise required to obtain a rating confirmation, the trust will enter into additional interest rate or currency swap agreements.

          Among other events, an interest rate or currency swap agreement may terminate in the event that either:

•	the trust, to the extent the trust has sufficient funds available, or the related swap counterparty defaults in making a required payment within the period specified in the an interest rate or currency swap agreement; or

•	the credit ratings of the counterparty fall below the required ratings and the counterparty fails to, within the period specified in the interest rate or currency swap agreement:

•	obtain a replacement interest rate or currency swap agreement with terms substantially the same as the currency swap agreement;

•	obtain a rating confirmation on the notes; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

          Upon an early termination of an interest rate or currency swap agreement, the trust may not be able to enter into a substitute agreement with similar terms. As a result, we cannot assure you that the amount of credit enhancement will be sufficient to cover the risk that the interest rate or currency swap agreement was intended to address.

          If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable foreign currency at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes. As a result, if any of these swap agreements are terminated and the trust is not able to enter into a substitute swap agreement, all of the notes, and not just the reset rate notes, will bear the resulting currency risk and basis risk.

          In addition, if a payment is due to the trust under any of these swap agreements and the related swap counterparty defaults on such payment, the amount of funds available may be reduced, and the trust’s ability to pay principal and interest on all of the notes may be reduced.

Your notes will have greater basis risk if an interest rate swap agreement terminates

          If on any quarterly distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the issuer administrator is unable to arrange for a replacement swap agreement, holders of notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates that the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all series of notes and you may suffer a loss.

In the event that money is deposited into the Supplemental Interest Account, certain principal payments to the noteholders may be delayed or noteholders may suffer a loss

          If amounts on deposit in the Accumulation Fund during any reset period become sufficiently large, it is possible that required deposits into the related Supplemental Interest Account may result in a shortage of available funds, and principal reduction payments, or redemption of the series 2006-1 notes would not be made on that or succeeding quarterly distribution dates until there are sufficient available funds.

Special yield considerations relating to the series 2006-1A-IO notes

          Until the July 2008 quarterly distribution date, the series 2006-1A-IO notes will accrue interest on a notional amount equal to the outstanding principal balance of the series 2006-1A-6 senior notes. Thereafter, the notional amount will equal $0. Although the series 2006-1A-6 senior notes are not expected to receive principal payments prior to the expected final payment on the series 2006-1A-IO notes on the July 2008 quarterly distribution date, if the rates of prepayments and losses on the trust’s student loans exceed significantly the rates used in structuring the series 2006-1 notes, the outstanding principal balance of the series 2006-1A-6 senior notes may be less than their initial principal balance. However, the series 2006-1A-IO notes will also be entitled to series IO carry-over interest as described herein. An extremely rapid rate of prepayments on the trust’s underlying student loans could result in the failure of investors in the series 2006-1A-IO notes to fully recover their investments. If an event of default occurs before the holders of the series 2006-1A-IO notes have received distributions equal to their investments in the series 2006-1A-IO notes, those investors will suffer a loss, regardless of the liquidation proceeds. Investors must make their own decisions as to the appropriate assumptions to be used in deciding whether to purchase any series 2006-1A-IO notes.

College Loan Corporation Trust I

General

          College Loan Corporation Trust I is a Delaware statutory trust formed in March 2002 pursuant to a Trust Agreement by and between the depositor and Wilmington Trust Company, as the Delaware trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans previously acquired along with student loans acquired with the proceeds of the series 2006-1 notes and any series of notes issued subsequently, investments that we pledge to the indenture trustee and the payments received on those student loans and investments. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activities in connection therewith. The trust will not engage in any activity other than:

•	acquiring, holding, managing and selling the student loans and the other assets of the trust, and the proceeds therefrom;

•	issuing the notes;

•	entering into swap agreements and credit enhancement facilities;

•	making payments of principal and interest on the notes; and

•	engaging in other activities related to the activities listed above.

          College Loan Gold Funding LLC, an affiliate of the depositor, owns all of the equity interests in the trust. The mailing address for College Loan LLC, is 16855 W. Bernardo Drive, Suite 100, San Diego, CA 92127 and its telephone number is (858) 716-1586.

          The notes will be secured by the trust’s assets. The Collection Fund, the Acquisition Fund, the Accumulation Fund, the Supplemental Interest Account, any Currency Fund and the Reserve Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders. The Remarketing Fee Account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and, in certain circumstances, the senior noteholders. The servicers described below will act as custodians of the promissory notes and other documents with respect to the trust’s student loans.

The Student Loan Operations of College Loan Corporation Trust I

Issuer Administrator

          College Loan Corporation, a California corporation, serves as issuer administrator for the trust pursuant to an administration agreement dated March 1, 2002, among the trust, Wilmington Trust Company, as Delaware trustee, and Deutsche Bank Trust Company Americas, as indenture trustee. Under the administration agreement, College Loan Corporation will provide certain administrative services to the trust, the indenture trustee and the Delaware trustee, including, among other things:

•	administering accounting and financial reporting activities of the trust;

•	preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

•	providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

          College Loan Corporation receives compensation monthly for those services in the amount of 0.20% (reduced to 0.10% upon the occurrence of certain events) per annum of the outstanding principal balance of the trust’s student loans. See “The Issuer Administrator” in the accompanying prospectus.

          The administration agreement will continue in force until the dissolution of the trust. The issuer administrator can resign on 60 days written notice or be removed upon 60 days written notice by the trust, provided a qualified successor issuer administrator agrees to be bound by terms similar to the administration agreement. Upon certain specified events, the issuer administrator may be removed immediately on written notice by the trust.

The Delaware Trustee

          Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as Delaware trustee in numerous asset-backed securities transactions involving student loan receivables.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

          Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB of the Securities Act of 1933, as amended. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Eligible Lender Trustee, Indenture Trustee, Verification Agent and Back-up Administrator

          Deutsche Bank Trust Company Americas, a banking association organized under the laws of the State of New York, acts in various capacities for the trust. Its address is 60 Wall Street, 26th floor, New York, NY 10005. Deutsche Bank Trust Company Americas has acted as indenture trustee and as eligible lender trustee for numerous asset-backed securities transactions involving federally-funded student loans, including approximately $7.8 billion of asset-backed securities as eligible lender trustee and approximately $6.4 billion of asset-backed securities as indenture trustee, sponsored by College Loan Corporation or its affiliates.

          Eligible Lender Trustee. Deutsche Bank Trust Company Americas is the eligible lender trustee for the trust under an eligible lender trust agreement. The eligible lender trustee will acquire legal title on behalf of the trust to all the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust’s student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust’s student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust’s student loans were not owned by an eligible lender, the trust’s rights to receive guarantee agency and U.S. Department of Education payments on its student loans would be lost.

          Indenture Trustee. The trust will issue the series 2006-1 notes under a second amended and restated indenture dated as of April 1, 2006, as supplemented by a supplemental indenture dated as of April 1, 2006. Under the indenture, Deutsche Bank Trust Company Americas will act as indenture trustee for the benefit of the noteholders, will protect the interests of the noteholders and will act as paying agent for the notes.

          The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

          See “Summary of the Indenture Provisions – The indenture trustee” in this prospectus supplement for additional information regarding the responsibilities of the indenture trustee.

          Verification Agent and Back-up Administrator. In it’s role as verification agent, Deutsche Bank Trust Company Americas will verify the issuer administrator’s instructions regarding certain payments and transfers of funds under the indenture. As back-up administrator it is obligated to assume the issuer administrator’s obligations in the event the issuer administrator can no longer perform such obligations.

Loan Purchase Agreements

          The eligible lender trustee will hold legal title on behalf of the trust to student loans originated under the Federal Family Education Loan Program from “eligible lenders” under the Higher Education Act and acquired by the trust pursuant to the terms of a loan purchase agreement with the depositor. The depositor will sell to the trust the student loans to be acquired by the trust on and after the closing date. These student loans will have been acquired by the depositor from College Loan Corporation and its affiliates. The existing portfolio of student loans was acquired by the trust directly from College Loan Corporation and its eligible lender trustee under a similar loan purchase agreement. The loan purchase agreement will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans. The depositor will be obligated under the loan purchase agreement to deliver each student loan note and related documentation to the issuer administrator or servicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the student loans.

          The depositor and College Loan Corporation will make representations, warranties and covenants with respect to the student loans sold pursuant to the loan purchase agreement, including the following:

•	each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

•	the depositor is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

•	each student loan to be sold under the loan purchase agreement is either insured or guaranteed;

•	the depositor and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

•	the depositor, or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the U.S. Department of Education for the period in which the fee was authorized to be collected; and the depositor or originating lender has made any refund of an origination fee collected in connection with any student loan which may be required pursuant to the Higher Education Act.

          At the trust’s or the indenture trustee’s request, the depositor and College Loan Corporation will be obligated to repurchase any student loan the trust purchases from the seller if:

•	any representation or warranty made or furnished by the depositor in or pursuant to the loan purchase agreement proves to have been materially incorrect as to the student loan;

•	the Secretary of the U.S. Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the student loan to the trust; or

•	on account of any wrongful or negligent act or omission of the depositor or its servicing agent that occurred prior to the sale of a student loan to the trust, or a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

          Upon the occurrence of any of the conditions set forth above and upon the trust’s or the indenture trustee’s request, the depositor and College Loan Corporation will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the student loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys’ fees, legal expenses, court costs, administration fees, servicing fees or other expenses incurred by the trust and the indenture trustee in connection with the student loan and arising out of the reasons for the repurchase.

          So long as the offered notes are outstanding, the trust will not sell or exchange its student loans except if the sale proceeds will be used to redeem a series of notes at their stated maturity or in connection with a termination of the trust, or, subject to satisfying certain criteria described in the indenture, in connection with loan consolidations, serializations, transfers to a guarantee agency for payment and repurchases for breaches of representations and warranties.

Servicing of the Student Loans

General

          The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The trust has entered into agreements with third parties to perform the servicing activities. As of the statistical calculation date, the servicer of approximately 92.06% of the student loans was ACS Education Services, Inc. (“ACS”) (formerly known as AFSA Data Corporation, Inc.), the servicer of approximately 6.30% of the student loans was Great Lakes Educational Loan Services, Inc. (“GLELSI”) and approximately 1.64% of the student loans in the aggregate were serviced by Pennsylvania Higher Education Assistance Agency (“PHEAA”). The indenture also permits other servicers upon confirmation that any ratings then applicable to any notes will not be withdrawn or reduced. All such percentages could change in the future. On the closing date, the trust will have servicing agreements in place with ACS, GLELSI and PHEAA.

Description of Servicing Agreements

          ACS Education Services, Inc. Servicing Agreement. The trust has entered into a Federal FFEL Origination/Servicing Agreement dated as of March 11, 2002 (the “ACS Servicing Agreement”) with ACS Education Services, Inc. (formerly known as AFSA Data Corporation, Inc.). Pursuant to the ACS Servicing Agreement, ACS generally agrees to provide all customary student loan servicing activities with respect to the financed student loans. Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. ACS agrees to service the financed student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal and state laws and regulations.

          The ACS Servicing Agreement is for an initial term of five years commencing as of March 11, 2002 and will automatically extend for one additional year each year thereafter, unless either party gives 90 days written notice prior to the end of the initial term or any extension of the term. Either party may terminate the ACS Servicing Agreement if a material breach of the agreement has not been cured within 90 days (30 days if the material breach is non-payment of ACS’s fees) following written notice thereof. ACS may terminate or amend (as set forth in the ACS Servicing Agreement) the ACS Servicing Agreement if, in ACS’s reasonable determination, changes in any current or future law, regulation or other requirement applicable to the loans it services under the ACS Servicing Agreement expose ACS to a materially increased risk of liability to certain parties, impose materially increased duties or obligations, upon ACS, cause ACS to incur additional material expenses or materially restrict or derogate from ACS’s indemnification rights or limits of liability. Additionally, the trust may terminate the ACS Servicing Agreement if ACS announces or actually commences a wind-down of its servicing activities.

          The trust will pay ACS a monthly fee for the servicing of financed student loans according to schedules set forth in the ACS Servicing Agreement. The fees are subject to periodic adjustments.

          Pursuant to the ACS Servicing Agreement, ACS is entitled to cure any errors or omissions in the performance of its duties required under the ACS Servicing Agreement by reperformance of such duties to the extent such reperformance will reasonably eliminate or mitigate losses to the trust. The ACS Servicing Agreement further provides that ACS shall not be liable in the performance of services except for willful misconduct or negligence and then only to the extent of principal and interest on rejected claims. ACS’s liability for loans that entered repayment status prior to the date ACS assumed servicing responsibility for such loan or loans or which have previously been cured following non-ACS servicing error is limited to general money damages in an aggregate amount not to exceed compensation theretofore paid with respect to such serviced loan.

          Under the ACS Servicing Agreement, ACS is not liable for its failure to comply with any law, rule, regulation or other requirement applicable to any serviced loans which was not articulated in writing and actually made known to ACS, which is inconsistent with industry practice or prior guarantor conduct or during any period in which the Department and/or any guarantor shall have indicated that it will not enforce such requirement. ACS is not liable for any incidental, indirect, special, punitive or consequential damages, for failure to provide services because of reasons beyond its control, for any violation of applicable law, regulation or other requirement under the ACS Servicing Agreement where ACS’s action or inaction was not negligent, for any losses, liabilities or expenses arising from or relating to guarantor error, for any losses, liabilities or expenses arising from electronic data interchange failure not directly related to ACS’s negligence, or for the uncollectibility or non-payment with respect to accounts serviced under the ACS Servicing Agreement or the failure of a Guarantor to pay any claim except where such uncollectibility or failure is a result of ACS’s negligence or willful misconduct.

          In certain circumstances the trust is required to indemnify ACS for all claims, losses, liabilities and reasonable expenses unless a court determines that such claim or action is the direct result of ACS’s negligence or willful misconduct; provided, however, the trust’s obligation to indemnify ACS pursuant to the ACS Servicing Agreement is subordinate to the rights of the noteholders under the indenture and is payable only to the extent that monies may be released from the lien of the Indenture. If a court determines that such claim or action was the direct result of ACS’s negligence or willful misconduct, ACS is required to indemnify the trust.

          GLELSI Servicing Agreement. The trust has entered into the Student Loan Origination and Servicing Agreement dated as of June 5, 2002 (the “GLELSI Servicing Agreement”) with Great Lakes Educational Loan Services, Inc. (“GLELSI”). GLELSI will service the student loans in accordance with the specifications of the Higher Education Act of 1965, as amended (the “Act”) and as set forth in the GLELSI Servicing Agreement.

          Pursuant to the GLELSI Servicing Agreement, GLELSI generally agrees to provide all customary student loan servicing activities with respect to the student loans. These services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. GLELSI agrees to service the student loans in compliance with the Act and all regulations issued by the U.S. Department of Education or by the guarantor to implement the Act. GLELSI has agreed to carry out its responsibilities in a diligent and lawful manner.

          The GLELSI Servicing Agreement continues in force until terminated or modified. The GLELSI Servicing Agreement may be terminated only at the end of a calendar quarter and only if written notice is given by the trust to GLELSI, at least 30 days prior to the end of a calendar quarter, or by GLELSI, to the trust at least 180 days prior to the end of a calendar quarter. Upon termination by the trust, the trust is obligated to pay a termination fee set forth in the GLELSI Servicing Agreement.

          The trust will pay GLELSI a monthly fee for the servicing of student loans according to schedules set forth in the GLELSI Servicing Agreement. The fees are subject to periodic adjustments. The trust is required to indemnify GLELSI for all losses, liabilities and reasonable expenses unless it is determined that such claim or action is the result of GLELSI’s negligence or misconduct. If it is determined that such claim or action was the result of GLELSI’s negligence or misconduct, GLELSI is required to indemnify the trust. In no event however is GLELSI liable for any consequential damages under the GLELSI Servicing Agreement regardless of how such damages arise.

Custody of the Student Loan Promissory Notes

          GLELSI and ACS will each act as custodian of the student loans that it services for the trust. Each of GLELSI and ACS agree to store, protect and retain promissory notes and other collateral documents for serviced student loans in a locked, secure place on its premises. Original promissory notes will be released to the indenture trustee on written instruction (or at the written direction of the trust, with the consent of the indenture trustee).

          The information included in this prospectus supplement relating to ACS and GLELSI has been obtained from these parties and has not been independently verified by the issuer. The inclusion of this information is not, and should not be construed as, a representation by the issuer or its counsel as to its accuracy or completeness or otherwise.

ACS Education Services, Inc.

          ACS Education Services, Inc. ACS is a for-profit corporation and a wholly-owned subsidiary of Affiliated Computer Services, Inc. (“ACSI”). Headquartered in Dallas, Texas, ACSI is a Fortune 500 company providing business process and technology outsourcing solutions to world-class commercial and government clients. ACSI’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS”. As of February 2006, ACS provided loan servicing for approximately $118 billion in student and parental loans, including approximately $88 billion in Federal Direct Student Loans under contract with the U.S. Department of Education. ACS has its headquarters at One World Trade Center, Suite 2200, Long Beach, California 90831, and has regional processing centers in Long Beach and Bakersfield, California; Utica, New York; and Lombard, Illinois.

          The ACS Guaranteed Loan Servicing Group (“GLS”) has approximately 600 employees providing full service loan origination and servicing for the Federal Stafford and PLUS student loan programs and 30 alternative/private loan programs. ACS GLS has over 37 years of experience providing outsourcing services to student loan issuers and services approximately 1.8 million borrowers with loans valued at approximately $18 billion. ACS GLS has grown approximately 20% over the past 3 years. ACS GLS is the only independent third party servicer in the country and neither makes nor holds loans.

          Conversion services include set-up of new accounts to the servicing platform from our in-house origination system or a lender’s system. This area also supports transfer of existing portfolios from other servicer’s platforms, loan sales and securitizations. Collections and skip trace are performed in accordance with Federal regulations. ACS routinely performs due diligence activities that exceed the minimums as detailed in the Federal regulations for Stafford and PLUS loans.

          In March 2005, ACS received the Exceptional Performer designation from the U.S. Department of Education. As a result, lenders serviced by ACS are eligible to receive 100% (99% on and after July 1, 2006) reimbursement on all claims submitted for insurance as long as ACS retains the Exceptional Performer designation. ACS could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act, or if subsequent audits fail to meet the U.S. Department of Education’s standards for continuing such designation.

Great Lakes Educational Loan Services, Inc.

          Great Lakes Educational Loan Services, Inc. Great Lakes Educational Loan Services, Inc. (“GLELSI”) acts as a loan servicing agent for the trust. GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Corporation (“GLHEC”), a Wisconsin nonstock, nonprofit corporation. In 1977, GLHEC (formerly known as Wisconsin Higher Education Corporation) established the Lender Servicing Program to encourage private lenders to participate in the FFELP. In 1996, GLELSI was formed as a loan servicing subsidiary corporation of GLHEC.

          As of December 31, 2005, GLELSI serviced 1,845,919 student and parental accounts (1,612,461 FFELP and 233,458 private alternative loan accounts) with an outstanding balance of $27.1 billion ($23.3 billion FFELP and $3.8 billion private alternative loan). The total number of serviced accounts has grown by an annual average of 10.3% over the past ten years and 12.6% over the past five years. The number of FFELP accounts has grown by an annual average of 8.9% over the past ten years and 11.4% over the past five years. The number of private alternative loan accounts has grown by an annual average of 63.9% over the past ten years and 24.7% over the past five years. The primary operations center for GLHEC and its affiliates (including GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third-party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

          In June 2004, GLELSI received the Exceptional Performer designation from the U.S. Department of Education (“Department”). As a result, lenders serviced by GLELSI are eligible to receive the maximum reimbursement on all claims submitted for insurance. GLELSI could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act. GLELSI could also lose Exceptional Performer status if subsequent audits fail to meet the Department’s standards.

          In March 2005, Moody’s Investors Service assigned its highest servicer quality (SQ) rating of SQ1 to GLELSI as a servicer of FFELP student loans. Moody’s SQ ratings represent its view of a servicer’s ability to prevent or mitigate losses across changing markets. Moody’s rating incorporates an assessment of performance measurements including delinquency transition rates, cure rates and claim reject rates – all valuable indicators of a servicer’s ability to get maximum returns from student loan portfolios.

          As of December 31, 2005, 64% of the portfolio serviced by GLELSI was in repayment status, 4% was in grace status and the remaining 32% was in interim status. GLELSI will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

          Payments on Student Loans. Payments received on a trust’s student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the applicable servicer each business day. Payments received on the trust’s student loans will not be segregated from payments received on other student loans serviced by such servicer. Payments received on account of the trust’s student loans will generally be transferred to the indenture trustee for deposit into the Collection Fund no less frequently than on a weekly basis; however, payments are typically transferred more often than weekly. Prior to the transfer of such funds to the indenture trustee, the servicers may invest those funds for its own account.

Capitalization

          The following table sets forth the capitalization of the trust, after giving effect to the issuance of the series 2006-1 notes. In preparing this table, the outstanding principal amount of each of the trust’s previously issued notes is presented as of March 31, 2006.

Outstanding Notes Issued By Trust

                                       Original        Outstanding Principal    Final Maturity
     Series           Class        Principal Amount           Amount                 Date        Interest Rate Index
     ------           -----        ----------------    ---------------------    --------------   -------------------
  Series 2002          A-4            $   73,000,000      $    73,000,000       March 1, 2042       Auction Rate
  Series 2002          A-5            $   73,000,000      $    73,000,000       March 1, 2042       Auction Rate
  Series 2002          A-6            $   73,000,000      $    73,000,000       March 1, 2042       Auction Rate
  Series 2002          A-7            $   73,000,000      $    73,000,000       March 1, 2042       Auction Rate
  Series 2002          A-8            $   73,000,000      $    73,000,000       March 1, 2042       Auction Rate
  Series 2002          A-9            $   73,000,000      $    19,900,000       March 1, 2042       Auction Rate
  Series 2002          B-1            $   42,000,000      $    42,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-10           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-11           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-12           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-13           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-14           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-15           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-16           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-21           $  100,000,000      $    94,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-22           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-23           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-24           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-25           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-26           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-27           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-28           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-29           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         A-30           $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2002-2         B-2            $   40,000,000      $    40,000,000       March 1, 2042       Auction Rate
 Series 2002-2         B-3            $   40,000,000      $    40,000,000       March 1, 2042       Auction Rate
 Series 2002-2         B-4            $   40,000,000      $    40,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-2            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-3            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-4            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-5            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-6            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-7            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         A-8            $  100,000,000      $   100,000,000       March 1, 2042       Auction Rate
 Series 2003-1         B-1            $   25,000,000      $    25,000,000       March 1, 2042       Auction Rate
 Series 2003-1         B-2            $   25,000,000      $    25,000,000       March 1, 2042       Auction Rate
 Series 2003-2         A-2            $  591,200,000      $   511,900,000      January 25, 2012     3-month LIBOR
 Series 2003-2         A-3            $  308,200,000      $   308,200,000       July 25, 2013       3-month LIBOR
 Series 2004-1         A-1            $  293,000,000      $   293,000,000       April 25, 2011      3-month LIBOR
 Series 2004-1         A-2            $  307,000,000      $   307,000,000       April 25, 2016      3-month LIBOR
 Series 2004-1         A-3            $  400,000,000      $   400,000,000       April 25, 2021      3-month LIBOR
 Series 2004-1         A-4            $  200,000,000      $   200,000,000       April 25, 2024      3-month LIBOR
 Series 2004-1          B             $  100,000,000      $   100,000,000        May 1, 2044        Auction Rate
 Series 2005-1         A-1            $  216,000,000      $   216,000,000      January 25, 2014     3-month LIBOR
 Series 2005-1         A-2            $  393,000,000      $   393,000,000       July 25, 2024       3-month LIBOR
 Series 2005-1         A-3            $  300,000,000      $   300,000,000      October 25, 2025     3-month LIBOR
 Series 2005-1         A-4            $  214,000,000      $   214,000,000       April 25, 2027      3-month LIBOR
 Series 2005-1         A-5            $  137,000,000      $   137,000,000      October 25, 2030     3-month LIBOR
 Series 2005-1          B             $   40,000,000      $    40,000,000      January 1, 2045      Auction Rate
 Series 2006-1         A-1            $  100,000,000      $   100,000,000      January 25, 2020     3-month LIBOR
 Series 2006-1         A-2            $  200,000,000      $   200,000,000      April 25, 2022       3-month LIBOR
 Series 2006-1         A-3            $  260,000,000      $   260,000,000      October 25, 2025     3-month LIBOR
 Series 2006-1         A-4            $  195,000,000      $   195,000,000      January 25, 2027     3-month LIBOR
 Series 2006-1         A-5            $  300,000,000      $   300,000,000      July 25, 2028        3-month LIBOR
 Series 2006-1         A-6            $  280,000,000      $   280,000,000      January 25, 2034     3-month LIBOR
 Series 2006-1     A-7A & A-7B        $  310,000,000      $   310,000,000       April 25, 2046       Reset Rate
 Series 2006-1         A-IO                        *                    *       July 25, 2008        Fixed Rate
 Series 2006-1          B             $   55,000,000      $    55,000,000       April 25, 2046       Auction Rate
    Subtotal                          $8,249,400,000      $8,111,000,000
*Initial Notional Amount equal to $280,000,000.

Equity

          Initial Equity Contribution: $100

          We have paid in full all amounts due and payable on the series of notes specified above.

          In 2005, College Loan LLC acted as sponsor for a securitization trust that issued $1,400,000,000 aggregate principal amount of student loan asset backed notes. Each class of notes issued in this other securitization has paid in full all scheduled interest due and payable, and there are no prior defaults or early amortization triggering events. Neither College Loan Corporation, College Loan LLC nor any of their affiliates have acted as a sponsor of any other securitization trust. The student loans pledged to secure the securities issued by such other trust are not collateral for the notes offered by this trust.

Credit Enhancement

Subordinate Notes

          Currently, the trust has outstanding $352,000,000 aggregate principal amount of subordinate notes. An additional $55,000,000 aggregate principal amount of subordinate notes will be issued in this offering. Approximately 5.07% of all the trust’s notes that will be outstanding immediately after issuing the series 2006-1 notes will be subordinate notes.

          The rights of the subordinate noteholders to receive payments of interest and principal are subordinated to the rights of the senior noteholders to receive such payments to the extent described in this prospectus supplement and the accompanying prospectus. This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the senior noteholders against losses.

          Senior noteholders have a preferential right to receive, before any distributions to subordinate noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of subordinate notes. See “Description of Credit Enhancement and Derivative Products—Credit Enhancement” in the accompanying prospectus.

Reserve Fund

          We will make a deposit to the Reserve Fund on the date the series 2006-1 notes are issued in an amount equal to $12,750,000. Subsequent to this deposit, the Reserve Fund will have a balance of approximately $60,832,500. If funds available in the Debt Service Fund are not sufficient to make payments when legally due, moneys in the Reserve Fund may be used to pay amounts due and payable on the notes of any series issued under the indenture. Money withdrawn from the Reserve Fund will be restored to the required minimum balance through transfers from the Collection Fund or the Surplus Fund. The required minimum balance in the Reserve Fund for all notes issued is the greater of $2,000,000, or 0.75% of all outstanding notes issued by the trust. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

Fees and Expenses of the Trust

          The following table lists all fees and expenses of the trust. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal Consolidation Loans disbursed on or after October 1, 1993. See “Description of the Federal Family Education Loan Program” in the accompanying prospectus. All fees and expenses described below, as well as the monthly rebate fee, will be paid from funds in the Administration Fund in the priority as described under “Payments on the Notes – Collection Fund.”

Fee and Expense                            Recipient                                   Amount
---------------                            ---------                                   ------
Administration Fee                            CLC               0.20% (reduced to 0.10% upon the occurrence of
                                                                certain events) per annum of the principal balance
                                                                of the student loans.

Auction Agent Fee                 Deutsche Bank Trust Company   0.005% per annum based on the average, computed
                                           Americas             daily, of the outstanding principal balance of the
                                                                auction rate notes.

Broker-Dealer Fee                Broker-Dealer for applicable   0.15%-0.25% per annum based on the average,
                                 series of auction rate notes   computed daily, of the outstanding principal
                                                                balance of the auction rate notes allocated to the
                                                                applicable broker-dealer

Delaware Trustee Fee               Wilmington Trust Company     $5,000 per annum

Remarketing Fee                    Citigroup Global Markets,    *
                                  Inc., Goldman, Sachs & Co.
                                    and UBS Securities LLC

Trustees' Fee                     Deutsche Bank Trust Company   0.004% of notes outstanding per annum as the
                                           Americas             indenture trustee and eligible lender trustee fee

Verification Agent and Back-up    Deutsche Bank Trust Company   $7,500 per issuance as the verification agent fee
Administrator Fee                          Americas

                                                                $10,000 per annum as the back-up administration fee
Servicing Fee                      ACS, GL, PHEAA (each as a    **
                                           Servicer)

_________________

*Remarketing fees range from 0.22% to 0.33% based on the assumed weighted average life of the reset rate notes and the maximum fee set forth on a schedule to the remarketing agreement.

** The monthly servicing fees range from $1.15 to $3.87 per student loan based on factors such as the borrower payment status (i.e. repayment, forbearance, in school), type of loan (i.e. Stafford, consolidation) and date of origination.

          The fees described above may be increased if the trust obtains a rating confirmation with respect to such increase.

Use of Proceeds

          We estimate that the net proceeds from the sale of the series 2006-1 notes will be applied as follows:

             Deposit to Acquisition Fund               $     1,741,554,409
             Deposit to Reserve Fund                   $          12,750,000
                                                       ------------------------
                               Total                   $     1,754,304,409 *

          *Includes proceeds from the series 2006-1A-7A and series 2006-1A-7B senior reset rate notes and proceeds from the series 2006-1A-I0 senior notes.

          Approximately $950,000 of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the offered notes.

Characteristics of our Student Loans

          As of the statistical calculation date, the trust owned student loans with an outstanding principal balance of $6,113,283,286. Approximately $1,592,133,750 of the amount deposited into the Acquisition Fund will be used by the trust on the closing date to acquire student loans from the depositor.

          We expect that the remaining funds deposited into the Acquisition Fund, less the amount needed to pay the costs we incur in issuing the series 2006-1 notes and the proceeds from the series 2006-IA-IO senior notes, will be used by the trust during the acquisition period ending on June 26, 2006 to acquire additional consolidation, Stafford and Plus loans. However, any amounts remaining in the Acquisition Fund on this date will be used to pay principal on the notes as described in “Payments on the Notes—Debt Service Fund—Retirement Account.” The periodic reports made available to noteholders will indicate the principal amount of student loans acquired by the trust from amounts in the Acquisition Fund.

          Set forth below in the following tables are descriptions as of January 31, 2006 — the statistical calculation date — of certain characteristics of the student loans the trust owned as of that date along with $1,133,684,373 in student loans that the trust expects to acquire on the closing date that existed as of the statistical calculation date. The percentages set forth below may not always add up to 100% due to rounding. All of the trust’s current student loans, and all of the student loans that the trust will acquire with amounts deposited into the Acquisition Fund, were or will be originated after October 1, 1993 and prior to July 1, 2006. These student loans are at least 98% guaranteed by the applicable guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guaranteed payments. The reimbursement rate for student loans with first disbursements on or after July 1, 2006 will be reduced to 97% under the Deficit Reduction Act of 2005.

          The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agent for the eligible lender) for an exceptional level of performance in servicing student loans originated under the Federal Family Education Loan Program (“FFELP”). A lender or lender servicer designated as an Exceptional Performer currently can receive 100%, rather than the statutorily prescribed 98%, reimbursement submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation. The reimbursement rate for Exceptional Performers will be reduced to 99% effective July 1, 2006, under the Deficit Reduction Act of 2005.

          Great Lakes Educational Loan Services, Inc., Pennsylvania Higher Education Assistance Agency and ACS Education Services, Inc., which were granted “Exceptional Performer” status, service 100% of the outstanding principal balance of the trust’s student loans as of the statistical calculation date. So long as a servicer’s exceptional performance status remains in effect, all loans serviced by that servicer, including the student loans to be acquired with the proceeds of the notes, will be eligible to receive 100% or 99% reimbursement, as applicable, on any claim submitted for payment. The Secretary of Education may revoke a servicer’s exceptional performance status if, among other things, subsequent audits of its servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that a servicer will maintain its “Exceptional Performer” status in the future. Failure by a servicer to maintain its “Exceptional Performer” status in the future is not a default under the servicing agreements.

Composition of our Student Loan Portfolio
as of the Statistical Calculation Date

Aggregate outstanding principal balance                        $7,246,967,659
Number of borrowers                                                   411,864
Average outstanding principal balance per borrower                    $17,596
Number of loans                                                       486,439
Average outstanding principal balance per loan                        $14,898
Weighted average remaining term to maturity (1)                    224 months
Weighted average annual borrower interest rate                          4.47%
(1)

Determined from the statistical calculation date to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See “Description of the Federal Family Education Loan Program” in the accompanying prospectus.

Distribution of our Student Loans by Loan Type
as of the Statistical Calculation Date

                                                                 Outstanding Principal        Percent of Loans by
              Loan Type                   Number of Loans*              Balance               Outstanding Balance
              ---------                   ---------------        ---------------------        -------------------
PLUS                                             21,918        $      198,323,098                      2.74%
Subsidized Consolidation                        199,519             2,781,678,352                     38.38%
Unsubsidized Consolidation                      205,329             3,019,848,686                     41.67%
Subsidized Stafford                             179,171               590,389,406                      8.15%
Unsubsidized Stafford                           155,226               656,728,117                      9.06%
      Total                                     761,163            $7,246,967,659                    100.00%
*	The total number of loans is 274,724 greater than the number of loans included in the trust, as ACS reports a consolidation loan with both subsidized and unsubsidized components as two separate loans.

Scheduled Weighted Average Remaining Months in Status
as of the Statistical Calculation Date

                                                    Scheduled Remaining Months in Status
                                                    ------------------------------------
Current Status               In School          In Grace          Deferment         Forbearance         Repayment
--------------               ---------          --------          ---------         -----------         ---------
In School                      21.3                 6.0              -                   -                120.0
Deferment                       -                   -               14.7                 -                266.4
Forbearance                     -                   -                -                   3.5              274.7
Repayment                       -                   -                -                   -                228.9

Distribution of our Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date

    Borrower                    Number of              Outstanding Principal         Percent of Loans by
 Interest Rate                     Loans                       Balance                Outstanding Balance
 -------------                  ---------              ---------------------         --------------------
2.500% to 2.999%                 29,538             $       557,936,498                     7.70%
3.000% to 3.499%                 26,125                     670,906,189                     9.26%
3.500% to 3.999%                 55,814                   1,246,542,708                    17.20%
4.000% to 4.499%                 68,386                   1,379,941,562                    19.04%
4.500% to 4.999%                214,897                   1,825,967,994                    25.20%
5.000% to 5.499%                 45,846                     404,207,933                     5.58%
5.500% to 5.999%                  4,791                     199,622,517                     2.75%
6.000% to 6.499%                 28,680                     476,429,157                     6.57%
6.500% to 6.999%                  5,375                     222,946,038                     3.08%
7.000% to 7.499%                  1,591                      59,767,875                     0.82%
7.500% to 7.999%                  1,845                      74,960,099                     1.03%
8.000% to 8.999%                  3,551                     127,739,087                     1.76%
                                486,439                  $7,246,967,659                   100.00%
      Total

Distribution of our Student Loans by Borrower Payment Status
as of the Statistical Calculation Date

     Borrower                    Number of              Outstanding Principal         Percent of Loans by
  Payment Status                   Loans                       Balance                Outstanding Balance
  --------------                 ---------              ---------------------         -------------------
Repayment                          250,358                  $4,818,026,905                  66.48%
Claim                                2,421                      12,954,068                   0.18%
Forbearance                         21,816                     593,004,260                   8.18%
Deferment                           36,701                     786,208,938                  10.85%
In Grace                            21,318                     132,301,821                   1.83%
In School                          153,825                     904,471,666                  12.48%
      Total                        486,439                  $7,246,967,659                 100.00%

Distribution of our Student Loans by Date of Disbursement
as of the Statistical Calculation Date

                                                         Outstanding Principal           Percent of Loans by
    Disbursement Date              Number of Loans              Balance                  Outstanding Balance
    -----------------              ---------------       ---------------------           -------------------
January 1, 2000 and thereafter          486,439              $7,246,967,659                  100.00%
                                                                                    ------------------------------
      Total                             486,439              $7,246,967,659                  100.00%

          Student loans disbursed after October 1, 1993 and before July 1, 2006 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments, and loans that are disbursed after July 1, 2006 will be 97% guaranteed by the guarantee agency and reinsured by the Department of Education up to a maximum of 97% of the guarantee payments, and loans serviced by a servicer designated as an “Exceptional Performer” by the Department of Education will be entitled to 100% (99% on and after July 1, 2006) reimbursement.

Distribution of our Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

Number of Months Remaining to           Number of                Outstanding Principal         Percent of Loans by
      Scheduled Maturity                  Loans                         Balance                Outstanding Balance
-----------------------------           ---------                ---------------------         -------------------
Less than 73                                34,497             $        61,680,613                    0.85%
73 to 84                                    11,797                      38,076,040                    0.53%
85 to 96                                    12,770                      49,261,896                    0.68%
97 to 108                                   17,192                      88,606,500                    1.22%
109 to 120                                  42,825                     355,364,562                    4.90%
121 to 132                                  52,268                     401,484,896                    5.54%
133 to 144                                  62,532                     520,231,858                    7.18%
145 to 156                                  64,077                     632,437,222                    8.73%
157 to 168                                  38,508                     402,925,947                    5.56%
169 to 180                                  25,037                     297,551,851                    4.11%
181 to 192                                   8,422                     115,231,404                    1.59%
193 to 204                                  16,305                     309,290,420                    4.27%
205 to 216                                  19,581                     438,355,757                    6.05%
217 to 228                                  14,649                     356,451,020                    4.92%
229 to 240                                  15,424                     412,707,707                    5.69%
241 to 252                                   5,294                     152,022,498                    2.10%
253 to 264                                   5,791                     198,019,755                    2.73%
265 to 276                                   5,762                     232,102,941                    3.20%
277 to 288                                   4,981                     212,777,250                    2.94%
289 to 300                                   6,722                     312,586,634                    4.31%
301 to 312                                   2,806                     143,759,491                    1.98%
313 to 324                                   3,931                     237,986,826                    3.28%
325 to 336                                   3,859                     284,102,889                    3.92%
337 to 348                                   3,360                     267,525,010                    3.69%
349 to 360                                   5,266                     462,875,646                    6.39%
361 and greater                              2,783                     263,551,026                    3.64%
      Total                                486,439                  $7,246,967,659                  100.00%

Distribution of our Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date

SAP Interest Rate                  Number of              Outstanding Principal         Percent of Loans by
      Index                          Loans                       Balance                Outstanding Balance
-----------------                  ---------              ---------------------         -------------------
90 Day CP Index                      486,439                    $7,246,967,659               100.00%
      Total                          486,439                    $7,246,967,659               100.00%

Geographic Distribution of our Student Loans
as of the Statistical Calculation Date

          The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicers’ records:

                                          Number of              Outstanding Principal      Percent of Loans by
Location                                    Loans                       Balance             Outstanding Balance
--------                                  ---------              ---------------------      -------------------
Alabama                                      5,227                 $    89,698,450                     1.24%
Alaska                                         851                      12,459,186                     0.17%
Arizona                                     15,683                     199,403,894                     2.75%
Arkansas                                     2,065                      32,155,466                     0.44%
Armed Forces Europe                            279                       3,878,233                     0.05%
Armed Forces Pacific                           153                       2,768,530                     0.04%
California                                  54,782                     878,362,008                    12.12%
Colorado                                     9,914                     166,326,319                     2.30%
Connecticut                                  5,400                      87,002,790                     1.20%
Delaware                                     1,095                      18,308,590                     0.25%
Florida                                     25,214                     362,058,326                     5.00%
Foreign                                         77                       1,481,438                     0.02%
Georgia                                     14,378                     244,280,564                     3.37%
Hawaii                                       2,118                      33,163,798                     0.46%
Idaho                                        3,693                      48,410,397                     0.67%
Illinois                                    16,217                     292,695,112                     4.04%
Indiana                                      6,909                     104,630,272                     1.44%
Iowa                                         4,750                      78,643,489                     1.09%
Kansas                                       3,934                      61,676,869                     0.85%
Kentucky                                     3,644                      62,738,076                     0.87%
Louisiana                                    3,523                      60,138,754                     0.83%
Maine                                        1,582                      27,706,558                     0.38%
Maryland                                     9,911                     170,160,882                     2.35%
Massachusetts                               11,665                     185,784,358                     2.56%
Michigan                                    15,675                     250,896,973                     3.46%
Minnesota                                    7,949                     134,066,999                     1.85%
Mississippi                                  2,715                      39,554,916                     0.55%
Missouri                                     7,388                     127,061,897                     1.75%
Montana                                      1,142                      18,673,212                     0.26%
Nebraska                                     2,040                      33,356,123                     0.46%
Nevada                                       5,280                      63,644,209                     0.88%
New Hampshire                                1,951                      30,663,483                     0.42%
New Jersey                                  14,721                     239,908,618                     3.31%
New Mexico                                   3,225                      45,162,290                     0.62%
New York                                    49,764                     676,680,867                     9.34%
North Carolina                              11,511                     179,116,288                     2.47%
North Dakota                                   705                      10,768,229                     0.15%
Northern Mariana Islands                         3                         165,119                           *
Ohio                                        22,702                     292,872,540                     4.04%
Oklahoma                                     3,245                      50,751,443                     0.70%
Oregon                                       7,007                     120,007,887                     1.66%
Pennsylvania                                40,134                     386,990,561                     5.34%
Puerto Rico                                  2,663                      44,801,372                     0.62%
Rhode Island                                 1,456                      25,364,755                     0.35%
South Carolina                               4,557                      71,210,026                     0.98%
South Dakota                                 1,188                      18,579,250                     0.26%
Tennessee                                    5,635                      88,592,123                     1.22%
Texas                                       27,338                     385,666,676                     5.32%
Utah                                         3,685                      46,212,132                     0.64%
Vermont                                        811                      13,258,264                     0.18%
Virgin Islands                                 201                       2,723,416                     0.04%
Virginia                                    12,372                     206,901,073                     2.86%
Washington                                  11,136                     174,689,857                     2.41%
Washington D.C.                              1,182                      32,444,040                     0.45%
West Virginia                                2,302                      38,730,669                     0.53%
Wisconsin                                   10,141                     148,163,904                     2.04%
Wyoming                                        775                      10,291,866                     0.14%
Other                                          776                      15,064,220                     0.21%
                                           -------                  --------------                   -------
      Total                                486,439                  $7,246,967,659                   100.00%

*Represents a percentage greater than 0% but less than .01%

Distribution of our Student Loans in Repayment by the Number of Days of Delinquency* as of the Statistical Calculation Date

                                         Number of              Outstanding Principal         Percent of Loans by
       Days Delinquent                     Loans                       Balance                Outstanding Balance
       ---------------                   ---------              ---------------------         -------------------
  0-30                                    226,516                     $4,462,863,721                92.63%
  31-60                                     8,674                        137,102,807                 2.85%
  61-90                                     4,028                         65,967,312                 1.37%
  91-120                                    2,608                         38,042,728                 0.79%
  121-150                                   1,939                         26,231,028                 0.54%
  151-180                                   1,543                         21,392,995                 0.44%
  181-210                                   1,616                         21,354,944                 0.44%
  211-240                                     921                         12,562,294                 0.26%
  241-270                                     934                         12,477,447                 0.26%
  More than 270                             1,579                         20,031,630                 0.42%
      Total                               250,358                     $4,818,026,905               100.00%

*For loans in repayment status only.

Distribution of our Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

                                      Number of         Outstanding Principal          Percent of Loans by
  Principal Balance Range             Borrowers                Balance                 Outstanding Balance
  -----------------------             ---------         ---------------------          -------------------
Less than $10,000.00                   174,508          $    879,310,564                  12.13%
10,000.00-19,999.99                    128,139             1,834,539,543                  25.31%
20,000.00-29,999.99                     49,461             1,198,448,248                  16.54%
30,000.00-39,999.99                     22,941               793,804,697                  10.95%
40,000.00-49,999.99                     12,163               542,242,558                   7.48%
50,000.00-59,999.99                      7,782               424,643,519                   5.86%
60,000.00-69,999.99                      4,801               310,296,059                   4.28%
70,000.00-79,999.99                      3,344               249,635,002                   3.44%
80,000.00-89,999.99                      2,179               184,675,061                   2.55%
90,000.00-99,999.99                      1,614               152,792,959                   2.11%
100,000.00-119,999.99                    2,041               222,665,633                   3.07%
120,000.00-139,999.99                    1,142               147,304,744                   2.03%
More than $139,999.99                    1,749               306,609,072                   4.23%
                                       -------            --------------                 -------
      Total                            411,864            $7,246,967,659                 100.00%

Distribution of our Student Loans by Servicer
as of the Statistical Calculation Date

                                                             Outstanding Principal        Percent of Loans by
              Servicer                  Number of Loans             Balance               Outstanding Balance
              --------                  ---------------      ---------------------        -------------------
ACS Education Services, Inc.                    416,057          $6,671,856,941                  92.06%
Great Lakes Educational Loan
   Services, Inc.                                39,911             456,215,336                   6.30%
Pennsylvania Higher Education
   Assistance Agency                             30,471             118,895,382                   1.64%
                                                -------          --------------                 -------
      Total                                     486,439          $7,246,967,659                 100.00%

Distribution of Our Student Loans by Guarantee Agency
as of the Statistical Calculation Date

                                                  Number of         Outstanding Principal         Percent of Loans by
     Guarantee Agency                               Loans                  Balance                Outstanding Balance
     ----------------                             ---------         ---------------------         -------------------
American Student Assistance                           232,132         $5,187,870,591                 71.59%
California Student Aid Commission                     123,355          1,113,904,180                 15.37%
College Access Network (f/k/a Colorado Student
     Loan Program)                                          1                 29,693                      *
Education Assistance Corporation                          907              2,565,401                  0.04%
Educational Credit Management
     Corporation                                        2,032             11,782,027                  0.16%
Finance Authority of Maine                                 56                497,364                  0.01%
Great Lakes Higher Education Guaranty
     Corporation                                       39,744            454,017,390                  6.26%
Illinois Student Assistance Commission                  1,686             10,513,385                  0.15%
Iowa College Student Aid Commission                         1                 18,500                      *
Kentucky Higher Education Assistance Authority            841              6,134,591                  0.08%
Louisiana Office of Student Financial
     Assistance                                            63                275,031                      *
Michigan Higher Education Assistance Authority            465              2,026,694                  0.03%
Nebraska Student Loan Program                           1,681             11,923,354                  0.16%
New Jersey Office of Student Assistance                 1,096              5,276,201                  0.07%
New York State Higher Education Services
     Corporation                                       24,914            148,869,393                  2.05%
Northwest Education Loan Association                    2,062              9,360,035                  0.13%
Office of Student Financial Assistance
     (Florida)                                          2,552             10,651,796                  0.15%
Oklahoma Guaranteed Student Loan
     Program                                              140                985,776                  0.01%
Oregon Student Assistance Commission                        2                     **                      *
Pennsylvania Higher Education Assistance Agency        29,564            116,329,981                  1.61%
Student Loan Guarantee Foundation of Arkansas               5                 22,448                      *
Tennessee Student Assistance Corporation                  214              1,545,095                  0.02%
Texas Guaranteed Student Loan Corporation               9,337             58,312,196                  0.80%
United Student Aid Funds, Inc.                         13,384             93,327,902                  1.29%
Other                                                     205                728,635                  0.01%
      Total                                           486,439         $7,246,967,659                100.00%

* Represents a percentage greater than 0% but less than .01%.
** Represents an outstanding principal balance of less than $1.

Information Relating to the Guarantee Agencies

            The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education’s authority in the event a guarantee agency is unable to meet its insurance obligations, see “Description of the Guarantee Agencies” in the accompanying prospectus.

          As of the statistical calculation date, of the student loans owned by the trust on that date, along with those student loans expected to be acquired by the trust on the closing date that existed as of the statistical calculation date, approximately:

•	71.59% were guaranteed by Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance;

•	15.37% were guaranteed by California Student Aid Commission; and

•	6.26% were guaranteed by Great Lakes Higher Education Guaranty Corporation.

          See “Description of the Guarantee Agencies” in the accompanying prospectus for more detailed information concerning the characteristics of the guarantee agencies.

          Presented below is information with respect to each guarantee agency expected to guaranty 5% or more ofthe student loans as of the closing date, and after giving effect to the loans to be acquired on that date.Except as otherwise indicated, the information regarding each guarantee agency has been obtained from theguarantee agency and has not been independently verified.

           Presented below is information with respect to American Student Assistance (“ASA”), California Student Aid Commission (“CSAC”) and Great Lakes Higher Education Guaranty Corporation (“Great Lakes”). Except as otherwise indicated, this information has been obtained from ASA, CSAC and Great Lakes, respectively. Neither the trust nor the underwriters have independently verified this information.

American Student Assistance

           Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance (“ASA”), a not-for-profit corporation organized in 1956 will guarantee a portion of the Financed Student Loans. ASA is one of the oldest and largest guaranty agencies in the United States, and is the designated guarantor for the Commonwealth of Massachusetts and the District of Columbia. Since 1956, ASA has been a provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $43 billion in loans. Originally created by the General Court of the Commonwealth of Massachusetts as the Massachusetts Higher Education Assistance Corporation, ASA currently acts on behalf of the U.S. Department of Education to ensure that the public policy purposes and regulatory requirements of the FFEL Program are met. ASA employed 592 individuals as of January 1, 2006 at its principal offices located at 100 Cambridge Street, Suite 1600, Boston, MA 02114.

           Guaranty Volume. The following table sets forth the original principal amount of FFELP Loans (excluding Consolidation Loans) guaranteed by ASA in each of the last five ASA fiscal years:

                   ASA Fiscal Year                            Net FFELP Loans
                   (Ending June 30)                          Guaranteed by ASA
                                                           (Dollars in Millions)

                         2001                                    $     680
                         2002                                          779
                         2003                                          914
                         2004                                        1,270
                         2005                                        1,746

           Under the Higher Education Act, ASA and the U.S. Secretary of Education as of January 1, 2001 entered into a voluntary flexible agreement (“VFA”). Under the VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department of Education. In the event a loan defaults, ASA receives funding from the Department of Education to act as a disbursing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a federal reserve fund. Because ASA holds no federal reserve fund, the concept of a Reserve Ratio is inapplicable. The VFA establishes a “fee for service” model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. The agency is further incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA’s trigger default rate improves over the national trigger default rate. ASA’s efforts to prevent default are a part of its “Wellness” program of outreach to borrowers from the inception of the loan to educate them on their responsibilities and assist them in repayment.

           The information in the following tables has been provided by ASA from reports provided by or to the U.S. Department of Education and has not been verified by ASA. No representation is made by ASA as to the accuracy or completeness of the information.

           Recovery Rate. A Guarantee Agency’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the Guarantee Agency. The table below sets forth the recovery rates for ASA as taken from the Department of Education Guarantee Agency Activity Report form 1130 or form 2000:

                 Federal Fiscal Year                 Cumulative Recovery Rate
                (Ending September 30)

                         2001                                   69.8%
                         2002                                   74.4%
                         2003                                   79.4%
                         2004                                   83.5%
                         2005                                   83.0%

           Claims Rate. ASA’s claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year net of repurchases, refunds and rehabilitations. For the federal years 2001 — 2005, ASA’s claims rate listed below have not exceeded 5%, and as a result, all claims of ASA have been fully reimbursed at the maximum allowable level by the Department of Education. See “Description of the Federal Family Education Loan Program” in the accompanying prospectus for more detailed information concerning the FFELP program. Nevertheless, there can be no assurance the Guarantee Agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of ASA for the last five federal fiscal years:

                 Federal Fiscal Year                     Claims Rate
                (Ending September 30)

                         2001                                 1.3%
                         2002                                 1.2%
                         2003                                 0.9%
                         2004                                 0.7%
                         2005                                 1.0%

           Net Loan Default Claims. The following table sets forth the dollar value of Default Claims paid net of repurchases, refunds and rehabilitations for the last five years:

                   ASA Fiscal Year                          Default Claims
                   (Ending June 30)                     (Dollars in Millions)

                         2001                                $     64
                         2002                                      72
                         2003                                      80
                         2004                                      83
                         2005                                     168

           Default Recoveries. The following table sets forth the amount of recoveries returned to the U.S. Department of Education for the last five years:

                   ASA Fiscal Year                        Default Recoveries
                   (Ending June 30)                     (Dollars in Millions)

                         2001                                $     82
                         2002                                      86
                         2003                                      79
                         2004                                      82
                         2005                                      78

California Student Aid Commission

           The California Student Aid Commission (“CSAC”) is the agency of the State of California responsible for that State’s participation in the FFEL Program pursuant to California Education Code Section 69760 et seq., and Section 428(c) of the Higher Education Act, referred to as the State Guaranteed Loan Program. CSAC’s role as a Guaranty Agency was created primarily to provide a source of credit to assist students in meeting post-secondary education costs while attending eligible institutions of their choice.

           In September 1996, CSAC was authorized under California law to establish an auxiliary organization in the form of a nonprofit public benefit corporation to provide operational and administrative services related to CSAC’s federal loan programs, including its student loan guaranty programs. The corporation is known as EdFund. EdFund is operated as a separate service corporation to CSAC, and, as such, operates CSAC’s federal student loan programs. CSAC continues to be the designated state guarantee agency and continues its oversight of all revenues, expenses, and assets related to its status.

           CSAC began guaranteeing student loans on April 1, 1979, and as of September 30, 2005, had cumulative principal guarantees outstanding of approximately $24.7 billion.

           As part of the FFEL Program, CSAC established the California Guaranteed Loan Reserve Fund as a reserve for the payment of guaranteed student loans. The State of California has no legal or moral obligation to provide additional funding to replenish the California Guaranteed Loan Reserve Fund should it become insolvent as a result of non-reinsured claims paid. Pursuant to the 1998 Reauthorization Amendments, the California Guaranteed Loan Reserve Fund was divided into the Federal Student Loan Reserve Fund, referred to as CSAC’s Federal Fund, and the Student Loan Operating Fund referred to as CSAC’s Operating Fund.

           As of September 30, 2005, CSAC’s Federal Fund and Operating Fund balances were as follows: CSAC’s Federal Fund had total assets of $93,858,213, total liabilities of $43,404,920 and total fund equity of $50,453,293; and CSAC’s Operating Fund had total assets of $85,162,398, total liabilities of $48,268,500 and total fund equity of $36,893,898. CSAC is and has been in compliance with the reserve fund requirements of the Higher Education Act. The 1998 Reauthorization Amendments require Guaranty Agencies to return to the Department of Education $250 million in reserve funds from fiscal years 2002 to 2007, with each agency’s share being based on a formula prescribed in the 1998 Reauthorization Amendments. The Department of Education advised CSAC that its share of this recall is $24,871,909. The first installment payment of $8,456,449 was paid on August 26, 2002. Further installments are due in 2006 and 2007. These payments are disclosed on the financial statements, and have been recognized as long term liabilities.

           Guaranty Volume. CSAC guaranteed the following amounts for the last five (5) fiscal years ending September 30, as follows:

                                                         FFELP Loan Volume
                Fiscal Year                            (Dollars in Millions)
                   2001                                     $   2,792
                   2002                                         3,523
                   2003                                         4,421
                   2004                                         5,712
                   2005                                         6,577

           Reserve Ratio. CSAC’s reserve ratio (determined by dividing its fund balance by the total amount of loans outstanding) for the last five (5) fiscal years ending September 30, is as follows:

                Fiscal Year                             Reserve Ratio
                   2001                                     0.89
                   2002                                     0.44
                   2003                                     0.25
                   2004                                     0.25
                   2005                                     0.25

           Recovery Rate. CSAC's recovery rate for each of the past five (5) fiscal years ending September 30, is as follows:

                Fiscal Year                             Recovery Rate
                   2001                                     19.32%
                   2002                                     23.06
                   2003                                     27.23
                  2004                                      27.03
                  2005                                      31.12

           Claims Rate. CSAC's claims rate for each of the past five (5) fiscal years ending September 30, is as follows:

                Fiscal Year                             Claims Rate
                   2001                                     2.61%
                   2002                                     2.52
                   2003                                     2.07
                   2004                                     2.14
                   2005                                     2.81

           Uninsured Loan Loss Rate. CSAC’s uninsured loan loss rate (determined by dividing annual uninsured loans by annual net guarantees) for each of the past five (5) fiscal years ending September 30, is as follows:

                Fiscal Year                             Loss Rate
                   2001                                  0.000%
                   2002                                  0.008
                   2003                                  0.000
                   2004                                  0.017
                   2005                                  0.000

Great Lakes Higher Education Guaranty Corporation

           Great Lakes Higher Education Guaranty Corporation (“GLHEGC”) is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation (“GLHEC”). GLHEGC’s predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. (“GLELSI”) a wholly owned subsidiary of GLHEC. GLHEGC continues as the “guaranty agency” as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC’s “guaranty agency” responsibilities. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

           GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC’s agreement, which commenced October 1, 2000 and is currently effective through September 30, 2006, GLHEGC’s revenues are tied directly to default aversion performance. Certain sources of GLHEGC’s Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC’s Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process. The GLHEGC agreement is automatically renewed for one-year effective periods, unless terminated 90 days prior to the end of an effective period. GLHEGC has been advised that the U.S. Department of Education intends to renegotiate certain terms and conditions prior to March 30, 2006, including an amendment which would make the agreement subject to termination by either party on ninety (90) days notice and amendments related to guaranty fee charges and applicability of reserves ratios. Negotiations are on hold pending the current Reauthorization.

           The information in the following tables has been provided to the Issuer from reports provided by or to the U.S. Department of Education and has not been verified by the Issuer, GLHEGC or the initial purchasers. No representation is made by the Issuer, GLHEGC or the initial purchasers as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

       ;    Guarantee Volume. GLHEGC’s guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume, was as follows:

                  Federal                               Guaranty Volume
                Fiscal Year                               (Millions)
                   2001                                   $  2,246.7
                   2002                                      4,473.1
                   2003                                      8,721.3
                   2004                                      7,707.6
                   2005                                      9,686.3

           Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

                  Federal                                Federal Guaranty
                Fiscal Year                            Reserve Fund level 1/

                   2001                                         2.12%
                   2002                                         1.86
                   2003                                         1.29
                   2004                                         0.99
                   2005                                         0.83

           Claims Rate. For the past five federal fiscal years, GLHEGC’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC’s claims. The actual claims rates are as follows:

                Fiscal Year                                 Claims Rate

                   2001                                         1.46%
                   2002                                         1.06
                   2003                                         1.27
                   2004                                          .68
                   2005                                          .51

           Loss Rate. For the past five federal fiscal years, GLHEGC's loss rates are as follows:

                  Federal
                Fiscal Year                                   Loss Rate

                    2001                                        .011%
                    2002                                        .017
                    2003                                        .031
                    2004                                        .033
                    2005                                        .004

           See “Description of the Guarantee Agencies” in the accompanying prospectus for more detailed information concerning the characteristics of the guarantee agencies.

Payments on the Notes

General

           The series 2006-1 notes will include both senior notes and subordinate notes having the rights described below and in the accompanying prospectus. Only the offered notes are offered by this prospectus supplement and any information presented in this prospectus supplement relating to the non-offered notes is solely for informational purposes to better understand the offered notes.

Interest Payments

           Interest will accrue on each series of series 2006-1 notes at their respective interest rates during each interest accrual period and will be payable to the respective noteholders of each series of series 2006-1 notes (other than the auction rate notes) on each quarterly distribution date, commencing July 25, 2006. Subsequent quarterly distribution dates will be on the 25th of each January, April, July and October, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the respective noteholders on the business day following the end of each auction period. However, if an auction period exceeds one year, distributions also will be made to the auction rate notes semi-annually. Interest accrued but not paid on any quarterly or auction rate distribution date will be due on the next quarterly or auction rate distribution date, as applicable, together with an amount equal to interest on the unpaid amount payable on each series of series 2006-1 notes at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders of the applicable series, based on the total amount of interest due on such series of notes.

           Series 2006-1 LIBOR Rate Notes. The interest rate on the series 2006-1A-1 senior notes for each interest accrual period will be equal to three-month LIBOR, as determined on the second business day prior to such interest accrual period, minus [___]%. The interest rate on the series 2006-1A-2 senior notes for each interest accrual period will be equal to three-month LIBOR, as determined on the second business day prior to such interest accrual period, plus [___]%. The interest rate on the series 2006-1A-3 senior notes for each interest accrual period will be equal to three-month LIBOR, as determined on the second business day prior to such interest accrual period, plus [___]%. The interest rate on the series 2006-1A-4 senior notes for each interest accrual period will be equal to three-month LIBOR, as determined on the second business day prior to such interest accrual period, plus [___]%. The interest rate on the series 2006-1A-5 senior notes for each interest accrual period will be equal to three-month LIBOR, as determined on the second business day prior to such interest accrual period, plus [___]%. The interest rate on the series 2006-1A-6 senior notes for each interest accrual period will be equal to three-month LIBOR, as determined on the second business day prior to such interest accrual period, plus [___]%.

           Interest on each of the series 2006-1 LIBOR rate notes will be determined based on the amount of interest accrued at the applicable interest rate on the aggregate outstanding principal balance of the applicable series, and will be calculated on the basis of the actual number of days elapsed during the related interest accrual period divided by 360.

           Series 2006-1A-IO Notes. Interest will accrue on the notional amount of the series 2006-1A-IO notes at a rate of 10% per annum. On each quarterly distribution date, until and including the quarterly distribution date in July 2008, the notional amount of the series 2006-1A-IO notes will equal the outstanding principal balance of the series 2006-1A-6 senior notes immediately prior to that quarterly distribution date. Thereafter, the notional amount of the series 2006-1A-IO notes will equal $0, and such notes will not be entitled to any future distributions, other than any remaining series IO carry-over interest.

           Interest calculations for the series 2006-1A-IO notes will be based on a 360-day year consisting of twelve 30-day months.

           If on any quarterly distribution date the amount of interest payable to the series 2006-1A-IO notes is not based on the initial principal amount of the series 2006-1A-6 senior notes, the series 2006-1A-IO notes will also be entitled to receive series IO carry-over interest in an amount equal to the difference between the amount of interest accrued at the series 2006-1A-IO notes interest rate on the initial principal amount of the series 2006-1A-6 senior notes and the amount of interest accrued at such interest rate on the actual principal balance of the series 2006-1A-6 senior notes. Series IO carry-over interest will be paid as described under clause twenty-fourth below under “Summary — Collection Fund.” Any series IO carry-over interest remaining unpaid on the final maturity date for the series 2006-1A-IO notes will be payable on subsequent quarterly distribution dates, to the extent of available funds, to the last record owner of the series 2006-1A-IO notes.

           For the initial interest accrual period, the series 2006-1A-IO notes will receive 90 days of interest.

           Auction Rate Notes. Interest on the auction rate notes will be determined based on the amount of interest accrued at the applicable auction rate on a per unit basis equal to $25,000, and will be calculated on the basis of the actual number of days elapsed during the related auction period divided by 365 or 366, as the case may be.

Calculation of LIBOR for LIBOR Rate Notes

           For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the issuer administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous interest accrual period.

           For purposes of determining LIBOR, a business day means any day on which banks in New York, New York and London, England are open for the transaction of international business.

Calculation of the Auction Rate

           For each auction period, the auction rate for the series 2006-1B subordinate notes will be the lower of the maximum rate, which is the least of the maximum auction rate, the maximum interest rate (17% per annum or the maximum interest rate permitted by law) and the net loan rate during the net loan rate restriction period, and the rate determined on the related auction date pursuant to the auction procedures described under “Description of the Notes—Auction rate notes” in the accompanying prospectus. The interest rate on the series 2006-1B subordinate notes for the initial interest accrual period will be determined prior to the closing date.

           For an auction rate distribution date on which the maximum auction rate, the maximum interest rate or the net loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate, the maximum interest rate or the net loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. See “Description of the Notes – Auction rate notes – Maximum rate and interest carryovers” in the accompanying prospectus.

           “Net loan rate” means, for any auction period, the per annum rate equal to the adjusted student loan portfolio rate of return for the immediately preceding calendar month, less the annual fees and expenses paid by the trust to the servicers, administrators, trustees, auction agents, broker-dealers, and other third party service providers, expressed as a percentage of the outstanding principal balance of the financed student loans.

           “Adjusted student loan portfolio rate of return” means, for any calendar month, the amount determined by dividing:

          (1) the product of 12 times the sum of the following amounts accrued during that calendar month (whether or not actually received or paid):

•	interest, including interest subsidy payments and special allowance payments, with respect to the financed student loans, plus

•	any payments received by the trust under any interest rate swap agreements, minus

•	any amount required to be paid to the U. S. Department of Education or to be repaid to the guarantee agencies with respect to the financed student loans that do not qualify for a guarantee, minus

•	the aggregate amount of default claims filed during the month with respect to financed student loans that exceed the amount the guarantee agencies are required to pay under the guarantee agreements, minus

•	any reduction in the interest as a result of borrower incentive programs, minus

•	any payments made by the trust under any interest rate swap agreements; by

          (2) the average daily outstanding principal balance of the financed student loans during the calendar month.

           “Net loan rate restriction period” means the period from and including a net loan rate trigger date, to but excluding, a net loan rate termination date.

           “Net loan rate trigger date” means the first day of an auction period which immediately follows six consecutive auction dates, for which the auction rate established on each such auction date, exceeded a per annum rate equal to the sum of the ninety-day United States treasury bill rate in effect as of each auction date, plus 1%.

           “Net loan rate termination date” means, if a net loan trigger date has occurred, the first day of an auction period which immediately follows three consecutive auction dates, for which the auction rate established on the auction dates was equal to, or less than, a per annum rate equal to the sum of the ninety-day United States treasury bill rate as of each such auction date, plus 1%.

Reset Rate Notes.

           The applicable currency and interest rate for the reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below. During the initial reset period, the series 2006-1A-7A senior notes will be denominated in U.S. Dollars and will bear interest at a rate equal to [__]% per annum. During the initial reset period, the series 2006-1A-7B senior notes will be denominated in U.S. Dollars and will bear interest at a rate based on an index rate equal to three-month LIBOR, except for the initial interest accrual period, plus [__]%.

           For the initial interest accrual period, the series 2006-1A-7A noteholders will receive 90 days of interest. Interest on the series 2006-1A-7A senior notes during the initial reset period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The indenture trustee will determine the rate of interest for the series 2006-1A-7B senior notes on the second business day prior to the start of the applicable interest accrual period. Interest on the series 2006-1A-7B senior notes during the initial reset period will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

           Interest on the reset rate notes, during any reset period when the reset rate notes bear interest at a fixed rate, will accrue daily and will be computed based on:

•	if the reset rate notes are denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•	if the reset rate notes are denominated in a currency other than U.S. Dollars, another day-count convention as set forth on the related remarketing terms determination date.

           Interest on a series of reset rate notes, during any reset period when such series of reset rate notes is denominated in U.S. Dollars and bears interest at an index rate based on LIBOR, will be calculated using a rate of LIBOR that is determined for all interest accrual periods in the same manner as for the series 2006-1 LIBOR rate notes. Interest will accrue daily and will be computed based on the actual number of days elapsed during the related interest accrual period and a 360-day year. Interest on a series of reset rate notes, during any reset period when such series of reset rate notes bears interest at an auction rate, will be calculated on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be. Interest on a series of reset rate notes, during any reset period when such series of reset rate notes bears interest at an index rate based on EURIBOR or another index, will be computed based upon the actual number of days elapsed and a 360-day year, or based upon another day-count convention determined on the related remarketing terms determination date.

           An interest accrual period during any reset period when a series of reset rate notes bears a fixed rate of interest will begin on the 25th day of the month of the last applicable quarterly distribution date and will end on the 24th day of the month of the applicable quarterly distribution date. Except for the initial interest accrual period, an interest accrual period during any reset period when such series of reset rate notes bears interest based on an index rate (including both U.S. Dollar and non-U.S. Dollar denominated notes) will begin on a quarterly distribution date and end on the day before the next quarterly distribution date. An interest accrual period during any reset period when either series of reset rate notes bears interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date.

           Interest accrual periods and the applicable distribution dates for payments of interest for subsequent reset periods may be quarterly, semi-annual or annual, as specified on the related remarketing terms determination date as described herein.

           However, during any reset period when a series of the reset rate notes is denominated in a currency other than U.S. Dollars, if a quarterly distribution date coincides with a reset date, payments will be made to the reset rate noteholders no later than the second business day following that quarterly distribution date, which we sometimes refer to in this prospectus supplement as the special reset payment date, together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date for which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

           Reset Periods. The initial reset period for each series of reset rate notes will begin on the closing date and end on April 26, 2009. All subsequent reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on the day before a quarterly distribution date. No reset period may end after the day before the final maturity date for such series of reset rate notes.

           The applicable currency, interest rate and the frequency of principal payments on each series of reset rate notes will be reset as of each respective reset date as determined by:

•	the remarketing agents, in consultation with the issuer administrator, with respect to the reset period, the applicable currency (U.S. Dollars, Euros, pounds sterling or another currency), whether the interest rate is fixed, auction or based on an index and, if based on an index, the applicable interest rate index, the day count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each interest accrual period, whether the reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, any change in relative priorities with respect to the right to receive payments of principal and the all-hold rate (if applicable); and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest, auction rate of interest or spread to the chosen interest rate index, as applicable.

           If either series of reset rate notes is reset to pay (or continue to pay) in a currency other than U.S. Dollars, such reset rate notes will be in foreign exchange mode. In that case, the trust will enter into one or more currency swap agreements for the applicable reset period:

•	to facilitate the trust's ability to pay principal and interest in the applicable currency;

•	to pay additional interest at the applicable interest rate and in the applicable currency on the reset rate notes from and including the related reset date to, but excluding, the special reset payment date; and

•	to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

           Under any currency swap agreement between the trust and one or more swap counterparties, each swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•	on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of a series of reset rate notes using the exchange rate established on the effective date of such currency swap agreement;

•	on or before each distribution date;

•	the rate of interest on the related series of reset rate notes multiplied by the outstanding principal balance of the related series of reset rate notes denominated in the applicable currency; and

•	the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related series of reset rate notes, including, on the maturity date for such series of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of such series of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•	with respect to a quarterly distribution date that is also a reset date, other than for quarterly distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related series of reset rate notes from and including the related reset date to, but excluding, the payment date; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related series of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

           In return, each swap counterparty will receive from the trust:

•	On the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of a series of reset rate notes in the applicable currency;

•	On or before each quarterly distribution date:

•	an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related series of reset rate notes, and

•	that swap counterparty’s pro rata share of all payments of principal in the U.S. Dollars that are allocated to a series of reset rate notes; provided that, all principal payments allocated to such notes on any quarterly distribution date will, if such series of the reset rate notes is structured to receive principal payments only on a reset date, be deposited into the Accumulation Fund and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such series of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

•	On the reset date corresponding to a successful remarketing or an exercise of the call option of the related series of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received:

•	from the remarketing agents that were received directly from the purchasers of the series of reset rate notes being remarketed, if in U.S. Dollars;

•	from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or

•	from the holder of the call option.

           All existing swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date resulting in a successful remarketing;

•	the purchase of all outstanding reset rate notes of such series on a reset date, following the exercise of a call option;

•	the quarterly distribution date on which the outstanding principal balance of such series of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the Accumulation Fund; or

•	the maturity date of the related series of reset rate notes.

           The terms of any currency swap agreement must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of an exercise of the call option or an optional redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the issuer administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, such series of reset rate notes must be reset to U.S. Dollars on the reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

           If a series of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, it will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related series of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of a series of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the exchange rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

           If a quarterly distribution date for either series of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such quarterly distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts up to two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the reset date to, but excluding, the actual payment date. However, if a currency swap agreement is terminated, the trust will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option or an optional redemption for that series of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

           No currency swap agreement will terminate solely as a result of a failed remarketing.

           Interest on a series of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

•	based on an index, in which case such reset rate notes are said to be in index rate mode;

•	at an auction rate, in which case such reset rate notes are said to be in auction rate mode; or

•	at a fixed rate, in which case such reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the issuer administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

           If a series of reset rate notes is reset to bear (or continue to bear) a fixed rate of interest, an interest rate based on the auction procedures described herein or an index rate based on an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the issuer administrator, determine that entering into a swap agreement with respect to the reset rate notes would be in the best interests of the trust estate based on current market conditions, the issuer administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest, an auction rate of interest or interest based on an index other than LIBOR or a commercial paper rate on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

           Index Rate Mode. If a series of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that series will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

           If the interest rate for a series of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the issuer administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the issuer administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

           If a series of reset rate notes is to be reset in an index rate mode and principal payments on such series of reset rate notes are to be deferred until the next reset date for such series of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that series and deposited into an Accumulation Fund, where it will remain until the next reset date for that series of reset rate notes, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in the an Accumulation Fund, including any allocation of principal made on the same date, will be distributed to the holders of that series of reset rate notes, as of the related record date, in reduction of principal of such series. However, in the event that on any quarterly distribution date the amount on deposit in the Accumulation Fund would equal the outstanding principal amount of that series, then no additional amounts will be deposited into the Accumulation Fund and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that series of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related series of reset rate notes will be deposited into a Supplemental Interest Account for such series of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement.

           Fixed Rate Mode. If a series of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all-hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

           After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a series of reset rate notes bearing interest at a fixed rate may be allocated to that series and deposited into an Accumulation Fund, where it will remain until the next reset date for that series of reset rate notes. On that reset date, all sums then on deposit in the Accumulation Fund, including any allocation of principal made on the same date, will be distributed to the holders of that series of reset rate notes, as of the related record date, in reduction of principal of such series. However, in the event that on any quarterly distribution date the amount on deposit in the Accumulation Fund would equal the outstanding principal amount of that series, then no additional amounts will be deposited into the Accumulation Fund and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that series of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related series of reset rate notes will be deposited to a Supplemental Interest Account for such series of reset rate notes on each quarterly distribution date.

           In addition, if a series of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the issuer administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the issuer administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable series interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

           Absent a failed remarketing, holders of reset rate notes that wish to be repaid some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process described below. Tender is not mandatory if a series of reset rate notes is denominated in U.S. Dollars in both the current reset period and in the upcoming reset period. If a series of reset rate notes is denominated in a currency other than U.S. Dollars, tender is mandatory and the holders of such reset rate notes will be deemed to have tendered all of their reset rate notes pursuant to the remarketing process. If there is a failed remarketing with respect to a series of reset rate notes, however, the holders of such reset rate notes will be required to retain their reset rate notes during the next reset period and will not be entitled to exercise any remedies as a result of the failure of such reset rate notes to be remarketed on the related reset date.

           Auction Rate Mode. If, following a successful remarketing, a series of reset rate notes will be denominated in U.S. Dollars and is reset to bear interest at an auction rate, then, during the corresponding reset period, such series of reset rate notes will bear interest at a per annum rate as described under “Calculation of the Auction Rate” herein. The interest rates on the reset rate notes bearing interest at an auction rate for the initial accrual period immediately following a reset date will be determined by the remarketing agents on the spread determination date, and thereafter will be determined by the auction agent at auctions. The remarketing agents will also determine the date of the initial auction following the most recent reset date and the length of the auction period.

           Tender of Reset Rate Notes; Remarketing Procedures. For each reset date, unless notice of exercise of the call option, or redemption as described below, has already been given, the remarketing agents will notify the reset rate noteholders whether tender is deemed mandatory or optional, depending on whether such reset rate notes are denominated in U.S. Dollars, and, in consultation with the issuer administrator, will establish by the remarketing terms determination date the following terms for the reset rate notes:

•	the expected weighted average life;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denominations and additional increments;

•	the interest rate mode (i.e., index rate, auction rate or fixed rate);

•	the currency denomination;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•	whether the reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period;

•	whether the reset rate notes will be paid pursuant to priority fourth or sixth under the Retirement Account;

•	if in index rate mode, the applicable interest rate index;

•	if in index rate mode, the interval between interest rate change dates;

•	if in index rate mode, the applicable interest rate determination date;

•	if in index rate mode, whether there will be any derivative product agreement and if so, the identities of the eligible derivative product counterparties from which bids will be solicited;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of any eligible swap counterparties from which bids will be solicited;

•	if in an auctin mode, the interest rate during the initial interest accrual period;

•	if in an auction mode, the date of the initial auction following the most recent reset date;

•	if in an auction mode, the length of the auction period;

•	the applicable interest rate day count basis;

•	the related all-hold rate, if applicable; and

•	any other relevant terms incidental to the foregoing (other than the related spread, auction rate or fixed rate of interest, as applicable) for the reset period.

           Any index rate mode other than an index rate based on LIBOR or a commercial paper rate, will require confirmation or reaffirmation of the then-current ratings on the notes.

           The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, as applicable, to the holders of each series of reset rate notes, the indenture trustee and the rating agencies on the remarketing terms determination date.

           If a series of reset rate notes is denominated in U.S. Dollars during the reset period and will continue to be denominated in U.S. Dollars during the following reset period, on the remarketing terms determination date, the remarketing agents, in consultation with the issuer administrator, will establish the all-hold rate. In such case, on or before the notice date, the reset rate noteholders will have the option to deliver a hold notice, in the absence of which their reset rate notes will be deemed to have been tendered. If a series of the reset rate notes is either in foreign exchange mode during the reset period or will be reset into foreign exchange mode on the immediately following reset date, the reset rate noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by those reset rate noteholders to retain their ownership, and no all-hold rate will be applicable.

           If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If 100% of the reset rate noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate. In the event some but not all of the reset rate noteholders elect to hold their reset rate notes for the next reset period and the rate of interest using the spread, auction rate or fixed rate of interest established on the spread determination date is higher than the all-hold rate, all noteholders who deliver a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period.

           If the remarketing agents, in consultation with the issuer administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared.

           Spread Determination Date. On each spread determination date, the remarketing agents will set the applicable spread above or below the applicable index (if the series of the reset rate notes will be in index rate mode during the next reset period), the applicable auction rate (if the series of the reset rates notes will be in auction rate mode during the next reset period), or the applicable fixed rate of interest (if the reset rate notes will be in fixed rate mode during the next reset period), in any case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed at 100% of the principal balance of such reset rate notes. In addition, if applicable, the issuer administrator and remarketing agents will select from the bids received from the eligible swap counterparties, with which the trust will enter into one or more swap agreements to hedge basis or currency risks for the next related reset period. Furthermore, if a series of reset rate notes is to be reset to foreign exchange mode, the currency exchange rate, the extension rate due to the related currency swap counterparty and the failed remarketing rate for the applicable reset period will be determined pursuant to the terms of the currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date, the issuer administrator will arrange for new or additional securities identification codes to be obtained.

            Timeline.The following chart shows a timeline of the remarketing process:

                Timing                                                 Event
                                        ---------------------------------------------------------------------------
      Thirty to Fifteen Calendar Days    (Issuer administrator to provide notice to clearing agencies specifying
         Prior to Remarketing Terms       the identity of the remarketing agents and whether tender of the reset
             Determination Date                           rate notes is voluntary or mandatory)
                                        ---------------------------------------------------------------------------

                                        ---------------------------------------------------------------------------
       At Least Twelve Business Days                       REMARKETING TERMS DETERMINATION DATE
            Prior to Reset Date            (Notices sent to reset rate noteholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)
                                        ------------------------------------ --------------------------------------

                                        ---------------------------------------------------------------------------
         Ten Business Days Prior to                                    NOTICE DATE
             Reset Date                  (Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                                        ------------------------------------ --------------------------------------

                                        ---------------------------------------------------------------------------
        Three Business Days Prior to                            SPREAD DETERMINATION DATE
                                          (Based on market conditions, the spread, auction rate or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be
                 Reset Date               exercised; and if in foreign exchange mode, the outstanding principal balance of the reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
                                        ------------------------------------ --------------------------------------

                                        ---------------------------------------------------------------------------
                 Reset Date                                             RESET DATE
                                         (New terms of the remarketed reset rate notes become effective; payments to tendering noteholders of U.S. Dollar denominated notes; any interest rate swap agreement for the previous reset period terminates; any new interest and currency swap agreements for next reset period becomes effective)
                                        ------------------------------------ --------------------------------------

                                        ---------------------------------------------------------------------------
      Not More Than Two Business Days                           SPECIAL RESET PAYMENT DATE
              After Reset Date          (Payments to noteholders of non-U.S. Dollar denominated reset rate notes;
                                                         any currency swap agreement terminates)
                                        ---------------------------------------------------------------------------

           Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents, after consulting with the issuer administrator, cannot determine the applicable required reset terms (other than the related spread, auction rate, fixed rate or initial rate) at least 12 business days prior to the related reset date;

•	the required spread, auction rate or fixed rate cannot be established by the remarketing agents by the spread determination date or the interest rate resulting from the required spread would exceed the failed remarketing rate;

•	not all of the tendered reset rate notes are purchased at the spread, auction or fixed rate set by the remarketing agents;

•	College Loan Corporation, or its designated affiliates, fails to purchase a series of reset rate notes after exercise of the call option described below;

•	certain conditions specified in the remarketing agreement are not satisfied; or

•	any rating agency then rating the notes has not confirmed its then-current ratings of the notes, if such confirmation is required.

           If a failed remarketing is declared with respect to a series of reset rate notes at a time when those notes are denominated in U.S. Dollars:

•	all holders of such reset rate notes will retain their reset rate notes, including in all mandatory tender situations;

•	the related interest rate will be reset to a failed remarketing rate of three month LIBOR plus 0.75%; and

•	the related reset period will be three months.

           If a failed remarketing is declared with respect to a series of reset rate notes at a time when those notes are denominated in a currency other than U.S. Dollars:

•	all holders of such series of reset rate notes will retain their reset rate notes;

•	such reset rate notes will remain denominated in such currency;

•	each related currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this prospectus supplement as the “extension rate;"

•	the trust will be entitled to receive from each currency swap counterparty, for payment to the noteholders, quarterly index rate payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

Optional Redemption for Reset Rate Notes

           At our option, each series of the reset rate notes is subject to redemption by the trust, in whole only, at a redemption price of 100% of the principal amount of such reset rate notes to be redeemed, plus accrued interest thereon to the redemption date, as follows:

•	on any related reset date;

•	while any series of the reset rate notes bears interest at an auction rate, on any related auction rate distribution date for such series; and

•	upon a failed remarketing for a series of the reset rate notes.

           If a series of the reset rate notes is optionally redeemed while bearing interest at an auction rate, any carry-over amounts accrued on the series of reset rate notes being redeemed will be extinguished on the date of such optional redemption.

Call Option for Reset Rate Notes

           College Loan Corporation, or its affiliates, will have the option to purchase either series of the reset rate notes in its entirety on any reset date and on any date for a series of the reset rate notes following a failed remarketing for such series and the continuation thereof. This call option may be exercised by College Loan Corporation, or its affiliates, at any time prior to the determination of the related spread, fixed rate or auction rate or the declaration of a failed remarketing on the related determination date for such series of reset rate notes, and at any time following a failed remarketing for such series and during the continuation thereof. The purchase price paid for such reset rate notes will be equal to their outstanding principal balance, plus accrued and unpaid interest. If the call option is exercised with respect to a series of reset rate notes, the interest rate will be the rate of interest that is either:

•	the rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, if such series of reset rate notes did not have at least one related derivative product in effect during the previous reset period; or

•	if such series of reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for the such series of reset rate notes.

           This rate will remain in effect for each successive three-month reset period while the option holder retains the related series of reset rate notes.

The Remarketing Fee Account

           On the closing date, the trust, the issuer administrator and the remarketing agents will enter into a remarketing agreement for the remarketing of the reset rate notes. Pursuant to the remarketing agreement, Citigroup Global Markets Inc., Goldman, Sachs & Co. and UBS Securities LLC have each agreed to act as remarketing agents. The issuer administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the issuer administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when the reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date. On each remarketing terms determination date, the trust, the issuer administrator and the remarketing agents will enter into a remarketing agreement that will set forth certain terms of the remarketing, and on the spread determination date (unless a failed remarketing is declared, 100% of the related reset rate noteholders have delivered a hold notice or the call option has been exercised, or a redemption has occurred), that remarketing agreement will be supplemented to include all other required terms of the remarketing.

           Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the Remarketing Fee Account in connection with their services for each reset date. The remarketing agents will also be entitled to reimbursement from the trust, on a subordinated basis, or from the issuer administrator, if there are insufficient funds on a quarterly distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the Remarketing Fee Account. In addition, to the extent that the trust does not have sufficient available funds therefor on a reset date, the issuer administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the rating agency condition. On subsequent quarterly distribution dates, the issuer administrator will be entitled to reimbursement from the trust for those remarketing related expenses, from available funds on a subordinated basis, as set forth under “Description of the Notes–Flow of Funds” herein.

           On each quarterly distribution date that is one year or less prior to a reset date, funds will be deposited into the Remarketing Fee Account, prior to the payment of interest on the notes, in an amount up to the quarterly funding amount. If the amount on deposit in the Remarketing Fee Account, after payment of any remarketing fees therefrom, exceeds the reset period target amount, the excess will be withdrawn on the quarterly distribution date immediately following the related reset date, deposited into the Collection Fund and included in available funds for that quarterly distribution date. In addition, all investment earnings on deposit in the Remarketing Fee Account will be withdrawn on each monthly calculation date, deposited into the Collection Fund and included in available funds for that monthly calculation date. If on any quarterly distribution date money in the Collection Fund is insufficient to pay interest on the series 2006-1A notes, or if on the maturity date for any series 2006-1A notes, money in the Collection Fund is insufficient to reduce the principal balance of that series to zero, money in the Remarketing Fee Account may be transferred to the Collection Fund and used for payment of interest or principal on the series 2006-1A notes.

           “Quarterly funding amount” means for any quarterly distribution date that is:

•	more than one year before the next reset date, zero; and

•	one year or less before the next reset date, an amount to be deposited to the Remarketing Fee Account so that the amount therein equals the quarterly required amount, provided that on any quarterly distribution date that is not a reset date if amounts in the Remarketing Fee Account are greater than the quarterly required amount, such excess will be transferred to the Collection Fund and included in available funds on such distribution date.

           “Quarterly required amount” means:

•	on any reset date, the reset period target amount, or

•	on a quarterly distribution date that is one year or less before the next reset date, the reset period target amount multiplied by 5 minus the number of quarterly distribution dates remaining until the next reset date, and divided by 5.

           “Reset period target amount” means for any quarterly distribution date that is:

•	more than one year before the next reset date, zero; and

•	one year or less before the next reset date, the highest remarketing fee payable to the remarketing agents for the reset rate notes on the next reset date as determined by the issuer administrator based on the assumed weighted average life of the reset rate notes and the maximum fee set forth on a schedule to the remarketing agreement, as that schedule may be amended from time to time.

Joint Sharing Agreement

           For administrative convenience and due to a Department of Education policy generally limiting the granting of eligible lender identification numbers, billings submitted to the Department of Education for interest subsidy and special allowance payments on behalf of various College Loan Corporation entities or with respect to different indentures may be consolidated with billings for the payments for student loans using the same lender identification number.  Department of Education payments are made in lump sum form.  The same may be applicable with respect to payments by guarantee agencies.  In addition, if amounts are owed by one or more College Loan Corporation entities or from other College Loan Corporation indentures to the Department of Education, Department of Education lump sum payments may be offset by these amounts and therefore may affect other College Loan Corporation entities using the same eligible lender number.  College Loan Corporation entities have agreed, in a document referred to as the “joint sharing agreement” in the indenture, to properly allocate and pay to or from the correct College Loan Corporation entity or indenture amounts which should be reallocated to reflect payment on the student loans of each such entity or indenture.

Principal Redemption

           Principal payments will be made on the offered notes (other than the series 2006-1A-IO notes which will receive no principal payments) as described below in “Payments on the Notes-Debt Service Fund-Retirement Account”.

Collection Fund

           The indenture trustee will credit to the Collection Fund:

•	all revenues derived from the student loans;

•	unless otherwise provided in a supplemental indenture, proceeds of the sale of any student loans held in the Acquisition Fund;

•	any amounts transferred from the other funds and any payments received from a counterparty pursuant to a LIBOR derivative product agreement (other than any non-U.S. Dollar amounts deposited in the Currency Fund); and

•	any earnings on investments of funds in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Collection Fund, the Surplus Fund, the Debt Service Fund, the Remarketing Fee Account, any Accumulation Fund and any Supplemental Interest Account.

On each monthly calculation date, or on other dates directed by the issuer, the indenture trustee will transfer the moneys deposited during the preceding month into the Collection Fund as follows:

           First, to make any payments required under any joint sharing agreement;

           Second, to make any payments due and payable by the trust to the U.S. Department of Education related to the financed student loans or any other payment due and payable to a guarantee agency relating to its guarantee of student loans;

           Third, to the Administration Fund to provide for payment of certain fees, costs and expenses of the trust, subject to the limitations set forth in any supplemental indenture;

           Fourth, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on senior notes (including the series 2006-1A-IO notes) or other senior obligations (except for certain payments due under senior swap agreements);

           Fifth, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of senior notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes;

           Sixth, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on subordinate notes or other subordinate obligations (except for certain payments due under subordinate swap agreements);

           Seventh, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of subordinate notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes;

           Eighth, to the Reserve Fund if necessary to increase the balance thereof to its required level;

           Ninth, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on junior subordinate notes or other junior obligations (except for certain payments due under junior subordinate swap agreements);

           Tenth, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of junior subordinate notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes;

           Eleventh, to make such other payments as may be set forth in a supplemental indenture upon satisfaction of a rating agency condition;

           Twelfth, to the Acquisition Fund to fund any add-on loans required to be funded under the Higher Education Act of 1965, as amended, relating to consolidation loans owned by the trust;

           Thirteenth, to the Retirement Account of the Debt Service Fund at the direction of the issuer, to provide for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

           Fourteenth, to the Acquisition Fund to fund subsequent disbursements required to be funded under the Higher Education Act of 1965, as amended, relating to Stafford loans and PLUS loans owned by the trust;

           Fifteenth, sequentially, first, to the Supplemental Interest Account of the Debt Service Fund and second, to the payment of carry-over amounts (and interest thereon), due with respect to the senior notes;

           Sixteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

           Seventeenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) with respect to the junior subordinate notes;

           Eighteenth, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid amounts due under senior swap agreements;

           Nineteenth, to the Interest Account of the Debt Service Fund to provide for the payment of unpaid amounts due under subordinate swap agreements;

           Twentieth, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid amounts due under junior subordinate swap agreements;

           Twenty-first, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on senior notes (including the series 2006-1A-IO notes) or other senior obligations (except for certain payments due under senior swap agreements) for which payments are made at intervals of more than every 60 days;

           Twenty-second, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on subordinate notes or other subordinate obligations (except for certain payments due under subordinate swap agreements) for which payments are made at intervals of more than every 60 days;

           Twenty-third, to the Retirement Account of the Debt Service Fund, to provide for the redemption of, or distribution of principal with respect to, notes until, after applying these amounts, the senior asset percentage will not be less than 107%, the subordinate asset percentage will be not less than 100.5% and the aggregate value of all assets pledged under the indenture, less the principal amount of all notes outstanding, will exceed $5,000,000. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes;

           Twenty-fourth, to the series 2006-1A-IO noteholders to pay any series IO carry-over interest due and owing to the series 2006-1A-IO notes from prior distribution dates; and

           Twenty-fifth, to the Surplus Fund, any excess.

           So long as any note, including any offered note, is outstanding, no payments will be made pursuant to priority eleventh above.

Administration Fund

           The indenture trustee will credit to the Administration Fund all amounts transferred to it from the Collection Fund, the Surplus Fund and the Acquisition Fund. Amounts in the Administration Fund will be used to pay the costs, fees and expenses of the trust.

           Remarketing Fee Account. The indenture trustee will establish and maintain a Remarketing Fee Account as a subaccount of the Administration Fund as an asset of the trust estate for the benefit of the remarketing agents and, in certain circumstances, the senior noteholders. On each quarterly distribution date that is one year or less prior to a reset date, the indenture trustee will transfer funds in the Collection Fund to the Remarketing Fee Account, prior to the payment of interest on the notes, in an amount up to the quarterly funding amount until the balance on deposit in the Remarketing Fee Account reaches the targeted level for such reset date. Amounts on deposit in the Remarketing Fee Account in excess of the targeted level on any quarterly distribution date will be transferred to the Collection Fund and included in available funds for that quarterly distribution date. Investment earnings on deposit in the Remarketing Fee Account will be withdrawn on each monthly calculation date, deposited into the Collection Fund and included in available funds for such monthly calculation date.

Debt Service Fund

           The indenture establishes a Debt Service Fund which comprises four accounts:

•	the Interest Account;

•	the Principal Account;

•	the Retirement Account; and

•	the Supplemental Interest Account.

           The Debt Service Fund will be used only for the payment when due of principal and of premium, if any, and interest on the notes, the purchase price of notes, other indenture obligations and carry-over amounts (including any accrued interest thereon).

           Any supplemental indenture providing for the issuance of any series of notes to be paid pursuant to or secured by a credit enhancement facility will also provide for the creation of separate sub-accounts within the Interest Account, the Principal Account and the Retirement Account. Any payment received pursuant to that credit enhancement facility will be deposited into the applicable sub-account, and these funds will be used only for the payment of principal of and premium, if any, and interest on notes of the applicable series, or for any other purposes permitted by the applicable supplemental indenture, subject to the conditions set forth in that supplemental indenture.

           Interest Account. The indenture trustee will deposit in the Interest Account:

•	proceeds of the issuance of notes if directed by the related supplemental indenture;

•	that portion of the proceeds from the sale of the trust’s refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes;

•	all payments under any credit enhancement facilities to be used to pay interest on the notes; and

•	all amounts required to be transferred to the Interest Account from the funds described below.

           With respect to each series of notes on which interest is paid no less frequently than every 60 days, the indenture trustee will deposit to the Interest Account on each monthly calculation date an amount equal to the interest that will become payable on those notes during the following calendar month.

           With respect to each series of notes on which interest is paid less frequently than every 60 days, the indenture trustee will make equal monthly deposits to the Interest Account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of the interest due on that interest payment date.

           With respect to notes that bear interest at a variable rate, for which any such amount cannot be determined on a monthly calculation date, the indenture trustee will make a deposit based upon assumptions set forth in the related supplemental indenture.

           With respect to each swap agreement or credit enhancement facility under which swap agreement payments by the trust or credit enhancement facility fees are payable no less frequently than every 60 days, the indenture trustee will deposit to the credit of the Interest Account on each monthly calculation date an amount equal to the trust swap agreement payments or fees that will become payable during the following calendar month.

           With respect to each swap agreement or credit enhancement facility under which swap agreement payments by the trust or credit enhancement facility fees are payable less frequently than every 60 days, the indenture trustee will make equal monthly deposits to the Interest Account on each monthly calculation date preceding each payment date, to aggregate the full amount of those swap agreement payments or credit enhancement facility fees, as the case may be.

           With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the indenture trustee will make the deposit based upon assumptions set forth in the supplemental indenture authorizing that swap agreement.

          Each deposit required by the preceding paragraphs will be made by transfer from the following funds, in the following order of priority: the Collection Fund, the Surplus Fund, the Reserve Fund and, as to senior notes and other senior obligations only, the Acquisition Fund.

           On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) or series IO carry-over interest, as applicable, will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the indenture trustee will transfer to the Interest Account (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to that carry-over amount (including any accrued interest thereon) or series IO carry-over interest, as applicable.

           Principal Account. The indenture trustee will deposit in the Principal Account:

•	proceeds of the issuance of notes in an amount, if any, representing premium of those notes paid as a part of their purchase price;

•	the portion of the proceeds from the sale of the trust's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the notes;

•	all payments under any credit enhancement facilities to be used to pay principal of notes; and

•	all amounts required to be transferred to the Principal Account from the funds described below.

           To provide for the payment of principal due on the stated maturity of notes or on a mandatory sinking fund payment date for notes (or for the reimbursement to any credit facility provider for the payment of such principal), the indenture trustee will make equal monthly deposits to the Principal Account on each of the twelve monthly calculation dates preceding the date that payment is due, to aggregate the full amount of that payment.

           These deposits will be made by transfer from the following funds in the following order of priority (after transfers to the Interest Account required on the date of any such transfer as described under “—Interest Account” above): the Collection Fund, the Surplus Fund, the Reserve Fund, and, as to senior notes and other senior obligations only, the Acquisition Fund.

           Balances in the Principal Account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest upon transfer to the Retirement Account, as determined by the trust at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.

           Retirement Account. All notes that are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with funds deposited to the Retirement Account. Funds in the Retirement Account will also be used for the reimbursement to any credit facility provider for the payment of those amounts pursuant to a credit enhancement facility.

           Amounts deposited in the Retirement Account to provide for the payment of the redemption price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, will be applied to the payments with respect to notes of all series subject to prepayment in such order of priority as may be established by the related supplemental indenture (or in the absence of direction from those supplemental indentures, in the order in which notes mature, and among notes with the same stated maturity, in the order in which those notes were issued). No redemption (other than mandatory sinking fund redemption) of, or principal distribution with respect to, subordinate notes will be permitted unless, after giving effect to that redemption or distribution, the senior asset requirement will be met.

           Balances in the Retirement Account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the trust at such time.

           The trust issued previously, and has outstanding, numerous series of notes. See “Capitalization” in this prospectus supplement. Since the timing and amount of principal payments on certain of the trust’s previously issued notes will affect the timing and amount of principal payments on the series 2006-1 notes (other than the series 2006-1A-IO notes which receive no principal payments), the following describes the principal payment priorities of the trust’s notes.

           So long as any series 2003-2 notes are outstanding, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2003-2 notes pursuant to priority thirteenth above (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula:

           TA = [(TB) x (F/3)] - RAB

           Where

           TA = Amount to be transferred to the Retirement Account and allocated to the series 2003-2 notes on the monthly calculation date.

           TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2003-2 notes immediately prior to the monthly calculation date less the aggregate targeted balance of each series of series 2003-2 notes listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

           F = 1 for the first monthly calculation date occurring in an interest accrual period, 2 for the second monthly calculation date occurring in an interest accrual period and 3 for the third monthly calculation date occurring in an interest accrual period.

           RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2003-2 notes, i ncluding any amounts received pursuant to priority twenty-third above.

           If on any monthly calculation date the above formula results in $0 or a negative number, no additional amounts will be transferred to the Retirement Account and allocated to the series 2003-2 notes on that monthly calculation date, as the series 2003-2 notes will have been allocated the full amount necessary to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date.

           So long as any series 2003-2 notes are outstanding, on each quarterly distribution date the indenture trustee will use amounts on deposit in the Retirement Account to redeem the series 2003-2 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.

           The series 2003-2 notes were structured so that payments of principal will be made on these notes in a sequential order. Therefore, prior to an event of default under the indenture, no series 2003-2 note will receive a payment of principal if a series 2003-2 note with a lower numerical designation is outstanding.

           The series 2004-1 notes, the series 2005-1 notes and the series 2006-1 notes will not receive distributions pursuant to priority thirteenth above. Rather, they will receive distributions pursuant to priority twenty-third above.

           Redemptions of notes will be made pursuant to priority twenty-third above as follows:

           First, to redeem each series of the series 2004-1 LIBOR rate notes following its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

           Second, to redeem each series of the series 2005-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

           Third, to redeem each series of the series 2006-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

           Fourth, if so provided for a series of series 2006-1A-7 senior notes for a reset period subsequent to the initial reset period, to redeem such series, or if a failed remarketing has occurred with respect to a series of the series 2006-1A-7 senior notes, to redeem such series (or if a failed remarketing has occurred with respect to both series of the series 2006-1A-7 senior notes, to redeem each series of the series 2006-1A-7 senior notes on a pro rata basis; provided that if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into the Accumulation Fund and used to redeem such series of reset rate notes on its next reset date). However, series 2006-1A-7 senior notes may not be redeemed under priority fourth upon a failed remarketing if a confirmation has been received from the rating agencies that the ratings of such series of reset rate notes will not be reduced or withdrawn as a result of not redeeming such notes.

           Fifth, to redeem each series of auction rate notes that are then permitted to be redeemed, including any series of subordinate auction rate notes. The specific series of auction rate notes to be redeemed will be determined by issuer order and the redemptions will occur on the auction rate distribution date for the applicable series pursuant to the auction procedures described in the accompanying prospectus. However, so long as the series 2003-2 notes are outstanding, if on the first two monthly calculation dates occurring in an interest accrual period, the amount on deposit in the Retirement Account and allocated to the series 2003-2 notes is less than the full amount needed to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date, amounts available in this priority fifth, up to the amount of such deficiency, will be transferred to the Retirement Account and allocated to the series 2003-2 notes prior to redeeming auction rate notes.

           Sixth, to redeem each series of the reset rate notes still outstanding on a pro rata basis (or, if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into the Accumulation Fund and used to redeem such series of reset rate notes on its next reset date).

           Seventh, to redeem each series of the series 2003-2 notes sequentially in numerical order starting with the series 2003-2A-2 senior notes and ending with the series 2003-2A-3 senior notes, until its outstanding principal balance is reduced to zero.

           Eighth, to redeem each series of the series 2004-1 LIBOR rate notes during its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

           Ninth, to redeem each series of the series 2005-1 LIBOR rate notes sequentially in numerical order, starting with the series 2005-1A-1 senior notes and ending with the series 2005-1A-5 senior notes, until its outstanding principal balance is reduced to zero.

           Tenth, to redeem each series of the series 2006-1 LIBOR rate notes sequentially in numerical order, starting with the series 2006-1A-1 senior notes and ending with the series 2006-1A-6 senior notes, until its outstanding principal balance is reduced to zero.

           The principal lock-out period for the series 2004-1 LIBOR rate notes will end on the day immediately preceding the quarterly distribution date occurring in July 2008 with respect to the series 2004-1A-2 senior notes, October 2010 with respect to the series 2004-1A-3 senior notes and January 2015 with respect to the series 2004-1A-4 senior notes. The lock-out period for the series 2004-1A-1 senior notes has ended.

           When the series 2005-1 LIBOR Rate notes or the series 2006-1 LIBOR rate notes are receiving principal distributions, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes, pursuant to priority twenty-third under “Summary — Collection Fund” (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula, calculated first for the series 2005-1 LIBOR rate notes and second, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the series 2006-1 LIBOR rate notes:

           TA = TB - RAB

           Where

           TA = Amount to be transferred to the Retirement Account and allocated to the applicable series of notes pursuant to priority twenty-third under “Summary — Collection Fund,” on the monthly calculation date.

           TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2005-1 LIBOR rate notes or series 2006-1 LIBOR rate notes, as applicable, immediately prior to the monthly calculation date less the aggregate targeted balance of such series listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

           RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes, as applicable.

           If on any quarterly distribution date on which the series 2003-2 notes are receiving principal distributions, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2006-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2006-1 LIBOR rate notes to the series 2003-2 notes. If, after giving effect to the previous sentence, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2005-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2005-1 LIBOR rate notes to the series 2003-2 notes.

           Pursuant to the allocations described in the preceding paragraphs, on each quarterly distribution date occurring when the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes are receiving principal distributions, the indenture trustee will use amounts on deposit in the Retirement Account and allocated to the series 2005-1 LIBOR rate notes or the series 2006-1 LIBOR rate notes, as applicable, to redeem the series 2005-1 LIBOR rate notes and 2006-1 LIBOR rate notes, up to the amount needed to reduce their outstanding principal balance to their respective targeted balances listed on Schedule A hereto for that quarterly distribution date, pursuant to priority twenty-third under “Summary — Collection Fund”.

           As a result of the priorities described above:

•	so long as any series 2003-2 notes remain outstanding, deposits will be made to the Retirement Account for the series 2003-2 notes pursuant to priority thirteenth above prior to any other series of notes issued by the trust, including the series 2004-1 notes, the series 2005-1 notes and the series 2006-1 notes, receiving a principal payment, except for any payments due at the stated maturity of a series of notes;

•	so long as any series 2004-1 LIBOR rate note is outstanding and not in a principal lock-out period, no series 2005-1 note or series 2006-1 note will receive payments of principal;

•	so long as any series 2005-1 LIBOR rate note is outstanding and has not been paid to its targeted balance for that quarterly distribution date, no series 2006-1 note will receive payments of principal;

•	the series 2006-1A-2 senior notes will not receive any payments of principal so long as any series 2006-1A-1 senior notes remain outstanding;

•	the series 2006-1A-3 senior notes will not receive any payments of principal so long as any series 2006-1A-2 senior notes remain outstanding;

•	the series 2006-1A-4 senior notes will not receive any payments of principal so long as any series 2006-1A-3 senior notes remain outstanding;

•	the series 2006-1A-5 senior notes will not receive any payments of principal so long as any series 2006-1A-4 senior notes remain outstanding;

•	the series 2006-1A-6 senior notes will not receive any payments of principal so long as any series 2006-1A-5 senior notes remain outstanding; and

•	no series of series 2006-1 LIBOR rate notes will receive any payments of principal exceeding the amount needed to reduce its outstanding principal balance to the targeted balance listed on Schedule A for the applicable quarterly distribution date unless the trust has redeemed previously each series of auction rate notes (that are then permitted to be redeemed), each series of the reset rate notes, each series of series 2003-2 notes, series 2004-1 LIBOR rate notes and each series 2005-1 LIBOR rate notes.

           During any reset period, a series of reset rate notes may be structured not to receive principal payments until the end of its reset period. If a series of reset rate notes is structured in this manner, as is the case for the series 2006-1A-7A senior notes in their initial reset period, generally all amounts that otherwise would have been paid to the holders of such reset rate notes as principal will instead be deposited into the Accumulation Fund. Principal payments will be allocated to the Accumulation Fund until amounts on deposit therein, are sufficient to pay the outstanding principal balance of the applicable series of 2006-1 reset rate notes in full and those funds will remain in the Accumulation Fund until the next reset date for such series, unless there occurs prior to that reset date or a successful auction of the student loans by the indenture trustee. On each related reset date, the trust will pay all amounts, less any investment earnings, on deposit in the Accumulation Fund, including amounts deposited on that reset date, to the holders of the series of reset rate notes, or the related swap counterparty for payment to the holders of such reset rate notes if such reset rate notes are denominated in a currency other than U.S. Dollars, as a distribution of principal.

           If a series of the reset rate notes is denominated in a currency other than U.S. Dollars, principal payments will be made to a currency swap counterparty. Any amounts the trust receives in Euros or another non-U.S. Dollar currency from a swap counterparty will be paid or allocated to the related reset rate noteholders from the Currency Fund as described in this prospectus supplement.

           Subordinate notes will not be redeemed so long as any series 2003-2 notes, series 2004-1 LIBOR rate notes, series 2005-1 LIBOR rate notes or series 2006-1 LIBOR rate notes are outstanding. Thereafter, subordinated notes may only be redeemed if, after giving effect to the redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be least equal to 100.5%. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

           Subject to the limitations described in the preceding paragraph, the series 2006-1B subordinate notes, may be redeemed at our option, in whole or in part, on any auction rate distribution date for that series at a price equal to 100% of the principal amount of notes being redeemed, plus accrued interest to the redemption date.

           The “senior asset percentage” is determined by dividing the aggregate value of all assets pledged under the indenture, less all accrued interest on senior notes, all accrued trust swap payments under senior swap agreements and all accrued fees with respect to senior asset enhancement facilities, by the aggregate outstanding amount of all senior notes issued under the indenture.

           The “subordinate asset percentage” is determined by dividing the aggregate value of all assets pledged under the indenture, less all accrued interest on senior notes and subordinate notes, all accrued trust swap payments under senior swap agreements and subordinate swap agreements and all accrued fees with respect to senior credit enhancement facilities and subordinate credit enhancement facilities, by the aggregate outstanding amount of all senior notes and subordinate notes issued under the indenture.

Allocation of Principal to Accumulation Fund

           During their initial reset period, the series 2006-1A-7A senior notes will not receive payments of principal until the end of the initial reset period. If on any quarterly distribution date principal would be payable to the reset rate notes during a reset period when a series of reset rate notes are structured not to receive a payment of principal until the end of the reset period, as is the case for the series 2006-1A-7A senior notes in their initial reset period, principal generally will be allocated to such series of reset rate notes and deposited into the Accumulation Fund. Those principal amounts will remain in the Accumulation Fund until the next reset date for such reset rate notes. On that reset date, all amounts on deposit in the Accumulation Fund, less any investment earnings, including any allocation of principal made on that quarterly distribution date, will be distributed to the holders of such series of reset rate notes, as of the related record date, as a payment of principal (or if in foreign exchange mode, on or about that reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to such reset rate noteholders on or about that reset date).

           However, in the event that on any quarterly distribution date the amount on deposit in the Accumulation Fund, less any investment earnings, would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the reset rate notes, then no additional amounts will be deposited into the Accumulation Fund, and all amounts therein, less any investment earnings, will be distributed on the next reset date to the reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the related currency swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the reset rate noteholders on or about that reset date). On that reset date the outstanding principal balance of the reset rate notes will be reduced to zero. Amounts on deposit in the Accumulation Fund, less any investment earnings, may be used only to pay principal on the reset rate notes or to make payments to a currency swap counterparty (but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in a currency swap agreement) and for no other purpose. All investment earnings on deposit in the Accumulation Fund will be transferred into the Collection Fund on each monthly calculation date.

           If amounts are deposited into or are on deposit in the Accumulation Fund, the indenture trustee, subject to available funds, will deposit into the Supplemental Interest Account the supplemental interest account deposit amount as described above in “Flow of Funds”. The supplemental interest deposit amount equals with respect to any quarterly distribution date during a reset period when the reset rate notes are structured not to receive a payment of principal until the end of the reset period, the product of:

•	the difference between (a) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that quarterly distribution date) that will be payable by the trust to any related swap counterparties on the next quarterly distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that quarterly distribution date) that will be payable by the trust to the reset rate noteholders on the next quarterly distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the rating agency condition,

•	the amount on deposit in the Accumulation Fund immediately after that quarterly distribution date, and

•	the actual number of days from that quarterly distribution date to the next reset date, divided by 360.

Reserve Fund

           Upon the issuance of any series of notes, the indenture trustee will credit to the Reserve Fund, from the proceeds of that issuance of notes or from the Surplus Fund, the amount, if any so that upon issuance of those notes the balance in the Reserve Fund will not be less than the Reserve Fund Requirement.

           If on any monthly calculation date the balance in the Reserve Fund is less than the Reserve Fund Requirement, the indenture trustee will transfer to the Reserve Fund an amount equal to the deficiency from moneys available in the following funds in the following order of priority (to the extent not required for credit to the Administration Fund, the Debt Service Fund or the Acquisition Fund): the Collection Fund and the Surplus Fund.

           The balance in the Reserve Fund will be used and applied solely for the payment when due of principal and interest on the notes and any other indenture obligations payable from the Debt Service Fund. If on any monthly calculation date the balance in the Reserve Fund exceeds the Reserve Fund Requirement, that excess will be transferred to the Collection Fund.

Surplus Fund

           On each monthly calculation date, the indenture trustee will deposit to the Surplus Fund balances in the Collection Fund not required for deposit to any other fund or account and certain amounts transferred from the Acquisition Fund.

           At any time there is a deficiency in any of the other funds or accounts, balances in the Surplus Fund will be transferred to those funds or accounts to remedy that deficiency in the same order of priority as for the application of moneys in the Collection Fund.

           Any amounts in the Surplus Fund will be released to the depositor or used to make indemnity payments required pursuant to the terms of a servicing agreement if after taking into account any such release and excluding, for these purposes only, from the calculation of the aggregate value of the trust’s assets, any student loans not satisfying the trust’s eligibility criteria, (a) the senior asset percentage will not be less than 107%, and the subordinate asset percentage will not be less than 100.5% or such greater percentages or amounts as may be required by the rating agencies and (b) the aggregate value of the trust’s assets, less the principal amount of all notes outstanding will exceed $5,000,000 after release or payment; or in all cases lesser percentages or amounts if each rating agency confirms that use of such lesser percentage or amount will not result in a withdrawal or reduction of any ratings then applicable to any outstanding notes.

Prepayment, Yield and Maturity Considerations

           Generally, all of the trust’s student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a series of notes and the yield on a series of notes may be affected by prepayments of the trust’s student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a series of notes will occur prior to such series of notes’ final maturity date. Accordingly, in the event that the trust’s student loans experience significant prepayments, the actual final payments on a series of notes may occur substantially before its final maturity date, causing a shortening of the notes’ weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

           The rate of prepayments on the trust’s student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust’s student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust’s student loans, and the servicers are obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

           However, scheduled payments with respect to, and maturities of, the trust’s student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a series of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust’s student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the trust’s student loans may extend beyond the final maturity date for a series of notes.

           Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used herein to calculate prepayments is based on prepayment rates for specific loan types. For purposes of this transaction, we refer to this model as the “PPC.” The PPC applies a constant percentage rate (“CPR,” see discussion below) of prepayment that remains constant throughout the life of a student loan.

           100% PPC implies prepayment at a rate of 4.0% CPR for Consolidation Loans and 12.0% CPR for Stafford Loans and PLUS Loans.

           CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized)
after scheduled payments) x (1-(1-CPR) 1/12)

           Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments would be as follows for various levels of PPC:

                                              0% PPC       50% PPC        100% PPC        150% PPC      200% PPC
                                             --------     ---------      ----------     -----------    ----------
Monthly Prepayment-Consolidation              $0.00        $1.68           $3.40           $5.14         $6.92
     Loans

Monthly Prepayment-Stafford and               $0.00        $5.14          $10.60          $16.40        $22.61
     PLUS Loans

           The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

           For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the cut-off date for the student loans is as of January 31, 2006;
•	the closing date is April 25, 2006;
•	all student loans in school and grace remain in their current status until their status end date and then move to repayment, and no student loan moves from repayment to any other status;
•	no defaults occur on any of the student loans;
•	100% of borrowers in a repayment status will pay on time;
•	there are government payment delays of 30 days for interest subsidy and special allowance payments; o interest on student loans is assumed to capitalize once at repayment for borrowers not currently in repayment;
•	one-month LIBOR remains fixed at 4.73%, three-month LIBOR remains fixed at 4.92%, 90-day commercial paper remains fixed at 4.80%, and 91-day Treasury Bill remains fixed at 4.50% for the life of the transaction;
•	distributions on the notes begin on July 25, 2006 and will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day;
•	the interest rate for each series of outstanding notes at all times will be equal to:

                         Series 2006 - 1A-1 Senior Notes                                    4.92%
                         Series 2006 - 1A-2 Senior Notes                                    4.97%
                         Series 2006 - 1A-3 Senior Notes                                    5.02%
                         Series 2006 - 1A-4 Senior Notes                                    5.04%
                         Series 2006 - 1A-5 Senior Notes                                    5.07%
                         Series 2006 - 1A-6 Senior Notes                                    5.10%
                         Series 2006 - 1A-7A Senior Notes                                   5.13%
                         Series 2006 - 1A-7B Senior Notes                                   4.94%
                         Series 2006 - 1B Subordinate Notes                                 4.80%
                         Each previously issued series of senior auction rate notes         4.73%
                         Each previously issued series of subordinate auction rate notes    4.80%
•	each previously issued series of senior LIBOR rate notes will bear interest at a rate equal to 4.92% plus their respective spreads;
•	interest accrues on the LIBOR rate notes on an actual/360 day count basis, auction rate notes on an actual/actual basis, reset rate notes (LIBOR) on an actual/360 basis and for reset rate notes that are fixed on an 30/360 basis;
•	but for servicing, all fees and expenses are quoted on an annualized basis;
•	an administration fee equal to 0.20% of the outstanding principal amount of the student loans, paid monthly by the trust to the administrator, beginning June 1, 2006;
•	trustee fees equal to 0.01% of the principal amount of notes outstanding, paid monthly by the trust to the trustee, beginning May 25, 2006;
•	an auction agent fee equal to 0.004% of the principal amount of auction rate notes outstanding, paid monthly by the trust to the auction agent, beginning May 25, 2006;
•	broker-dealer fees equal to (i) 0.15% of the principal amount of senior auction rate notes outstanding and (ii) 0.25% of the principal amount of subordinate auction rate notes, each paid monthly by the trust to the auction agent, beginning May 25, 2006;
•	a consolidation loan rebate fee equal to 1.05% per annum of the outstanding principal amount of the student loans that are consolidation loans, paid monthly by the trust to the Department of Education;
•	remarketing fees equal to 0.25% of the principal amount of reset rate notes outstanding and to be remarketed, beginning one year prior to the initial reset date and ending on the quarterly distribution date prior to the initial reset date, paid by the trust to the remarketing agents;
•	servicing fees vary by servicer and are paid monthly by the trust to the servicers; such fees range from $1.12 per student loan per month to $3.87 per student loan per month, depending on loan type and status;
•	the reserve account has an initial balance equal to $59,246,506, and at all times a balance of no less than $2,000,000;
•	the collection account has an initial balance equal to $5,978,494;
•	all payments are assumed to be made at the end of the month and amounts on deposit in the reserve account and collection account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.80% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;
•	the starting balance for the series 2003-2A-2 senior notes, on the closing date, is $430,900,000; and
•	the starting balance for the series 2004-1A-1 senior notes, on the closing date, is $162,534,072.

           The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the student loans are the same as the assumed characteristics, remaining terms and ages.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
OF THE SERIES 2006-1 LIBOR RATE OFFERED NOTES
AT VARIOUS PRECENTAGES OF THE PPC

                                                                      Weighted Average Life (years)(1)
                               --------------------------------------------------------------------------------------------------
Class                                 0%                50%                100%                150%                   200%
-----------------------------  -----------------  -----------------  -----------------  --------------------    -----------------
Series 2006-1A-1 senior notes              5.07               3.50               1.50                  1.50                 1.50
Series 2006-1A-2 senior notes              6.45               4.00               4.00                  4.00                 4.00
Series 2006-1A-3 senior notes              7.07               7.01               7.01                  7.01                 7.01
Series 2006-1A-4 senior notes              9.75               9.75               9.75                  9.75                 9.75
Series 2006-1A-5 senior notes             11.99              11.99              11.99                 11.99                11.99
Series 2006-1A-6 senior notes             15.00              15.00              15.00                 15.00                15.00

Class                                                               Expected Maturity Date
---------------------------------------------------------------------------------------------------------------------------------
Series 2006-1A-1 senior notes      January 2012       October 2009         April 2008            April 2008           April 2008
Series 2006-1A-2 senior notes      January 2013          July 2010          July 2010             July 2010            July 2010
Series 2006-1A-3 senior notes      October 2013       October 2013       October 2013          October 2013         October 2013
Series 2006-1A-4 senior notes        April 2016         April 2016         April 2016            April 2016           April 2016
Series 2006-1A-5 senior notes      January 2019       January 2019       January 2019          January 2019         January 2019
Series 2006-1A-6 senior notes        April 2022         April 2022         April 2022            April 2022           April 2022

(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related quarterly distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

SERIES 2006-1A-1 SENIOR NOTES
PRECENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PRECENTAGES OF THE PPC

    Quarterly Distribution Dates           0%            50%            100%           150%           200%
-------------------------------------  ------------  -------------  -------------  -------------  --------------
                             Closing     100%          100%           100%           100%           100%
                           July 2006     100%          100%           100%           100%           100%
                        October 2006     100%          100%           100%           100%           100%
                        January 2007     100%          100%           100%           100%           100%
                          April 2007     100%          100%           100%           100%           100%
                           July 2007     100%          100%            60%            60%            60%
                        October 2007     100%          100%            25%            25%            25%
                        January 2008     100%          100%            15%            15%            15%
                          April 2008     100%          100%             0%             0%             0%
                           July 2008     100%          100%             0%             0%             0%
                        October 2008     100%          100%             0%             0%             0%
                        January 2009     100%          100%             0%             0%             0%
                          April 2009     100%          100%             0%             0%             0%
                           July 2009     100%          100%             0%             0%             0%
                        October 2009     100%            0%             0%             0%             0%
                        January 2010     100%            0%             0%             0%             0%
                          April 2010     100%            0%             0%             0%             0%
                           July 2010     100%            0%             0%             0%             0%
                        October 2010      53%            0%             0%             0%             0%
                        January 2011      53%            0%             0%             0%             0%
                          April 2011      53%            0%             0%             0%             0%
                           July 2011      53%            0%             0%             0%             0%
                        October 2011      16%            0%             0%             0%             0%
         January 2012 and thereafter       0%            0%             0%             0%             0%

SERIES 2006-1A-2 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates               0%            50%            100%           150%           200%
-------------------------------------  ------------  -------------  -------------  -------------  --------------
                             Closing     100%          100%           100%           100%           100%
                           July 2006     100%          100%           100%           100%           100%
                        October 2006     100%          100%           100%           100%           100%
                        January 2007     100%          100%           100%           100%           100%
                          April 2007     100%          100%           100%           100%           100%
                           July 2007     100%          100%           100%           100%           100%
                        October 2007     100%          100%           100%           100%           100%
                        January 2008     100%          100%           100%           100%           100%
                          April 2008     100%          100%           100%           100%           100%
                           July 2008     100%          100%           100%           100%           100%
                        October 2008     100%          100%           100%           100%           100%
                        January 2009     100%          100%           100%           100%           100%
                          April 2009     100%          100%           100%           100%           100%
                           July 2009     100%          100%           100%           100%           100%
                        October 2009     100%           95%            95%            95%            95%
                        January 2010     100%           70%            70%            70%            70%
                          April 2010     100%           35%            35%            35%            35%
                           July 2010     100%            0%             0%             0%             0%
                        October 2010     100%            0%             0%             0%             0%
                        January 2011     100%            0%             0%             0%             0%
                          April 2011     100%            0%             0%             0%             0%
                           July 2011     100%            0%             0%             0%             0%
                        October 2011     100%            0%             0%             0%             0%
                        January 2012      97%            0%             0%             0%             0%
                          April 2012      82%            0%             0%             0%             0%
                           July 2012      67%            0%             0%             0%             0%
                        October 2012      33%            0%             0%             0%             0%
         January 2013 and thereafter       0%            0%             0%             0%             0%

SERIES 2006-1A-3 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

    Quarterly Distribution Dates           0%            50%            100%           150%           200%
-------------------------------------  ------------  -------------  -------------  -------------  --------------
                             Closing     100%          100%           100%           100%           100%
                           July 2006     100%          100%           100%           100%           100%
                        October 2006     100%          100%           100%           100%           100%
                        January 2007     100%          100%           100%           100%           100%
                          April 2007     100%          100%           100%           100%           100%
                           July 2007     100%          100%           100%           100%           100%
                        October 2007     100%          100%           100%           100%           100%
                        January 2008     100%          100%           100%           100%           100%
                          April 2008     100%          100%           100%           100%           100%
                           July 2008     100%          100%           100%           100%           100%
                        October 2008     100%          100%           100%           100%           100%
                        January 2009     100%          100%           100%           100%           100%
                          April 2009     100%          100%           100%           100%           100%
                           July 2009     100%          100%           100%           100%           100%
                        October 2009     100%          100%           100%           100%           100%
                        January 2010     100%          100%           100%           100%           100%
                          April 2010     100%          100%           100%           100%           100%
                           July 2010     100%          100%           100%           100%           100%
                        October 2010     100%          100%           100%           100%           100%
                        January 2011     100%          100%           100%           100%           100%
                          April 2011     100%          100%           100%           100%           100%
                           July 2011     100%          100%           100%           100%           100%
                        October 2011     100%          100%           100%           100%           100%
                        January 2012     100%          100%           100%           100%           100%
                          April 2012     100%          100%           100%           100%           100%
                           July 2012     100%          100%           100%           100%           100%
                        October 2012     100%           89%            89%            89%            89%
                        January 2013      78%           62%            62%            62%            62%
                          April 2013      35%           35%            35%            35%            35%
                           July 2013      16%           16%            16%            16%            16%
         October 2013 and thereafter       0%            0%             0%             0%             0%

SERIES 2006-1A-4 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

    Quarterly Distribution Dates           0%            50%            100%           150%           200%
-------------------------------------  ------------  -------------  -------------  -------------  --------------
                             Closing     100%          100%           100%           100%           100%
                           July 2006     100%          100%           100%           100%           100%
                        October 2006     100%          100%           100%           100%           100%
                        January 2007     100%          100%           100%           100%           100%
                          April 2007     100%          100%           100%           100%           100%
                           July 2007     100%          100%           100%           100%           100%
                        October 2007     100%          100%           100%           100%           100%
                        January 2008     100%          100%           100%           100%           100%
                          April 2008     100%          100%           100%           100%           100%
                           July 2008     100%          100%           100%           100%           100%
                        October 2008     100%          100%           100%           100%           100%
                        January 2009     100%          100%           100%           100%           100%
                          April 2009     100%          100%           100%           100%           100%
                           July 2009     100%          100%           100%           100%           100%
                        October 2009     100%          100%           100%           100%           100%
                        January 2010     100%          100%           100%           100%           100%
                          April 2010     100%          100%           100%           100%           100%
                           July 2010     100%          100%           100%           100%           100%
                        October 2010     100%          100%           100%           100%           100%
                        January 2011     100%          100%           100%           100%           100%
                          April 2011     100%          100%           100%           100%           100%
                           July 2011     100%          100%           100%           100%           100%
                        October 2011     100%          100%           100%           100%           100%
                        January 2012     100%          100%           100%           100%           100%
                          April 2012     100%          100%           100%           100%           100%
                           July 2012     100%          100%           100%           100%           100%
                        October 2012     100%          100%           100%           100%           100%
                        January 2013     100%          100%           100%           100%           100%
                          April 2013     100%          100%           100%           100%           100%
                           July 2013     100%          100%           100%           100%           100%
                        October 2013     100%          100%           100%           100%           100%
                        January 2014     100%          100%           100%           100%           100%
                          April 2014     100%          100%           100%           100%           100%
                           July 2014     100%          100%           100%           100%           100%
                        October 2014     100%          100%           100%           100%           100%
                        January 2015     100%          100%           100%           100%           100%
                          April 2015     100%          100%           100%           100%           100%
                           July 2015     100%          100%           100%           100%           100%
                        October 2015      67%           67%            67%            67%            67%
                        January 2016      33%           33%            33%            33%            33%
           April 2016 and thereafter       0%            0%             0%             0%             0%

SERIES 2006-1A-5 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

    Quarterly Distribution Dates             0%              50%            100%          150%            200%
-------------------------------------  ----------------  -------------  -------------  ------------  ---------------
                             Closing       100%             100%           100%           100%          100%
                           July 2006       100%             100%           100%           100%          100%
                        October 2006       100%             100%           100%           100%          100%
                        January 2007       100%             100%           100%           100%          100%
                          April 2007       100%             100%           100%           100%          100%
                           July 2007       100%             100%           100%           100%          100%
                        October 2007       100%             100%           100%           100%          100%
                        January 2008       100%             100%           100%           100%          100%
                          April 2008       100%             100%           100%           100%          100%
                           July 2008       100%             100%           100%           100%          100%
                        October 2008       100%             100%           100%           100%          100%
                        January 2009       100%             100%           100%           100%          100%
                          April 2009       100%             100%           100%           100%          100%
                           July 2009       100%             100%           100%           100%          100%
                        October 2009       100%             100%           100%           100%          100%
                        January 2010       100%             100%           100%           100%          100%
                          April 2010       100%             100%           100%           100%          100%
                           July 2010       100%             100%           100%           100%          100%
                        October 2010       100%             100%           100%           100%          100%
                        January 2011       100%             100%           100%           100%          100%
                          April 2011       100%             100%           100%           100%          100%
                           July 2011       100%             100%           100%           100%          100%
                        October 2011       100%             100%           100%           100%          100%
                        January 2012       100%             100%           100%           100%          100%
                          April 2012       100%             100%           100%           100%          100%
                           July 2012       100%             100%           100%           100%          100%
                        October 2012       100%             100%           100%           100%          100%
                        January 2013       100%             100%           100%           100%          100%
                          April 2013       100%             100%           100%           100%          100%
                           July 2013       100%             100%           100%           100%          100%
                        October 2013       100%             100%           100%           100%          100%
                        January 2014       100%             100%           100%           100%          100%
                          April 2014       100%             100%           100%           100%          100%
                           July 2014       100%             100%           100%           100%          100%
                        October 2014       100%             100%           100%           100%          100%
                        January 2015       100%             100%           100%           100%          100%
                          April 2015       100%             100%           100%           100%          100%
                           July 2015       100%             100%           100%           100%          100%
                        October 2015       100%             100%           100%           100%          100%
                        January 2016       100%             100%           100%           100%          100%
                          April 2016       100%             100%           100%           100%          100%
                           July 2016       100%             100%           100%           100%          100%
                        October 2016       100%             100%           100%           100%          100%
                        January 2017       100%             100%           100%           100%          100%
                          April 2017       100%             100%           100%           100%          100%
                           July 2017        95%              95%            95%            95%           95%
                        October 2017        76%              76%            76%            76%           76%
                        January 2018        58%              58%            58%            58%           58%
                          April 2018        39%              39%            39%            39%           39%
                           July 2018        22%              22%            22%            22%           22%
                        October 2018         7%               7%             7%             7%            7%
         January 2019 and thereafter         0%               0%             0%             0%            0%

SERIES 2006-1A-6 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

    Quarterly Distribution Dates           0%            50%            100%           150%           200%
-------------------------------------  ------------  -------------  -------------  -------------  --------------
                             Closing     100%          100%           100%           100%           100%
                           July 2006     100%          100%           100%           100%           100%
                        October 2006     100%          100%           100%           100%           100%
                        January 2007     100%          100%           100%           100%           100%
                          April 2007     100%          100%           100%           100%           100%
                           July 2007     100%          100%           100%           100%           100%
                        October 2007     100%          100%           100%           100%           100%
                        January 2008     100%          100%           100%           100%           100%
                          April 2008     100%          100%           100%           100%           100%
                           July 2008     100%          100%           100%           100%           100%
                        October 2008     100%          100%           100%           100%           100%
                        January 2009     100%          100%           100%           100%           100%
                          April 2009     100%          100%           100%           100%           100%
                           July 2009     100%          100%           100%           100%           100%
                        October 2009     100%          100%           100%           100%           100%
                        January 2010     100%          100%           100%           100%           100%
                          April 2010     100%          100%           100%           100%           100%
                           July 2010     100%          100%           100%           100%           100%
                        October 2010     100%          100%           100%           100%           100%
                        January 2011     100%          100%           100%           100%           100%
                          April 2011     100%          100%           100%           100%           100%
                           July 2011     100%          100%           100%           100%           100%
                        October 2011     100%          100%           100%           100%           100%
                        January 2012     100%          100%           100%           100%           100%
                          April 2012     100%          100%           100%           100%           100%
                           July 2012     100%          100%           100%           100%           100%
                        October 2012     100%          100%           100%           100%           100%
                        January 2013     100%          100%           100%           100%           100%
                          April 2013     100%          100%           100%           100%           100%
                           July 2013     100%          100%           100%           100%           100%
                        October 2013     100%          100%           100%           100%           100%
                        January 2014     100%          100%           100%           100%           100%
                          April 2014     100%          100%           100%           100%           100%
                           July 2014     100%          100%           100%           100%           100%
                        October 2014     100%          100%           100%           100%           100%
                        January 2015     100%          100%           100%           100%           100%
                          April 2015     100%          100%           100%           100%           100%
                           July 2015     100%          100%           100%           100%           100%
                        October 2015     100%          100%           100%           100%           100%
                        January 2016     100%          100%           100%           100%           100%
                          April 2016     100%          100%           100%           100%           100%
                           July 2016     100%          100%           100%           100%           100%
                        October 2016     100%          100%           100%           100%           100%
                        January 2017     100%          100%           100%           100%           100%
                          April 2017     100%          100%           100%           100%           100%
                           July 2017     100%          100%           100%           100%           100%
                        October 2017     100%          100%           100%           100%           100%
                        January 2018     100%          100%           100%           100%           100%
                          April 2018     100%          100%           100%           100%           100%
                           July 2018     100%          100%           100%           100%           100%
                        October 2018     100%          100%           100%           100%           100%
                        January 2019     100%          100%           100%           100%           100%
                          April 2019     100%          100%           100%           100%           100%
                           July 2019     100%          100%           100%           100%           100%
                        October 2019     100%          100%           100%           100%           100%
                        January 2020     100%          100%           100%           100%           100%
                          April 2020      97%           97%            97%            97%            97%
                           July 2020      83%           83%            83%            83%            83%
                        October 2020      69%           69%            69%            69%            69%
                        January 2021      54%           54%            54%            54%            54%
                          April 2021      40%           40%            40%            40%            40%
                           July 2021      29%           29%            29%            29%            29%
                        October 2021      19%           19%            19%            19%            19%
                        January 2022       8%            8%             8%             8%             8%
           April 2022 and thereafter       0%            0%             0%             0%             0%

Summary of the Indenture Provisions

           The trust will issue series of notes from time to time pursuant to the indenture and a related supplemental indenture. The following is a summary of some of the provisions contained in the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and priority of lien

           The provisions of the indenture are generally for the equal benefit, protection and security of the holders of all of the notes issued by the trust. However, the senior notes have priority over the subordinate notes with respect to payments of principal and interest, and the subordinate notes have priority over the junior subordinate notes, if any, with respect to payments of principal and interest.

           The trust will not:

•	create, or permit the creation of, any pledge, lien, charge or encumbrance upon the student loans or the other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the trust, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture; or

•	issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture.

Covenants

           Enforcement and amendment of guarantee agreements. The trust will cause the eligible lender trustee to enter into and maintain guarantee agreements covering the trust’s student loans so as to maintain benefits for all student loans. The trust also will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with these agreements that in any manner will materially adversely affect the rights of the holders of the notes or the other beneficiaries under the indenture, unless each rating agency confirms that the proposed amendment will not result in the withdrawal or reduction of any ratings then applicable to the outstanding notes.

           Acquisition, collection and assignment of student loans. The trust will purchase or originate student loans only with moneys in any of the funds and, subject to any adjustments referred to in the following paragraph, will diligently cause to be collected all principal, interest and other payments in respect of the student loans to which the trust is entitled.

           Enforcement of student loans. The trust will cause to be diligently enforced all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest and other amounts due to the trust. The trust will not permit the release of the obligations of any borrower under any student loan and will, to the extent permitted by law, cause to be defended, enforced, preserved and protected, the rights and privileges of the trust, the eligible lender trustee, the indenture trustee, the holders of the notes and the other beneficiaries under the indenture, under and with respect to each student loan and related agreement. The trust will not consent or agree to or permit any amendment or modification of any student loan or related agreement that will in any manner materially adversely affect the rights or security of the holders of the notes and other beneficiaries under the indenture. The trust may, however:

•	settle a default or cure a delinquency on a student loan on terms that are required by law;

•	amend the terms of a student loan to provide a different rate of interest to the extent required by law; and

•	reduce the interest rate of or forgive interest or principal payments on student loans pursuant to borrower benefit programs within certain limitations specified in the indenture.

           The trust may otherwise amend the terms of any student loan or reduce interest payments or forgive interest or principal payments in excess of the specified limitations if each rating agency has confirmed that the proposed action will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes.

           Administration and collection of student loans. The trust will enter into one or more servicing agreements pursuant to which servicers (which shall not include the trust) that meet certain standards set forth in the indenture agree to service and collect, all student loans originated under the Federal Family Education Loan Program in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement. The trust will diligently enforce all terms, covenants and conditions of all servicing agreements, student loan purchase agreements and administration agreements, including the prompt payment of all amounts due under those agreements. The trust will not permit the release of the obligations of any servicer under any servicing agreement, any administrator under any administration agreement or any party under a loan purchase agreement, except in accordance with the terms of the applicable agreement. The trust will not consent or agree to or permit any amendment or modification of any servicing agreement, administration agreement or loan purchase agreement unless each rating agency confirms that the amendment or modification will not result in the withdrawal or reduction of any ratings then applicable to the outstanding notes.

           Limitation on fees. The fees, costs and expenses of the trust may not exceed certain levels unless each rating agency confirms that such levels will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes.

           Tax Treatment. The trust agrees, and each holder of notes, by its acceptance of its notes, agrees, to treat the notes for federal, state and local income, business and franchise tax purposes as indebtedness of the trust.

           Continued existence; merger and consolidation. The trust will maintain its existence as a Delaware statutory trust and will not dispose of all or substantially all of its assets, except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity, or permit any other entity to consolidate with or merge into it, unless either the trust is the surviving entity or each of the following conditions is satisfied:

•	the surviving, resulting or transferee entity, as the case may be, is a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

•	at least 30 days before any merger, consolidation or transfer of assets becomes effective, the trust gives the indenture trustee written notice of the proposed transaction;

•	immediately after giving effect to any merger, consolidation or transfer of assets, no event of default under the indenture has occurred and is continuing;

•	each rating agency confirms that the merger, consolidation or transfer of assets will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes; and

•	prior to or concurrently with any merger, consolidation or transfer of assets:

•	any action necessary to maintain the lien and security interest created in favor of the indenture trustee under the indenture is taken;

•	the surviving, resulting or transferee entity, as the case may be, delivers to the indenture trustee an instrument assuming all of the obligations of the trust under the indenture and related agreements, together with any necessary consents; and

•	the trust delivers to the indenture trustee and each rating agency a certificate and an opinion of counsel (which will either describe the actions taken that are necessary to maintain the lien and security interest in favor of the indenture trustee under the indenture or that no such action needs to be taken), each stating that all conditions precedent to the merger, consolidation or transfer of assets have been complied with.

Events of default

           The indenture defines the following events as events of default:

•	default in the due and punctual payment of any interest on any senior note; or

•	default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at stated maturity, at the date fixed for redemption of that senior note (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that senior note; or

•	default by the trust in its obligation to purchase any senior note on a tender date for that senior note; or

•	default in the due and punctual payment of any amount owed by the trust to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at stated maturity, at the date fixed for redemption of that subordinate note (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that subordinate note; or

•	if no senior obligations are outstanding, default by the trust in its obligation to purchase any subordinate note on a tender date for that subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at stated maturity, at the date fixed for redemption of that junior subordinate note (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default by the trust in its obligation to purchase any junior subordinate note on a tender date therefor; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

•	default in the performance of any of the trust’s obligations with respect to the transmittal of money to be credited to the Collection Fund, the Acquisition Fund or the Debt Service Fund under the provisions of the indenture that has continued unremedied for 30 days; or

•	default in the performance or observance of any other of the covenants, agreements or conditions on the part of the trust contained in the indenture or in the notes that has continued unremedied for 30 days after written notice specifying the default has been given to the trust by the indenture trustee, unless the default is such that it can be corrected, but not within 30 days, corrective action has been instituted by the trust within 30 days and is diligently pursued until the default is corrected; or

•	certain events of bankruptcy or insolvency of the trust.

Remedies on default

           Whenever any event of default has occurred and is continuing, the indenture trustee may (and, upon the written request of the Acting Beneficiaries Upon Default, the indenture trustee will), by notice in writing delivered to the trust, declare the principal of and interest accrued on all notes then outstanding due and payable and principal and interest will become immediately due and payable.

           At any time after such a declaration of acceleration has been made, and before a judgment or decree for payment of the money due has been obtained by the indenture trustee, the Acting Beneficiaries Upon Default, by written notice to the trust and the indenture trustee, may rescind and annul that declaration and its consequences if:

•	a sum of money has been paid to or deposited with the indenture trustee by or for the account of the trust, or provision for payment satisfactory to the indenture trustee has been made, sufficient to pay:

•	if senior obligations are outstanding:

•	all overdue installments of interest on all senior notes;

•	the principal of (and premium, if any, on) any senior notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those senior notes;

•	to the extent lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by the senior notes;

•	all other senior obligations which have become due other than as a direct result of declaration of acceleration;

•	all other sums required to be credited to the Collection Fund and the Interest Account; and

•	all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers;

•	if no senior obligations are outstanding, but subordinate obligations are outstanding:

•	all overdue installments of interest on all subordinate notes;

•	the principal of (and premium, if any, on) any subordinate notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those subordinate notes;

•	to the extent lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by the subordinate notes;

•	all other subordinate obligations which have become due other than as a direct result of declaration of acceleration;

•	all other sums required to be credited to the Collection Fund and the Interest Account; and

•	all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

•	if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

•	all overdue installments of interest on all junior subordinate notes;

•	the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those junior subordinate notes;

•	to the extent lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by the junior subordinate notes;

•	all other junior subordinate obligations which have become due other than as a direct result of declaration or acceleration;

•	all other sums required to be credited to the Collection Fund and the Interest Account; and

•	all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers;

and

•	all events of default, other than the nonpayment of the principal of and interest on notes or other obligations which have become due solely by, or as a direct result of, declaration of acceleration, have been cured or waived as provided in the indenture.

           If an event of default has occurred and is continuing, the indenture trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the trust in the indenture and may pursue such appropriate judicial proceedings as the indenture trustee deems most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The indenture trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

           If an event of default has occurred and is continuing, the Acting Beneficiaries Upon Default have requested the indenture trustee to do so and the indenture trustee has been indemnified as provided in the indenture, the indenture trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the indenture trustee deems most expedient in the interests of the beneficiaries. However, the indenture trustee has the right to decline to comply with any such request if counsel has advised the indenture trustee that the action requested may not lawfully be taken or if the indenture trustee receives, before exercising that right or power, contrary instructions from the Acting Beneficiaries Upon Default.

           The Acting Beneficiaries Upon Default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture, provided that:

•	such direction will not violate any provisions of law or of the indenture;

•	the indenture trustee does not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in the direction, other than by effect of the subordination of any of their interests;

•	the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction; and

•	the indenture trustee will be indemnified to its reasonable satisfaction as provided in the indenture.

           Except as permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless:

•	an event of default has occurred and is continuing;

•	the Acting Beneficiaries Upon Default have provided written request to the indenture trustee;

•	that beneficiary or those beneficiaries have offered to the indenture trustee indemnity;

•	the indenture trustee has failed or refused for a period of 60 days after the receipt of the request and indemnification to exercise the powers granted in the indenture or to institute that action, suit or proceeding in its own name; and

•	no direction inconsistent with such written request has been given to the indenture trustee during that 60-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding.

           No one or more holders of the notes or any other beneficiary has any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right under the indenture except in the manner described indenture, and all proceedings at law or in equity must be instituted, had and maintained in the manner described in the indenture and for the benefit of the holders of all outstanding notes and other beneficiaries, as their interests may appear. Nevertheless, the Acting Beneficiaries Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.

           Unless the indenture trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the indenture trustee, will waive any event of default and its consequences upon written request of the Acting Beneficiaries Upon Default; except that the indenture trustee is not permitted to waive:

•	any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of the declaration as described above;

•	any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of that beneficiary or unless, prior to the waiver, the trust has paid or deposited with the indenture trustee a sum sufficient to pay all amounts owed to that beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

•	any event of default arising from the failure of the trust to pay unpaid expenses of the indenture trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to the waiver, the trust has caused to be paid or deposited with the indenture trustee sums required to satisfy those obligations of the trust under the indenture; or

•	any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each affected holder of a note.

           Notwithstanding any other provisions of the indenture, if an “event of default” occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party is entitled to exercise one or more remedies under that swap agreement or credit enhancement facility, that other beneficiary may exercise those remedies, including the termination of that agreement, in its own discretion. Nevertheless, that party may not exercise any such remedy if it adversely affects the legal ability of the trustee or Acting Beneficiaries Upon Default to exercise any remedy available under the indenture.

           After the occurrence of a default, the indenture trustee will have a lien on the trust estate prior to the lien of the noteholders and all other persons as security for the obligation of the trust to pay the reasonable fees of the indenture trustee and to indemnify the indenture trustee in accordance with the provisions of the indenture.

Application of proceeds

           Unless the principal of all the notes shall have become or shall have been declared due and payable, all such funds will be applied as follows:

           FIRST, to the payment to the holders of the senior notes and other senior obligations of all installments of principal and interest then due (except, with respect to senior swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), and if the amount available will not be sufficient to pay all those amounts in full, then to the payment ratably, in proportion to the amounts due without regard to due date, to the senior noteholders and to each other senior beneficiary, and the indenture trustee will apply the amount so apportioned to the senior noteholders first to the payment of interest and thereafter to the payment of principal;

           SECOND (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of subordinate notes and other subordinate obligations of all installments of principal and interest then due (except, with respect to subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), and if the amount available will not be sufficient to pay all those amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the subordinate noteholders and to each other subordinate beneficiary, and the indenture trustee will apply the amount so apportioned to the subordinate noteholders first to the payment of interest and thereafter to the payment of principal;

           THIRD (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except, with respect to junior subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the junior subordinate noteholders and to each other junior subordinate beneficiary, and the indenture trustee will apply the amount so apportioned to the junior subordinate noteholders first to payment of interest and thereafter to the payment of principal;

           FOURTH, to the payment of the holders of the senior notes of all carry-over amounts, including the series IO carry-over interest amount, (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior noteholders entitled thereto;

           FIFTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate noteholders entitled thereto;

           SIXTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate noteholders entitled thereto;

           SEVENTH, to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and payable to swap agreement counterparties under senior swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap agreement counterparties entitled thereto;

           EIGHTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and payable to swap agreement counterparties under subordinate swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap agreement counterparties entitled thereto; and

           NINTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and payable to swap agreement counterparties under junior subordinate swap agreement agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap agreement counterparties entitled thereto.

           If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such funds will be applied as follows:

           FIRST, to the payment to the senior beneficiaries of all principal and interest then due on the senior notes and all other senior obligations (except, with respect to senior swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto;

           SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due on the subordinate notes and all other subordinate obligations (except, with respect to subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto;

           THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except, with respect to junior subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the persons entitled thereto;

           FOURTH, to the payment of the holders of the senior notes of all carry-over amounts, including the series IO carry-over interest amount, (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the senior noteholders entitled thereto;

           FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the subordinate noteholders entitled thereto;

           SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the junior subordinate noteholders entitled thereto;

           SEVENTH, to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and unpaid to swap agreement counterparties under senior swap agreements, ratably, according to the amounts due on such date, to the senior swap agreement counterparties entitled thereto;

           EIGHTH, to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and unpaid to swap agreement counterparties under subordinate swap agreement agreements, ratably, according to the amounts due on such date, to the subordinate swap agreement counterparties entitled thereto, without any discrimination or preference; and

           NINTH to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and unpaid to swap agreement counterparties under junior subordinate swap agreements, ratably, according to the amounts due on such date, to the junior subordinate swap agreement counterparties entitled thereto.

           If the principal of all outstanding notes has been declared due and payable and then been rescinded and annulled, then, the money held by the indenture trustee under the indenture will be applied in accordance with the provisions above for payments following an event of default but prior to acceleration of all outstanding notes.

The indenture trustee

           Prior to the occurrence of an event of default which has not been cured, the indenture trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the indenture trustee is required to exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

           Before taking any action under the indenture, the indenture trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

           The indenture trustee may at any time resign upon 60 days’ notice to the trust and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The indenture trustee may be removed at any time by the trust, and the trust agrees to remove the indenture trustee at the request of the holders of a majority in principal amount of notes outstanding except during the existence of an event of default. No such removal will be effective until the appointment of a successor indenture trustee.

Supplemental indentures

           Supplemental indentures not requiring consent of noteholders and other beneficiaries. The trust can agree with the indenture trustee to enter into any indentures supplemental to the indenture for any of the following purposes without notice to or the consent of noteholders or any other beneficiary:

•	to cure any ambiguity or formal defect or omission in the indenture or any supplemental indenture;

•	to grant to the indenture trustee for the benefit of the beneficiaries any additional benefits, rights, remedies, powers, authority or security;

•	to describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture;

•	to evidence the appointment of a separate trustee or a co-trustee or the succession of a new indenture trustee under the indenture;

•	to authorize the issuance of a series of notes, subject to the requirements of the indenture;

•	to modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statue, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to modify the indenture as required by any credit facility provider or counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or counterparty guaranty at the time of issuance of a series of notes to which such agreement relates; provided that the each rating agency has confirmed that such modifications would not result in any withdrawal or downgrade of any then current rating on any outstanding notes; and provided further that no such modifications will be effective if the consent of any noteholders would be required therefore under the proviso described under “—Supplemental indentures requiring consent of noteholders and other beneficiaries” below and such consent has not been obtained or if the indenture trustee determines that the modifications are to the prejudice of any other beneficiary;

•	to create additional funds, accounts or sub-accounts under the indenture;

•	to provide for an additional series of indenture obligations which is subordinate to each outstanding series of indenture obligations, except to the extent specifically authorized or permitted by the supplemental indenture authorizing the issuance of those outstanding indenture obligations or to the extent consented to by each beneficiary who would be adversely affected thereby; provided that each rating agency has confirmed that such additional series of indenture obligations would not result in a withdrawal or downgrade of any then current ratings on any outstanding notes; or

•	to make any other change in the indenture, if the indenture trustee shall have received written confirmation from each rating agency that such change will not result in the reduction or withdrawal of any ratings then applicable to any outstanding notes.

           Supplemental indentures requiring consent of noteholders and other beneficiaries. The trust and the indenture trustee also may enter into indentures supplemental to the indenture providing for any other amendment of the indenture, other than those listed in the paragraph below, upon receipt of an instrument evidencing the consent of:

•	if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes;

•	if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes;

•	if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes; and

•	each other party that any supplemental indenture specifies as being required to consent to the proposed amendment.

           All affected beneficiaries must consent to a supplemental indenture providing for any of the following:

•	an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise;

•	a reduction in the principal amount, redemption price or purchase price of any note or the rate of interest on that note;

•	a privilege or priority of any senior obligation over any other senior obligation;

•	a privilege or priority of any subordinate obligation over any other subordinate obligation;

•	a privilege of any senior notes over any subordinate notes or junior subordinate notes not already provided for in the indenture;

•	a privilege of any subordinate notes over any junior subordinate notes not already provided for in the indenture;

•	the surrender of a privilege or a priority granted by the indenture if that surrender is, in the judgment of the indenture trustee, to the detriment of another beneficiary under the indenture;

•	a reduction or an increase in the aggregate principal amount of the notes required for consent to that supplemental indenture;

•	the creation of any lien ranking prior to or on a parity with the lien of the indenture on all or part of the trust estate, except as expressly permitted under the indenture;

•	the exclusion of any beneficiary from the benefit of the lien created on the rights, title, interest, privileges, revenues, funds and securities pledged under the indenture;

•	the modification of any of the provisions of the indenture described in this paragraph; or

•	the modification of any provision of a supplemental indenture that provides that it may not be modified without the consent of the holders of notes issued pursuant to that supplemental indenture or any notes of the same level of seniority or any beneficiary that has provided a credit enhancement facility or swap agreement of that level of seniority.

           Rights of Indenture Trustee. If, in the opinion of the indenture trustee, any supplemental indenture adversely affects the rights, duties or immunities of the indenture trustee under the indenture or otherwise, the indenture trustee may, in its discretion, decline to execute such supplemental indenture. The indenture trustee is entitled to receive, and shall be fully protected in relying upon, an opinion of its counsel that any such supplemental indenture conforms to the requirements of the indenture.

           Remarketing Agents. The trust may, in a supplemental indenture, appoint a remarketing agent with respect to one or more series of notes. Each remarketing agent will enter into an agreement under which the remarketing agent will agree to perform one or more of the following functions:

•	determining any interest rate on a series of notes, in accordance with the applicable provisions of the related supplemental indenture;

•	holding all notes of a series delivered to it in trust for the benefit of the respective noteholders until the purchase price for such notes is delivered to the noteholders; and

•	holding all funds delivered to it for the purchase of notes in trust for the benefit of the person that delivered such funds until the notes purchased are delivered to such person or entity.

           Consent of Tender Agent, Remarketing Agents, Auction Agent, Broker-Dealers and Market Agent. So long as any tender agent agreement, remarketing agreement, auction agent agreement, broker-dealer agreement or market agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent, the remarketing agent, the auction agent, the broker-dealer or the market agent will become effective unless and until delivery to the indenture trustee of a written consent of the tender agent, the remarketing agent, the auction agent or the broker-dealer, as the case may be, to that supplemental indenture.

Satisfaction of indenture

           If the holders of the notes issued under the indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in the indenture, and if each other beneficiary is paid all payments then due to it, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

           Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

ERISA Considerations

           The offered notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Code, (each a “Plan”) provided the proposed transfer and/or holding of an offered note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, PTCE 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (regarding certain transactions involving insurance company general accounts); and PTE 96-23 (regarding plan asset transactions determined by in-house asset managers) (“Investor-Based Exemption”). An acquisition of an offered note by an investor shall be deemed a representation that such investor is either not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under “ERISA Considerations” in the accompanying prospectus.

Federal Income Tax Considerations

           On the closing date, Stroock & Stroock & Lavan LLP, New York, New York will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt, rather than as an interest in the student loans, and that the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterizations would prevail if challenged. See “Federal Income Tax Consequences” in the accompanying prospectus.

Reports to Noteholders

           Periodic reports concerning the trusts as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

           Before each quarterly distribution date, the issuer administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable series of securities a statement setting forth the information specifically described in the indenture. See “Summary of the Indenture Provisions – Further Covenants” in the accompanying prospectus.

           The trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission, including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable series of securities upon request free of charge.

Static Pool Information

          Pursuant to Item 1105 of Regulation AB, static pool information regarding the depositor’s previous student loan securitizations is available on the internet at http://www.collegeloanstaticpool.com.

           Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the notes offered hereby if it relates to any securitized pools that were established before January 1, 2006, or with respect to information regarding the currently offered pool, information about the pool for periods before January 1, 2006.

           All material static pool information will be made available through the internet address above except for the following information which relates to student loans first disbursed in 2002 for which original pool data is not available to the depositor without unreasonable effort or expense: (i) geographic distribution and maturity data from two servicers and (ii) all data from one servicer for such student loans. Such information represents 32% and 18%, respectively, of the outstanding principal balance of the student loans first disbursed in 2002. In addition, certain prepayment information for the student loans owned by the issuing entity is not available currently, as such information is not available to the depositor without unreasonable effort or expense.

Listing and General Information

           Application will be made for the series 2006-1 senior notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such a listing will be obtained. Certain information has been included in this prospectus supplement to comply with the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority.

           For so long as the series 2006-1 senior notes are listed on the Irish Stock Exchange, the material contracts referred to herein, including the indenture, the trust agreement, the servicing agreements, any currency swap agreement, the remarketing agreement and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 16855 West Bernardo Drive, Suite 100, San Diego, California 92127, USA.

           Each of the series 2006-1 senior notes, the indenture, the administration agreement and the remarketing agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The ACS servicing agreement, the GLELSI servicing agreement and the Pennsylvania Higher Education Assistance Agency servicing agreement are governed by the laws of the State of California, the State of Wisconsin and the Commonwealth of Pennsylvania, respectively.

           Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the series 2006-1 senior notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

           The issuance of the series 2006-1 senior notes was authorized by a unanimous written consent of the members and the manager of the depositor on April 25, 2006.

           The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee’s attention has occurred.

Plan of Distribution

          Subject to the terms and conditions set forth in the underwriting agreement, between ourselves and each of the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the offered notes set forth below its name.

                                                                 Underwriter
                                                     Citigroup Global    Goldman, Sachs &      J.P. Morgan
             Class               UBS Securities LLC    Markets, Inc.           Co.           Securities Inc.         Total
----------------------------------- ------------------- ------------------ ------------------- ------------------ ------------------
Series 2006-1A-1 Senior Notes              $[________]        $[________]         $[________]        $[________]       $100,000,000
Series 2006-1A-2 Senior Notes              $[________]        $[________]         $[________]        $[________]       $200,000,000
Series 2006-1A-3 Senior Notes              $[________]        $[________]         $[________]        $[________]       $260,000,000
Series 2006-1A-4 Senior Notes              $[________]        $[________]         $[________]        $[________]       $195,000,000
Series 2006-1A-5 Senior Notes              $[________]        $[________]         $[________]        $[________]       $300,000,000
Series 2006-1A-6 Senior Notes              $[________]        $[________]         $[________]        $[________]       $280,000,000
Series 2006-1A-IO Senior Notes               [_______]%        [_______]%          [_______]%         [_______]%               100%
Series 2006-1B Subordinate Notes           $[________]        $[________]         $[________]        $[________]        $55,000,000

           The underwriters have agreed to purchase all of the offered notes listed above if any of the offered notes are purchased. The underwriters have advised that they propose to offer the offered notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                                Initial Public       Underwriting        Proceeds to
           Series               Offering Price         Discount           the Trust      Concession       Reallowance
Per Series 2006-1A-1                  100%               0.170%            99.830%           0.102%            0.051%
Senior Note
Per Series 2006-1A-2                  100%               0.210%            99.790%           0.126%            0.063%
Senior Note
Per Series 2006-1A-3                  100%               0.220%            99.780%           0.132%            0.066%
Senior Note
Per Series 2006-1A-4                  100%               0.235%            99.765%           0.141%            0.071%
Senior Note
Per Series 2006-1A-5                  100%               0.270%            99.730%           0.162%            0.081%
Senior Note
Per Series 2006-1A-6                  100%               0.300%            99.700%           0.180%            0.090%
Senior Note
Per Series 2006-1A-IO               20.987%              0.105%            20.882%           0.0063%           0.0032%
Senior Note
Per  Series 2006-1B                   100%               0.220%            99.780%           0.132%            0.066%
Subordinate Note

           The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

           Until the distribution of offered notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the offered notes.

           The underwriters may over-allot the offered notes to create a short position for the accounts of the underwriters by accepting orders for more offered notes than are to be sold.

           In addition, the underwriters may impose a penalty bid on the broker-dealer who sells the offered notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

           In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

           Any broker-dealer submitting an order for its own account in any auction could have an advantage over other potential holders in that it would have knowledge of other orders placed through it in that auction. A broker-dealer would not, however, have knowledge of orders submitted by other broker-dealers, if any. As a result of bidding by a broker-dealer in an auction, the auction rate may be higher or lower than the rate that would have prevailed had the broker-dealer not bid. A broker-dealer may also bid in an auction in order to prevent what would otherwise be a failed auction or the implementation of an auction rate that the broker-dealer believes, in its sole judgment, does not reflect the market for such securities at the time of the auction. A broker-dealer may also encourage additional or revised investor bidding in order to prevent an all-hold auction.

           Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

           We have been advised by the underwriters that they presently intend to make a market in the offered notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the offered notes may not develop.

           From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to us and our affiliates. From time to time, we may invest funds in the Reserve Fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

           The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

           Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

           No action has been or will be taken by us or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

           We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended and the FSMA. The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

Legal Matters

           Certain legal matters, including certain federal income tax matters, will be passed upon by Stroock & Stroock & Lavan LLP, counsel to the issuing entity and the depositor. Certain legal matters will be passed upon for the underwriters by Kutak Rock LLP. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will pass upon Delaware matters for the trust.

Directory

Depositor

College Loan LLC
16855 W. Bernardo Drive, Suite 100
San Diego, California 92127
USA

Underwriters and Trust’s Bankers

UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 USA	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 USA

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 USA	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 USA

Indenture Trustee and Eligible Lender Trustee	Delaware Trustee

Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005 USA	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 USA

Legal Advisors

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
USA

Sponsor and Issuer Administrator

College Loan Corporation
16855 W. Bernardo Drive, Suite 100
San Diego, California 92127
USA

Listing Agent McCann FitzGerald Listing Services Limited 2 Habourmaster Place International Financial Services Centre Dublin 1 Ireland	Irish Paying Agent Custom House Administration and Corporate Services Limited 25 Eden Quay Dublin 1 Ireland

Schedule A

           The following Targeted Balance Schedule pertains to the trust’s series 2006-1 notes. This Targeted Balance Schedule is computed assuming 100% PPC as described under “Prepayment, Yield and Maturity Considerations” in this prospectus supplement. We make no representation regarding whether the assumptions used will occur as projected.

                            Series           Series              Series            Series            Series             Series
                          2006-1A-1         2006-1A-2           2006-1A-3         2006-1A-4         2006-1A-5         2006-1A-6
      Quarterly          Senior Notes       Senior Notes      Senior Notes      Senior Notes      Senior Notes       Senior Notes
  Distribution Date    Targeted Balance   Targeted Balance   Targeted Balance  Targeted Balance  Targeted Balance   Targeted Balance
--------------------- ------------------ -----------------  ----------------  ----------------  ------------------ ----------------
Closing Date            $ 100,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2006           $ 100,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2006        $ 100,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2007        $ 100,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2007          $ 100,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2007           $  60,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2007        $  25,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2008        $  15,000,000     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2008          $           0     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2008           $           0     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2008        $           0     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2009        $           0     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2009          $           0     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2009           $           0     $ 200,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2009        $           0     $ 190,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2010        $           0     $ 140,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2010          $           0     $  70,000,000      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2010           $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2010        $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2011        $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2011          $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2011           $           0     $           0      $ 260,000,000     $  15,000,000     $ 300,000,000     $ 280,000,000
October 25, 2011        $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2012        $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2012          $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2012           $           0     $           0      $ 260,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2012        $           0     $           0      $ 232,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2013        $           0     $           0      $ 162,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2013          $           0     $           0      $  92,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2013           $           0     $           0      $   2,000,000     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2013        $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2014        $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2014          $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2014           $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2014        $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
January 25, 2015        $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
April 25, 2015          $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
July 25, 2015           $           0     $           0      $           0     $ 195,000,000     $ 300,000,000     $ 280,000,000
October 25, 2015        $           0     $           0      $           0     $ 130,000,000     $ 300,000,000     $ 280,000,000
January 25, 2016        $           0     $           0      $           0     $  65,000,000     $ 300,000,000     $ 280,000,000
April 25, 2016          $           0     $           0      $           0     $           0     $ 300,000,000     $ 280,000,000
July 25, 2016           $           0     $           0      $           0     $           0     $ 300,000,000     $ 280,000,000
October 25, 2016        $           0     $           0      $           0     $           0     $ 300,000,000     $ 280,000,000
January 25, 2017        $           0     $           0      $           0     $           0     $ 300,000,000     $ 280,000,000
April 25, 2017          $           0     $           0      $           0     $           0     $ 300,000,000     $ 280,000,000
July 25, 2017           $           0     $           0      $           0     $           0     $ 284,000,000     $ 280,000,000
October 25, 2017        $           0     $           0      $           0     $           0     $ 228,000,000     $ 280,000,000
January 25, 2018        $           0     $           0      $           0     $           0     $ 173,000,000     $ 280,000,000
April 25, 2018          $           0     $           0      $           0     $           0     $ 118,000,000     $ 280,000,000
July 25, 2018           $           0     $           0      $           0     $           0     $  67,000,000     $ 280,000,000
October 25, 2018        $           0     $           0      $           0     $           0     $  21,000,000     $ 280,000,000
January 25, 2019        $           0     $           0      $           0     $           0     $           0     $ 280,000,000
April 25, 2019          $           0     $           0      $           0     $           0     $           0     $ 280,000,000
July 25, 2019           $           0     $           0      $           0     $           0     $           0     $ 280,000,000
October 25, 2019        $           0     $           0      $           0     $           0     $           0     $ 280,000,000
January 25, 2020        $           0     $           0      $           0     $           0     $           0     $ 280,000,000
April 25, 2020          $           0     $           0      $           0     $           0     $           0     $ 272,000,000
July 25, 2020           $           0     $           0      $           0     $           0     $           0     $ 232,000,000
October 25, 2020        $           0     $           0      $           0     $           0     $           0     $ 192,000,000
January 25, 2021        $           0     $           0      $           0     $           0     $           0     $ 152,000,000
April 25, 2021          $           0     $           0      $           0     $           0     $           0     $ 112,000,000
July 25, 2021           $           0     $           0      $           0     $           0     $           0     $  82,000,000
October 25, 2021        $           0     $           0      $           0     $           0     $           0     $  52,000,000
January 25, 2022        $           0     $           0      $           0     $           0     $           0     $  22,000,000

           The following Targeted Balance Schedule pertains to the trust’s series 2005-1 notes.

                        Series 2005-1A-1      Series 2005-1A-2     Series 2005-1A-3     Series 2005-1A-4     Series 2005-1A-5
      Quarterly          Senior Notes          Senior Notes         Senior Notes         Senior Notes         Senior Notes
  Distribution Date    Targeted Balance      Targeted Balance     Targeted Balance     Targeted Balance     Targeted Balance
 -------------------   -------------------   -----------------    ------------------   ------------------   -----------------
 Original Balance         $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2006           $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2006            $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2006         $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2007         $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2007           $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2007            $  216,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2007         $  165,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2008         $   79,000,000       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2008           $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2008            $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2008         $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2009         $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2009           $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2009            $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2009         $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2010         $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2010           $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2010            $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2010         $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2011         $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2011           $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2011            $            0       $  393,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2011         $            0       $  328,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2012         $            0       $  233,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2012           $            0       $  143,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2012            $            0       $   53,000,000        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2012         $            0       $            0        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2013         $            0       $            0        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2013           $            0       $            0        $  300,000,000       $  214,000,000       $  137,000,000
 July 25, 2013            $            0       $            0        $  300,000,000       $  214,000,000       $  137,000,000
 October 25, 2013         $            0       $            0        $  300,000,000       $  214,000,000       $  137,000,000
 January 25, 2014         $            0       $            0        $  300,000,000       $  214,000,000       $  137,000,000
 April 25, 2014           $            0       $            0        $  215,000,000       $  214,000,000       $  137,000,000
 July 25, 2014            $            0       $            0        $  135,000,000       $  214,000,000       $  137,000,000
 October 25, 2014         $            0       $            0        $   60,000,000       $  214,000,000       $  137,000,000
 January 25, 2015         $            0       $            0        $            0       $  214,000,000       $  137,000,000
 April 25, 2015           $            0       $            0        $            0       $  214,000,000       $  137,000,000
 July 25, 2015            $            0       $            0        $            0       $  214,000,000       $  137,000,000
 October 25, 2015         $            0       $            0        $            0       $  214,000,000       $  137,000,000
 January 25, 2016         $            0       $            0        $            0       $  214,000,000       $  137,000,000
 April 25, 2016           $            0       $            0        $            0       $  214,000,000       $  137,000,000
 July 25, 2016            $            0       $            0        $            0       $  154,000,000       $  137,000,000
 October 25, 2016         $            0       $            0        $            0       $   95,000,000       $  137,000,000
 January 25, 2017         $            0       $            0        $            0       $   40,000,000       $  137,000,000
 April 25, 2017           $            0       $            0        $            0       $            0       $  137,000,000
 July 25, 2017            $            0       $            0        $            0       $            0       $  137,000,000
 October 25, 2017         $            0       $            0        $            0       $            0       $  137,000,000
 January 25, 2018         $            0       $            0        $            0       $            0       $  137,000,000
 April 25, 2018           $            0       $            0        $            0       $            0       $  137,000,000
 July 25, 2018            $            0       $            0        $            0       $            0       $  137,000,000
 October 25, 2018         $            0       $            0        $            0       $            0       $  137,000,000
 January 25, 2019         $            0       $            0        $            0       $            0       $  137,000,000
 April 25, 2019           $            0       $            0        $            0       $            0       $  137,000,000
 July 25, 2019            $            0       $            0        $            0       $            0       $   95,000,000
 October 25, 2019         $            0       $            0        $            0       $            0       $   54,000,000
 January 25, 2020         $            0       $            0        $            0       $            0       $   14,000,000
 April 25, 2020           $            0       $            0        $            0       $            0       $            0

           The following Targeted Balance Schedule pertains to the trust’s series 2003-2 notes.

                              Series 2003-2A-2 Senior      Series 2003-2A-3 Senior
    Quarterly                        Notes                        Notes
  Distribution Date              Targeted Balance             Targeted Balance
----------------------        ------------------------     -----------------------
Original Balance                     $  430,900,000               $  308,200,000
April 25, 2006                       $  430,900,000               $  308,200,000
July 25, 2006                        $  349,700,000               $  308,200,000
October 25, 2006                     $  268,600,000               $  308,200,000
January 25, 2007                     $  186,800,000               $  308,200,000
April 25, 2007                       $  103,600,000               $  308,200,000
July 25, 2007                        $   25,000,000               $  308,200,000
October 25, 2007                     $            0               $  297,600,000
January 25, 2008                     $            0               $  272,600,000
April 25, 2008                       $            0               $  239,300,000
July 25, 2008                        $            0               $  179,300,000
October 25, 2008                     $            0               $  114,300,000
January 25, 2009                     $            0               $   52,300,000
April 25, 2009                       $            0               $            0

Glossary of Terms

           Some of the terms used in this prospectus supplement are defined below. The indenture contains the definition of other terms used in this prospectus supplement and reference is made to the indenture for those definitions.

          “Acting Beneficiaries Upon Default” means:

•	at any time that any senior obligations are outstanding:

•	with respect to directing the indenture trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Summary of the Indenture Provisions—Events of default” in this prospectus supplement, the holders of a majority in aggregate principal amount of senior notes outstanding; and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the indenture trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the indenture trustee to waive events of default (except pursuant to the above):

•	the holders of a majority in aggregate principal amount of the senior notes outstanding (and, to the extent provided in a supplemental indenture satisfactory to the rating agencies, the holders of other senior obligations as set forth in that supplemental indenture); and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding (and, to the extent provided in a supplemental indenture satisfactory to the rating agencies, the holders of other senior obligations as set forth in that supplemental indenture);

•	at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

•	with respect to directing the indenture trustee to accelerate the outstanding notes:

•	upon any of the fifth through eighth events of default listed under “Summary of the Indenture Provisions—Events of default” in this prospectus supplement, the holders of a majority in aggregate principal amount of subordinate notes outstanding; and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the indenture trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the indenture trustee to waive events of default (other than pursuant to directing the indenture trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the subordinate notes outstanding, (and, to the extent provided in a supplemental indenture satisfactory to the rating agencies, the holders of other subordinate obligations as set forth in that supplemental indenture);

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding;

           and

•	at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate notes are outstanding, the holders of a majority in aggregate principal amount of junior subordinate obligations outstanding.

           “Beneficial owner” means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book–entry system or by a participant or indirect participant in such securities depository, as the case may be.

           “Beneficiaries” means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.

           “Carry-over amount” means, if specified in this prospectus supplement relating to a series of notes bearing interest based on an auction rate, the amount of interest accrued on a note at its applicable auction rate that exceeds the amount of interest accrued on that note by a specified amount or percentage, and the unpaid portion of any such excess from prior periods.

           “Credit enhancement facility” means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

•	an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof) or

•	a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of notes on the date specified in this prospectus supplement.

           “Credit facility provider” means any institution engaged by the trust pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the trust’s obligation to purchase notes of one or more series.

           “FFEL Program” means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

           “Guarantee” or “guaranteed” means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan and the coverage of such student loan by one or more Federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.

           “Guarantee agency” or “Guarantor” means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any successor and assignee of that guarantor.

           “Guarantee agreement” means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing the trust’s student loans, and any amendment of any of the foregoing with the provisions thereof providing for the insurance or guarantee by such guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on student loans acquired by the trustee.

           “Holder,” means the person in whose name a note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.

           “Indenture obligations” means the senior obligations, the subordinate obligations and the junior subordinated obligations.

           “Interest payment date” means, with respect to any note, each regularly scheduled interest payment date on that note as specified in this prospectus supplement; or, with respect to the payment of interest upon acceleration of the notes or the payment of defaulted interest, the date on which interest is payable under the indenture.

           “Interest accrual period” means the period during which interest accrues on a note, as specified in the related supplemental indenture.

           “Junior subordinate beneficiaries” means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.

           “Junior subordinate credit enhancement facility” means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.

           “Junior subordinate credit facility provider” means any person who provides a junior subordinate credit enhancement facility.

           “Junior subordinate notes” means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.

           “Junior subordinate obligations” means, collectively, the junior subordinate notes and any other junior subordinate obligations.

           “Junior subordinate swap agreement” means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.

           “Junior subordinate swap counterparty” means any person who provides a junior subordinate swap agreement.

           “Maximum auction rate” means, generally, for any auction, a per annum interest rate on a series of auction rate notes which, when taken together with the interest rate on such series of auction rate notes for the one year period ending on the final day of the proposed auction period, would result in the average interest rate on such series of auction rate notes for such period exceeding the average of the ninety one day United States Treasury Bill Rate plus a spread ranging from 1.20% to 1.75%, depending on the rating of such series of auction rate notes; provided, however, that this definition may be modified with the written consent of the market agent and written consent from each rating agency then rating a series of auction rate notes that such change will not in and of itself result in a reduction of the rating on any such series of auction rate notes.

           “Other beneficiary” means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.

           “Other indenture obligations” means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.

           “Other junior subordinate beneficiary” means a person or entity who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.

           “Other junior subordinate obligations” means the trust’s obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.

           “Other senior beneficiary” means a person or entity who is a senior beneficiary other than as a result of ownership of senior notes.

           “Other senior obligations” means the trust’s obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

          “Other subordinate beneficiary” means a person or entity who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

           “Other subordinate obligations” means the trust’s obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

           “Principal balance” means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.

“Rating agency” means:

•	with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the trust; and

•	with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.

           “Reserve Fund Requirement” means at any time, an amount equal to:

•	0.75% of the aggregate principal amount of notes then outstanding; or

•	such other lesser or greater amount specified as the reserve fund requirement in a supplemental indenture, provided that in no event will the amount on deposit be less than $2,000,000.

           “Secretary” or “Secretary of Education” means the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

           “Senior Asset Requirement” means that the senior asset percentage is at least 107% and the subordinate asset percentage is at least 100.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

           “Senior beneficiaries” means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.

           “Senior credit enhancement facility” means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.

           “Senior credit facility provider” means any person or entity that provides a senior credit enhancement facility.

           “Senior notes” means any notes designated in a supplemental indenture as senior notes, which are secured under the indenture on a basis senior to any subordinate obligations and any junior subordinate obligations, and on a parity with other senior obligations.

           “Senior obligations” means, collectively, the senior notes and the other senior obligations.

           “Senior swap agreement” means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.

           “Senior swap counterparty” means any person or entity that provides a senior swap agreement.

           “Special Allowance Payments” means Special Allowance Payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

           “Subordinate beneficiaries” means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.

           “Subordinate credit enhancement facility” means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.

           “Subordinate credit facility provider” means any person or entity who provides a subordinate credit enhancement facility.

           “Subordinate obligations” means, collectively, the subordinate notes and the other subordinate obligations.

           “Subordinate swap agreement” means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.

           “Subordinate swap counterparty” means any person or entity who provides a subordinate swap agreement.

           “Swap agreement” means an interest rate or other hedge agreement between the trust and a swap counterparty as supplemented or amended from time to time.

           “Swap counterparty” means any person or entity with whom the trust shall, from time to time, enter into a swap agreement.

PROSPECTUS

COLLEGE LOAN CORPORATION TRUSTS
Issuer

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

STUDENT LOAN ASSET-BACKED NOTES

College Loan LLC will periodically establish trusts that will issue notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing trust only and are not guaranteed by any other person. The notes will be limited obligations of the trusts payable solely from the student loans each trust acquires and the other assets of each trust.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement or a free writing prospectus.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

The date of this prospectus is March 28, 2006.

About This Prospectus

          This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

          College Loan LLC will establish one or more trusts in connection with the issuance of notes. Each trust will issue one or more series of notes, the repayment of which are secured by student loans the trust will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trusts may offer. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold

•	information concerning the student loans that will be purchased with the proceeds of the notes

•	information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement

•	information concerning the guarantee agencies providing guarantees for the student loans that will be acquired with note proceeds

•	information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds

•	information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans

•	any updates or changes to the information presented in this prospectus.

          You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

TABLE OF CONTENTS TO PROSPECTUS

About This Prospectus
Summary of the Offering
Risk Factors
Special Note Regarding Forward Looking Statements
Formation of the Trusts
The Depositor
The Sponsor and Issuer Administrator
Description of the Notes
Security and Sources of Payment for the Notes
Book-Entry Registration
Additional Notes
Summary of the Indenture Provisions
Description of Credit Enhancement and Derivative Products
Description of the Federal Family Education Loan Program
Description of the Guarantee Agencies
Federal Income Tax Consequences
ERISA Considerations
Plan of Distribution
Legal Matters
Financial Information
Ratings
Incorporation of Documents by Reference; Where to Find More Information
Glossary of Terms
Appendix I - Global, Clearance, Settlement and Tax Documentation Procedures	i iii 1 11 11 12 12 14 22 26 31 31 42 45 60 67 72 74 75 75 75 75 76 81

Summary of the Offering

          The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

Overview

College Loan LLC will from time to time establish separate trusts that will sell notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of the notes. The priority of payments among the various series and classes of notes each trust sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related trust.

Parties

Issuer: A Delaware statutory trust formed under a trust agreement between College Loan LLC and the Delaware trustee.

Depositor: College Loan LLC will act as Depositor for each trust. You may contact College Loan LLC at 16855 W. Bernardo Dr., Suite 100, San Diego, CA 92127, or by phone at (888) 972-6311.

Servicing Administrator and Servicers: College Loan Corporation may act as servicing administrator of each trust's student loans. College Loan Corporation may engage the parties specified in each prospectus supplement to act as servicers for the student loans each trust acquires or the trust may engage such servicers directly. Other entities may also act as a servicing administrator or servicer of the student loans if approved by the rating agencies rating the notes.

Issuer Administrator: College Loan Corporation will provide certain administrative services for each trust.

Eligible Lender Trustee and Trustee: The prospectus supplement for each series of notes will identify the eligible lender trustee for each trust's student loans and the trustee under an indenture governing a trust's issuance of notes.

Delaware Trustee: The prospectus supplement for each series of notes will identify the Delaware trustee for each trust.

Interest rates

The prospectus supplement will describe the interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

Auction Rate Notes. A trust may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes — Auction rate notes."

Index rate notes. A trust may issue classes of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes — LIBOR rate notes" and "- Treasury rate notes" in this prospectus.

Accrual notes. A trust may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes — Accrual notes" in this prospectus.

Original issue discount notes. A trust may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes will be described in the related prospectus supplement. See "Description of the Notes — Original issue discount notes" in this prospectus.

Payments on the notes

The trustee will make payments of principal and interest due on the notes on behalf of each trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Principal payments received on student loans will be used to make principal payments on the notes.

Optional Purchase

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the notes issued by that trust. See "Description of the Notes – Sale of student loans held in trust estate" in this prospectus.

Mandatory Auction

If provided in the applicable prospectus supplement, the trustee will offer for sale all of the student loans remaining in a trust at the end of a collection period when their pool balance has been reduced to 10% or less of the initial pool balance. An auction will occur only if we do not exercise our right to repurchase all of the student loans remaining in a trust. The auction of the student loans remaining in a trust will result in the early retirement of the notes issued by that trust. See "Description of the Notes – Sale of student loans held in trust estate" in this prospectus.

Redemption Provisions

Mandatory redemption. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. If so provided in the related prospectus supplement, the principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

Optional redemption. If so provided in the related prospectus supplement, notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust's expenses. In addition, if so provided in the related prospectus supplement, a trust may sell the student loans it acquires with the proceeds of the notes it issues for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem its outstanding notes.

Extraordinary optional redemption. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering a trust have placed unreasonable burdens upon that trust's ability to perform its obligations under the applicable indenture.

Partial redemption. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, Class A notes will be redeemed before Class B notes. An indenture may provide for the issuance of Class C notes, and if so, Class B notes will be redeemed before Class C notes. However, we may have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and may redeem some or all of the Class C notes before the Class A notes and Class B notes are redeemed, if the applicable trust's ratio of assets to liabilities exceeds levels specified in the prospectus supplement. See "Description of the Notes — Notice and partial redemption of notes" in this prospectus.

Student loan assets

The student loans that comprise the assets of each trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans to be acquired by a trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the trustee for the trust, will be described in the related prospectus supplement.

Student loan guarantees

The payment of principal and interest on all of the student loans that comprise the assets of a trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans disbursed prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans first disbursed after October 1, 1993 and prior to July 1, 2006 are guaranteed as to 98% of principal and accrued interest, and student loans disbursed after July 1, 2006 are guaranteed as to 97% of principal and accrued interest, provided that all student loans serviced by a servicer designated as an "Exceptional Performer" by the Department of Education will be entitled to 100% (99% on and after July 1, 2006) reimbursement so long as that servicer retains its status as an Exceptional Performer.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

Subordinated notes

The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of Class A notes issued by that trust to receive payments of principal and interest. The rights of the owners of any Class C notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of Class B notes and Class A notes issued by that trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

Funds

The indenture governing the issuance of notes by a trust will create the following funds, unless otherwise described in the related prospectus supplement. Funds held by the trustee for one trust will not be available to pay the notes or expenses of another trust.

Acquisition Fund. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

If so provided in the prospectus supplement, a specified percentage of the proceeds will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans, to originate consolidation loans and to add other loans to existing consolidation loans held by a trust, all to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the Acquisition Fund that are not used by a trust to acquire student loans will be used to make payments on the notes or to redeem notes issued by that trust as described in the related prospectus supplement.

Collection Fund. Funds received with respect to student loans will be deposited into a Collection Fund under an indenture. We also will deposit into the Collection Fund payments we receive under any credit enhancement facilities or derivative products. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by that trust. An indenture may provide for the establishment of a capitalized interest account in the Collection Fund, if so provided in the related prospectus supplement. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

Reserve Fund. In connection with the issuance of each series of notes, a deposit may be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the trust's operating expenses and interest on the notes if funds in the Collection Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to a Reserve Fund if so provided in a prospectus supplement.

Credit enhancement and derivative products

Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain classes or subclasses of notes;

•	one or more reserve funds;

•	letters of credit; or

•	other arrangements acceptable to each rating agency rating the notes to provide for coverage of risks of defaults or losses.

If so provided in a prospectus supplement, a trust may enter into derivative products consisting of interest rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

Reports to noteholders

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Beneficial owners of notes will receive reports forwarded to them by those participants. See "Book-Entry Registration" in this prospectus.

Risk Factors

          You should consider the following factors regarding your purchase of the notes.

The notes are not suitable investments for all
investors

          The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Your notes are payable solely from the trust
estate and you will have no other recourse
against us

          Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of a trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

•	on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

•	amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

•	any form of credit enhancement described in the related prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination
and servicing procedures for student loans may
result in loss of guarantee and other benefits

          The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

          Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

•	the Department of Education's refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of a trust; or

•	the guarantors' inability or refusal to make guarantee payments on the student loans of a trust.

          Each loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

          If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

If the servicing administrator or any servicer
fails to comply with the Department of
Education's third-party servicer regulations,
payments on your notes could be adversely
affected

          The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the servicing administrator or any servicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the servicing administrator or any servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicing administrator or any servicer and/or limit, suspend, or terminate the servicing administrator's or servicer's eligibility to contract to service federal student loans. If a servicing administrator or any servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicing administrator's or any servicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

Bankruptcy or insolvency of College Loan LLC,
College Loan Corporation or a seller of student
loans could result in payment delays or
reductions

          College Loan LLC will be the depositor of each trust and College Loan LLC or College Loan Corporation will sell to each trust all of the loans acquired by the trust with the proceeds of the notes. If College Loan LLC or College Loan Corporation seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate each trust's assets into the bankruptcy estate of College Loan LLC or College Loan Corporation. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

          We have taken steps to structure each loan purchase by the trust or the depositor from a seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to a trust.

          If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan."

Bankruptcy or insolvency of College Loan
Corporation or any servicer could result in
payment delays to you

          College Loan Corporation may act as the servicing administrator with respect to the student loans acquired by each trust and one or more other entities will act as servicer with respect to such student loans. In the event of a default by the servicing administrator or any servicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

You may incur losses or delays in payment on
your notes if borrowers default on their student
loans

          For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate for a trust, which may reduce the amounts available to pay principal and interest due on the notes.

          In general, a guarantee agency reinsured by the Department of Education will guarantee 98% (97% for loans first disbursed on and after July 1, 2006) of each student loan not serviced by a servicer designated as an Exceptional Performer by the Department of Education. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% (or 3%) of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% (or 3%) unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

The rate of payments on student loans may affect
the maturity and yield of your notes

          Student loans may be prepaid at any time without penalty. If a trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in any trust estate.

          Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

          The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans each trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student loans held in the trust estate may change

          If so provided in a prospectus supplement, a trust may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding period, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by a trust.

          A trust's cash flow, and its ability to make payments due on your notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

Student loans are unsecured and the ability of
the guarantee agencies to honor their guarantees
may become impaired

          The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

          A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

          If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education's making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the
Department of Education could prevent the trust
from paying you the full amount of the principal
and interest due on your notes

          The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by College Loan LLC. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

          If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust (whether or not a part of the trust estate relating to your notes) the Department or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust's ability to pay you principal and interest on your notes.

If a trust cannot purchase student loans, it will pay principal on or redeem notes

          We will use the proceeds of the notes sold by a trust to acquire student loans. If the student loan purchases are not completed, or if a trust is not able to use note proceeds to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A secondary market for your notes may not develop, and this could diminish their value

          Each series of notes will be a new issue without an established trading market. Unless indicated otherwise for a series of notes, we do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

Congressional actions may affect a trust's
student loan portfolio

          The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Deficit Reduction Act of 2005 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2012. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase in the future.

          Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

          Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

Competition created by the Federal Direct
Student Loan Program could adversely affect the
availability of student loans, the cost of servicing,
the value of student loans and prepayment
expectations

          In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicing administrator or servicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to "Description of the Federal Family Education Loan Program" in this prospectus.

The Class B and Class C notes are subordinated
to the Class A notes

          A trust may issue one or more series of notes, in one or more classes. Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. An indenture may also provide for the issuance of Class C notes which will be subordinated in priority of payment to payments of interest and principal due on Class B notes. Class B notes and Class C notes are subordinated to Class A notes, and Class C notes are also subordinate to Class B notes, as to the direction of remedies upon an event of default. Consequently, holders of Class B notes and Class C notes may bear a greater risk of losses or delays in payment than holders of Class A Notes. As a result, the Class C notes and Class B notes will be very sensitive to losses on the student loans and the timing of those losses. If you are a holder of a Class B note or a Class C note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss.

          Failure to pay interest due on any Class B notes or Class C notes issued under an indenture will not constitute an event of default so long as any Class A notes issued under that indenture are outstanding. Similarly, failure to pay interest due on any Class C notes issued under an indenture will not constitute an event of default so long as any Class B notes issued under that indenture are outstanding.

A trust may issue additional notes secured by the
trust estate

          A trust may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any Class A notes and senior to, on a parity with or subordinate to Class B or Class C notes issued by the trust. However, before issuing additional notes, a trust must receive written evidence from each rating agency then rating any outstanding notes of that trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

Different rates of change in interest rate indexes
may affect a trust's cash flow

          The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate or upon a three month commercial paper rate, in each case plus a stated margin. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on student loans a trust acquires, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes issued by a trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

          Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Book-Entry Registration" in this prospectus.

The ratings of the notes are not a
recommendation to purchase and may change

          It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

Borrowers of student loans are subject to a
variety of factors that may adversely affect their
repayment ability

          Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

          Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. In addition, originators of student loans may, from time to time, offer incentive programs to borrowers. Generally, under these programs, the interest rate on a borrower's student loan is reduced if the borrower timely pays a specified number of consecutive student loan payments. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the notes outstanding
may exceed the principal amount of the assets in
the trust estate, which could result in losses on
your notes if there was a liquidation

          We expect to acquire student loans from amounts in the acquisition fund at premiums exceeding the principal amount of such student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

          Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the financed student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the financed student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

If the trustee is forced to sell loans after an event of default, there could be losses on your notes

          Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the FFELP loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

Less than all of the holders can approve
amendments to the indenture or waive defaults
under the indenture

          Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

Rating agencies can permit certain actions to be
taken without your approval

          The indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by the trust of interest rate exchange agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The trust may enter into derivative products
which could result in delays in payment or losses
on your notes if the counterparty fails to make
its payments

          Under the indenture, the trust may enter into derivative products if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes. Derivative products carry risks relating to the credit quality of the counterparty and the enforceability of the derivative products.

Special Note Regarding Forward Looking Statements

          Statements in this prospectus and the prospectus supplement, including those concerning expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements, which represent the expectations and beliefs of College Loan LLC about future events. Actual results may vary materially from expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

Formation of the Trusts

The Trusts

          Each trust may be established as a Delaware statutory trust pursuant to a trust agreement by and between College Loan LLC and a Delaware trustee. Each trust will issue notes in one or more series, and in one or more classes. The trust agreement will limit the operations of a trust to the following activities:

•	acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

•	issue notes;

•	enter into derivative products and credit enhancement facilities;

•	make payments of principal and interest on the notes; and

•	engage in any incidental or related activities.

          Each trust will have only nominal initial capital.

          The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each trust will enter into with the trustee. The notes will represent indebtedness of the issuing trust only, secured by the assets of that trust.

          The eligible lender trustee will acquire legal title to the student loans on behalf of each trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related trust.

          Following the acquisition of student loans, the assets of a trust will include:

•	student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the funds created under the indenture;

•	rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances; and

•	any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product agreements.

The Depositor

          College Loan LLC (the "Depositor"), a Delaware limited liability company that is owned by College Loan Corporation and one of its subsidiaries, may be the Depositor under each trust agreement and may own all the equity interests in each trust upon the date of issuance of each series of notes. The Depositor has been structured as a bankruptcy-remote, special purpose entity. Its limited liability company agreement contains certain limitations, including restrictions on the nature of the Depositor ‘s business and a restriction on the Depositor ‘s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including its independent managers.

The Sponsor and Issuer Administrator

          College Loan Corporation, a California corporation (the "Issuer Administrator" or "CLC"®), serves as Issuer Administrator for the trust pursuant to an administration agreement. The Issuer Administrator will provide certain administrative services to the trust, the indenture trustee, the eligible lender trustee and the Delaware trustee, including, among other things:

•	administering accounting and financial reporting activities of the trust;

•	preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

•	providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

          College Loan Corporation is a national student loan company offering Federal Family Education Loan Program loans (Stafford, Plus and Consolidation loans) and non-federal loans (commonly referred to as alternative or private loans) to eligible applicants in all 50 states and the District of Columbia. CLC specializes in providing one-on-one counseling to families searching for the best way to pay for college. CLC works with more than 1,000 colleges and universities. CLC's school marketing team works directly with school financial aid offices to provide a high level of service to students and their families. Additionally, CLC's consumer marketing team works directly with eligible consumers to facilitate the completion of student loan applications.

Background

          College Loan Corporation's headquarters is located at 16855 West Bernardo Drive, Suite 100, San Diego, California 92127. CLC occupies a total of approximately 117,000 square feet of office space including a data center to maintain CLC's software applications, including those proprietary software applications developed by College Loan Corporation.

          College Loan Corporation makes higher education possible through innovative loan products and industry-leading customer service. CLC's student loan advice line offers expert loan consultants available 24 hours a day, 7 days a week. CLC currently employs more than 550 full-time employees including 13 executives, 30 managers, 200 sales representatives and 120 loan processors and customer service representatives.

Business Model

          CLC's business model is focused on superior service to customers (schools and borrowers). To best achieve this objective, CLC performs certain core functions in-house. CLC's superior one-on-one counseling guides applicants through the complete loan application process. The initial functions related to qualifying a loan applicant, securing a valid application and following up to verify completeness are all performed in-house. The expertise of outside service providers (loan originators and servicers) is used once these initial functions are completed to perform the subsequent loan origination steps.

Use of Industry Experts

          Since inception, College Loan Corporation has had all training materials, marketing literature and marketing scripts reviewed by in-house and outside legal counsel. Legal counsel has provided advice regarding these materials and all significant contracts negotiated with student loan industry business partners.

Description of the Notes

          The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 76 of this prospectus.

          Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components; or distributions limited to collections from a designated portion of assets in the related trust fund.

Fixed rate notes

          The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction rate notes

          The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

          Determination of note interest rate. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

          The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

          In the auction, the following types of orders may be submitted:

•	"bid/hold orders" — specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

•	"sell orders" — an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•	"potential bid orders" — specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

          If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

          The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

           (a)    Assumptions:

1. Denominations (Units)	= $50,000
2. Interest period	= 28 days
3. Principal amount outstanding	= $50 Million (1000 Units)

           (b)     Summary of all orders received for the auction

Bid/Hold Orders 20 Units at 2.90% 60 Units at 3.02% 120 Units at 3.05% 200 Units at 3.10% 200 Units at 3.12% 600 Units	Sell Orders 100 Units Sell 100 Units Sell 200 Units Sell 400 Units	Potential Bid Orders 40 Units at 2.95% 60 Units at 3.00% 100 Units at 3.05% 100 Units at 3.10% 100 Units at 3.11% 100 Units at 3.14% 200 Units at 3.15% 700 Units

          The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

           (c)     Auction agent organizes orders in ascending order

                 Number Of      Cumulative                                 Number of        Cumulative
  Order Number      Units     Total (Units)     Percent     Order Number      Units       Total (Units)      Percent
  ------------   ---------    -------------     -------     ------------   ---------      -------------      -------
  1.                 20(W)         20            2.90%        7.             200(W)           600            3.10%
  2.                 40(W)         60            2.95%        8.             100(W)           700            3.10%
  3.                 60(W)        120            3.00%        9.             100(W)           800            3.11%
  4.                 60(W)        180            3.02%       10.             200(W)          1000            3.12%
  5.                100(W)        280            3.05%       11.             100(L)            vv            3.14%
  6.                120(W)        400            3.05%       12.             200(L)            vv            3.15%

(W) Winning Order (L) Losing Order

          Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

          The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

          If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

          Maximum rate and interest carry-overs. If the auction rate for a class of auction rate notes is greater than the maximum rate described in the indenture, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate will be described in a prospectus supplement, and generally will be the least of the LIBOR rate for a comparable period plus a margin, 16% per annum, the highest rate permitted by law and the adjusted student loan rate, which generally will be based upon the lesser of the interest rate on financial commercial paper for a comparable period plus a margin, or the actual return on the student loans held by the trust, less certain expenses and losses realized on the student loans. If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

          The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement.

          Changes in auction period. As specified in the related prospectus supplement, we may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period.

          Changes in the auction date. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.

LIBOR rate notes

          The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

          The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

          If so provided in the related prospectus supplement, a trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If such payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the Collection Fund on any distribution date after payment of interest and principal due on the notes and, if necessary, replenishment of the Reserve Fund to the required minimum balance.

Treasury rate notes

          The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

          The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

          If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

•	The numerator of which is equal to the sum of the expected interest collections on the applicable trust's student loans and reciprocal payments that such trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments such trust makes on any derivative product, if any, with respect to an interest period; and

•	The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

Commercial paper rate notes

          The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

          The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

Accrual notes

          Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

Original issue discount notes

          Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes – Redemption or Purchase Price." Each holder of an original issue discount note will be required to include in current income a portion of the original issue discount, determined using a constant yield, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences — Taxation of Interest Income of Registered Owners."

Outstanding principal balance of the notes

          If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the Issuer Administrator before each distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

          Noteholders will receive reports periodically concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions—Further Covenants" in this prospectus.

Payments of the notes

          The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. All payments on the notes will be made in United States dollars.

Mandatory redemption

          If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding period described in the related prospectus supplement in an amount equal to the proceeds held in the Acquisition Fund from the sale of notes that have not been used to purchase student loans. Mandatory redemptions will be made solely from moneys available for redemption in the Acquisition Fund. If so provided in the related prospectus supplement, the principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

          See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

Optional redemption

          If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, from funds received by the trustee constituting interest on student loans remaining in the Collection Fund after all other prior required payments have been made. In addition, the notes may be optionally redeemed in whole or in part, on or after the date set forth in the prospectus supplement. Any limitations on optional redemptions of the notes of any trust will be described in the prospectus supplement related to that trust. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

Extraordinary optional redemption

          If so provided in the related prospectus supplement, the notes are also subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any interest payment date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the trust's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of a trust will be redeemed. Generally, the extraordinary optional redemption provision will be exercised only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets that we deem to be materially adverse to the trust estate. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

Redemption or purchase price

          Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

Notice and partial redemption of notes

          The trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

          If less than all of the notes of any trust are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes. If an indenture provides for the issuance of Class C notes, generally all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, a trust may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of the trust's assets will equal the percentage of all Class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, a trust may redeem any Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of the trust's assets will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

Sale of student loans held in trust estate

          Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to College Loan Corporation or another seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest.

          If so provided in the related prospectus supplement, the sponsor or its affiliates, at its option, may repurchase or arrange for the purchase of all student loans remaining in a trust as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance or at such other times as may be described in the related prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

          In addition, if the sponsor or its affiliates does not exercise its option described above and if so provided in the related prospectus supplement, the trustee will conduct an auction of any student loans remaining in a trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. College Loan Corporation, its affiliates and unrelated third parties may make bids to purchase these student loans.

Security and Sources of Payment for the Notes

General

          The notes are limited obligations of the issuing trust, secured by and payable solely from that trust's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee or the trust on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

•	payments from counterparties under any derivative products described in a prospectus supplement;

•	all moneys and investments held in the funds created under the indenture; and

•	student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

          In addition, a trust's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

          The assets of one trust will not be available to pay the debts and obligations of another trust.

Flow of funds

          The following funds will be created by the trustee under the indenture for the benefit of the registered owners:

•	Acquisition Fund

•	Collection Fund

•	Reserve Fund

          Additional funds and accounts may also be created if provided for in the related prospectus supplement.

Acquisition Fund; Purchase of student loans

          We will deposit most of the proceeds from the sale of any notes by a trust into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of a trust will be held by the trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the trust will transfer such moneys to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement. See "Description of the Notes — Mandatory redemption."

          The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and will have a security interest in the student loans for and on behalf of the registered owners. The student loans will be held in the name of the eligible lender trustee for the account of each trust, for the benefit of the registered owners.

          If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, a trust will use a specified percentage of the proceeds in the Acquisition Fund for the following purposes:

•	to purchase portfolios of student loans during a time period specified in the related prospectus supplement.

•	to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust and add-on loans to existing consolidation loans held by the trust.

•	to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

          The additional student loans may be purchased by the trust or may be originated by the trust, if and to the extent specified in the related prospectus supplement. The related prospectus supplement will also specify a prefunding period during which loans may be originated or purchased. After the amount on deposit in the Acquisition Fund has been reduced to zero, the trust may continue to acquire serial loans or add-on loans if so provided in the related prospectus supplement from collections received on the student loans or in exchange for student loans then owned by the trust. If the amount initially deposited into the Acquisition Fund for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the Acquisition Fund will be used to make principal payments on notes or to redeem notes as described in the related prospectus supplement.

Collection Fund

          The trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products and any other amounts as each trust may direct.

          On each distribution date and derivative payment date, money in the Collection Fund will be used and transferred to other funds or persons in the order described in the related prospectus supplement.

Reserve Fund

          The indenture for each trust will establish a Reserve Fund. In connection with the sale of notes, the trustee will make a deposit to the Reserve Fund of a trust in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund is not sufficient to make payment of the trust's expenses and interest then due on the notes of that trust, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity or in connection with defeasance of the indenture.

          If the Reserve Fund is used as described above, the trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related trust. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

          If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

Transfers free of the lien of the indenture

          If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the Issuer Administrator's instructions if the balance in the Reserve Fund exceeds the required minimum Reserve Fund balance.

Statements to trustee and trust

          The Issuer Administrator will prepare and provide in accordance with Item 1121 under Regulation AB of the Securities Act, periodic statements to the trustee that will include:

•	the amount of principal payments made with respect to each class of notes during the preceding collection period;

•	the amount of interest payments made with respect to each class of notes and the applicable interest rates, including how such interest rates are calculated, for the preceding collection period;

•	the outstanding principal amount of each class of the notes as of the close of business on the last day of the preceding collection period;

•	the amount of principal and interest collected on the student loans during the preceding collection period;

•	the amount paid by the trustee to acquire student loans from amounts on deposit in the Acquisition Fund during the preceding collection period;

•	the servicing fees, trustees' fees and administrative fees paid during the preceding collection period;

•	the amount received by the trust for student loans sold during the preceding collection period;

•	the balance of student loans held by the trust that are delinquent in each delinquency category as of the close of business on the last day of the preceding collection period;

•	the portion of principal or interest payments made from amounts in the Reserve Fund and the balance of the Reserve Fund, after giving effect to such payments, as of the close of business on the last day of the preceding collection period;

•	the portion of principal or interest payments made from amounts on deposit in the Acquisition Fund during the preceding collection period;

•	any amounts transferred from the Acquisition Fund to the Collection Fund during the preceding collection period;

•	the value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding collection period; and

•	the balance of student loans held by the trust which have been rejected for federal reimbursement claims, are in forbearance or are in deferment as of the close of business on the last day of the preceding collection period.

Investment of funds held by trustee

          The trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the trustee will invest amounts held under an indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

          The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

Book-Entry Registration

          Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

          The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

          Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

          To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes. The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each Direct Participant in such class to be redeemed.

          Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable College Loan Corporation Trust, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.‘s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

          Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

          Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the trust or the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

          Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

          Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

          Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

          The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank of New York will act as depositary for Euroclear.

          Transfers between participants will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

          Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

          The Depository Trust Company has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

          Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Neither the trusts, the sellers, the servicing administrator, the servicers, the trustee nor the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to

•	the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant,

•	the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes,

•	the delivery by any The Depository Trust Company participant, participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders, or

•	any other action taken by The Depository Trust Company.

          A trust may discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository in certain circumstances following an event of default under the applicable indenture or a default by the servicing administrator or the administrator under the applicable servicing administration or administration agreement. In that event, note certificates are to be printed and delivered.

Additional Notes

          If so described in the related prospectus supplement, a trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust on a parity with or subordinate to either Class A notes or Class B notes, or Class C notes if any, then outstanding. In addition, a trust may enter into any derivative product it deems necessary or desirable with respect to any or all of the notes issued by that trust. We may take those actions without the approval of the holders of any outstanding notes.

          A trust will not issue additional notes unless the following conditions have been satisfied:

•	The trust has entered into a supplemental indenture with the trustee providing the terms and forms of the additional notes.

•	The trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

•	The trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes have been satisfied.

          The trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

Summary of the Indenture Provisions

          Each trust will issue notes pursuant to an indenture of trust. The following is a summary of some of the provisions expected to be contained in each indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and priority of lien

          The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, the Class A notes have priority over the Class B notes with respect to payments of principal and interest, and the Class B notes have priority over the Class C notes, if any, with respect to payments of principal and interest.

          The revenues and other money, student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

•	will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

•	will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

•	will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Representations and warranties

          Each trust will represent and warrant in its indenture that:

•	it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture,

•	all necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken, and

•	the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust estate.

Further covenants

          Each trust will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

          Upon written request of the trustee, a trust will permit the trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the trustee such other information as it may reasonably request. The trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66% of the principal amount of the notes, and unless those registered owners have offered the trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

          Each year each trust will deliver to the trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

          For each period described in a prospectus supplement, each trust will provide to the trustee, and the trustee will forward to each registered owner, a statement setting forth information with respect to its notes and student loans as of the end of such period, including the following:

•	the amount of principal payments made with respect to each class of notes during the preceding period;

•	the amount of interest payments made with respect to each class of notes during the preceding period;

•	the principal balance of student loans as of the close of business on the last day of the preceding period;

•	the aggregate outstanding principal amount of the notes of each class;

•	the interest rate for the applicable class of notes with respect to each distribution date;

•	the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

•	the outstanding principal amount of the notes as of the close of business on the last day of the preceding period.

          A copy of these reports may be obtained by any noteholder by a written request to the trustee.

Enforcement of servicing agreement

          Each trust will diligently enforce all terms, covenants and conditions of all servicing agreements, including the prompt payment of all amounts due to the servicer under the servicing agreements. A trust will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the trustee. A trust will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

Additional covenants with respect to the Higher Education Act

          We will verify that the eligible lender trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

          Each trust is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

•	Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

•	Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

•	Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

•	Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans;

•	Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the trustee; and

•	Causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a loan purchase agreement as described in the indenture.

Continued existence; Successor

          Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. A trust will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such trust. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the trust's agreements and obligations under the indenture.

Events of default

          Each indenture will define the following events as events of default:

•	default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class A note when the same becomes due and payable and such default shall continue for a period of five days;

•	if no Class A notes are outstanding under the indentures, default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class B note when the same becomes due and payable and such default shall continue for a period of five days;

•	if no Class A notes and no Class B notes are outstanding under the indenture, default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class C note when the same becomes due and payable, and such default shall continue for a period of five days;

•	default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note;

•	default in the performance or observance of any other of the trust's covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the trust by the trustee; and

•	the occurrence of an event of bankruptcy.

Remedies on default

          Possession of trust estate. Upon the happening of any event of default relating to a trust, the trustee may take possession of any portion of the trust estate of that trust that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of that trust or otherwise, conduct such trust's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest and residue of the money received by the indenture trustee as follows or as otherwise described in a prospectus supplement (however, if the event of default relates to a covenant default described in the fifth bullet point under "Events of default" above, priorities fourth and fifth below will be reversed):

•	first, to the trustees for fees and expenses due and owing to the trustees;

•	second, to the servicing administrator and certain other service providers, due and unpaid servicing fees;

•	third, pro rata, (i) to the derivative product counterparties relating to Class A notes, in proportion to their respective entitlements under the applicable derivative products without preference or priority, except for certain termination payments, and (ii) to the Class A noteholders for amounts due and unpaid on the Class A notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such interest;

•	fourth, to Class A noteholders for amounts due and unpaid on the Class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

•	fifth, pro rata, (i) to the derivative product counterparties relating to the Class B notes, in proportion to their respective entitlements under the applicable derivate products without preference or priority, except for certain termination payments, and (ii) to the Class B noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such interest;

•	sixth, to the Class B noteholders for amounts due and unpaid on the Class B Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

•	seventh, to the Class A noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such carry-over amounts;

•	eighth, to the Class B noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such carry-over amounts;

•	ninth, to the derivative product counterparties relating to the Class A notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

•	tenth, to the derivative product counterparties relating to Class B notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

•	eleventh, to the servicing administrator, for any unpaid carryover servicing fees due under a servicing administration agreement; and

•	twelfth, to the trust, for distribution in accordance with the terms of the administrative services agreement and the Trust Agreement.

          If an indenture provides for the issuance of Class C notes, interest and principal will be paid on those notes before the payments as described in the related prospectus supplement.

          Sale of trust estate. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the trustee may proceed to protect and enforce the rights of the trustee or the registered owners in the manner as counsel for the trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least 51% of the principal amount of the highest priority obligations outstanding under the defaulted indenture and certain counterparties. However, if the event of default does not relate to a payment default or an event of bankruptcy, the trustee may take these actions only if requested to do so in writing by the registered owners of all obligations outstanding under the defaulted indenture and all counterparties unless the net proceeds received by the indenture trustee from selling the trust estate are sufficient to pay all amounts owed to all the holders of obligations outstanding under the defaulted indenture and all counterparties.

          Appointment of receiver. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the trustee or of the registered owners under the indenture, then as a matter of right, the trustee shall be entitled to the appointment of a receiver for the trust estate.

          Accelerated maturity. If an event of default occurs, the trustee may declare, or upon the written direction by the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the trust by a majority of the registered owners of the obligations then outstanding if the trust has paid or deposited with the trustee amounts sufficient to pay all principal and interest due on the notes and any other event of default has been cured or waived.

          Direction of trustee. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the trustee to take any proceedings which in the trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

          Right to enforce in trustee. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the trustee, unless and until the trustee fails to institute an action or suit after the registered owners of the affected trust:

•	have given to the trustee written notice of a default under the indenture, and of the continuance thereof,

•	shall have made written request upon the trustee and the trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

•	the trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

          Waivers of events of default. The trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The trustee

          Acceptance of trust. The trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

•	The trustee undertakes to perform only those duties as are specifically set forth in the indenture.

•	In the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture.

•	In case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

•	Before taking any action under the indenture requested by registered owners, the trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

          Trustee may act through agents. The trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. Each trust will pay all reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

          Indemnification of trustee. The trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or a trust's authorized representative.

          However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable trust in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. If a trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

          Each trust will agree to indemnify the trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each trust will indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that trust's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

          Compensation of trustee. Each trust will pay to the trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The trustee may not change the amount of its annual compensation without giving the applicable trust at least 90 days' written notice prior to the beginning of a fiscal year.

          Resignation of trustee. The trustee may resign and be discharged from the trust created by an indenture by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the trustee under the requirements of the provisions of the indenture.

           Removal of trustee. The trustee may be removed

•	at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under an indenture,

•	by the Issuer Administrator for cause or upon the sale or other disposition of the trustee or its trust functions, or

•	by the Issuer Administrator without cause so long as no event of default exists or has existed within the last 30 days.

          In the event a trustee is removed, removal shall not become effective until

•	a successor trustee shall have been appointed, and

•	the successor trustee has accepted that appointment.

          Successor trustee. If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, the Issuer Administrator may appoint a successor trustee. Each trust will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

          Every successor trustee

•	will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein,

•	have a reported capital and surplus of not less than $50,000,000,

•	will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and

•	will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the student loans originated under the Act.

          Merger of the trustee. Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

Supplemental indentures

          Supplemental indentures not requiring consent of registered owners. A trust can agree with the trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

•	to cure any ambiguity or formal defect or omission in the indenture;

•	to grant to or confer upon the trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

•	to subject to the indenture additional revenues, properties or collateral;

•	to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

•	to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new trustee under the indenture;

•	to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

•	to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the trustee are not to the prejudice of the registered owner of any of the obligations outstanding under the indenture;

•	to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

•	to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

•	to create any additional funds or accounts under the indenture deemed by the trustee to be necessary or desirable; or

•	to make any other change which, in the judgment of the trustee is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

          Supplemental indentures requiring consent of registered owners. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of the notes then outstanding under the indenture. Also, certain amendments of an indenture that would have a material adverse effect on a counterparty require the consent of that counterparty.

          The changes described below may be made in a supplemental indenture only with the consent of the registered owners of all notes then outstanding,

•	an extension of the maturity date of the principal of or the interest on any obligation, or

•	a reduction in the principal amount of any obligation or the rate of interest thereon, or

•	a privilege or priority of any obligation under the indenture over any other obligation, or

•	a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

•	the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

Trusts irrevocable

          The trust created by an indenture is irrevocable until the notes and interest thereon and all company derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

Satisfaction of indenture

          If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

          Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

          Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products have been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

Description of Credit Enhancement and Derivative Products

Credit Enhancement

          Credit enhancement may be provided with respect to one or more classes of the notes of any series of a trust. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

          The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

          Subordinate notes. The notes each trust issues will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class B noteholders and the Class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

          Letter of credit. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

          Note insurance and surety bonds. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

          Reserve Fund. In addition to the Reserve Fund for each trust described in this prospectus under "Security and Sources of Payment for the Notes–Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

          Amounts on deposit in any reserve fund for a trust, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

          Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

Derivative products; Derivative payments

          If so provided in a prospectus supplement, a trust may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

          A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical "notional" principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U. S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

          Derivative products constituting interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party's exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

          Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.

          A trust's obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. A trust will not enter into a derivative product after the closing date unless the trustee has received a confirmation from each rating agency providing a rating for the trust's notes that the derivative product will not adversely affect the rating on any of the notes.

Description of the Federal Family Education Loan Program

The Federal Family Education Loan Program

          The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

          The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The Deficit Reduction Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

          Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

•	has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

•	is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

•	is not in default on any federal education loans; and

•	meets the applicable "needs" requirements.

          Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

          The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

Types of loans

          Four types of loans are currently available under the Federal Family Education Loan Program:

•	Subsidized Stafford Loans,

•	Unsubsidized Stafford Loans,

•	PLUS Loans, and

•	Consolidation Loans.

          These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

          The primary loan under the Federal Family Education Loan Program is the Subsidized Stafford Loan (the "Subsidized Stafford Loan"). Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Graduate and professional students and parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Supplemental Loans for Students ("SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

Subsidized Stafford Loans

           General. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the SLS Loan and PLUS Loan Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

          Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

          Interest rates for Subsidized Federal Stafford Loans. For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

(1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

(2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

(3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

          (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

          (5) for a loan made on or after October 1, 1992, shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

          For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program:

(6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan 8% per annum; or

          (7) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

•	7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

•	8% per annum in the case of;

•	a Stafford Loan made to a borrower who has a loan described in clause (3) above,

•	a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

•	a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

•	9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

•	10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

          The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

          For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

          For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be fixed at 6.8% throughout the life of the loan. There can be no assurance that the interest rate provisions for these loans will not be further amended.

Unsubsidized Federal Stafford Loans

           General. The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford Loan eligibility through the Unsubsidized Stafford Loan program. The general requirements for Unsubsidized Stafford Loans ("Unsubsidized Stafford Loans") are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments while the borrower is enrolled in school or during other periods of authorized deferment and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins and during periods of deferment. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

          Interest rates for Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

PLUS Loans

           General. PLUS Loans are made only to borrowers who are graduate and professional students or parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan program, special allowance payments are more restricted and the repayment period begins immediately upon disbursement.

          Interest rates for PLUS Loans. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

•	made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

•	made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

•	made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

•	made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.25% per annum (but not to exceed 12% per annum);

•	made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.1% per annum (but not to exceed 10% per annum);

•	made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;

•	made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or

•	made on or after July 1, 2006, will be 8.5%.

SLS Loans

           General. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

          Interest rates for SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Consolidation Loans

           General. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Consolidation Loans also may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan"), Health Professional Student Loan Programs and the Direct Loan program. To be eligible for a Consolidation Loan, a borrower must:

•	have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

•	be in repayment status or in a grace period; or

•	be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

          If requested by the borrower, an eligible lender may combine SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The combined loans will bear interest at a rate equal to the weighted average of the rates of the included loans rounded up to the nearest 0.125%. Such combination will not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

          A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, but prior to July 1, 2006, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

          Interest rates for Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans for which the application is received on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 0.125%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees – Rebate Fees on Consolidation Loans" below.

Maximum loan amounts

          Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the non-Consolidation loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

          Loan limits for Subsidized Stafford and Unsubsidized Stafford Loans. Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 ($3,500 beginning July 1, 2007) in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 ($4,500 beginning July 1, 2007) per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. Independent graduate and independent undergraduate students are also eligible for additional Unsubsidized Stafford Loan Funds. Maximum additional Unsubsidized Stafford Loan funds are $4,000 for first and second-year undergraduates, $5,000 ($7,000 beginning July 1, 2007) for additional years of undergraduate education and $10,000 ($12,000 beginning July 1, 2007) for graduate students. The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500 ($138,500 for independent students, of which only $65,000 may be Subsidized Stafford Loans). The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

          Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

          Loan limits for PLUS Loans. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

          Loan limits for SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans."

Disbursement requirements

          The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins, except at institutions with particularly low default rates.

Repayment

          Repayment periods. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences six months and one day after the date the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods."

          In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

          Income-sensitive repayment schedules. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. A trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

          Deferment periods. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

•	during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

•	during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

•	during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

•	during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

•	during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

•	during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

•	during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

•	during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

•	during a period, not in excess of 6 months, while the borrower is on parental leave; and

•	only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

          For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

•	during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

•	during a period not exceeding three years while the borrower is seeking and unable to find full-time employment;

•	during a period not in excess of three years while the borrower is serving on active duty during a war or other military operation or national emergency; or is performing qualifying National Guard duty during a war or other military operation or national emergency; or the borrower is in active military duty; or the borrower is in reserve status and called to active duty; and

•	during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

          Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

          Forbearance period. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

          Interest payments during grace, deferment and forbearance periods. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized.

Fees

          Guarantee fee. For loans guaranteed prior to July 1, 2006, a guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans. For loans guaranteed on or after July 1, 2006, a federal default fee equal to 1% of the principal must be paid into the guarantee agency's federal student loan reserve fund.

          Origination fee. Lenders are authorized to charge borrowers of Subsidized Stafford Loans and Unsubsidized Stafford Loans an origination fee in an amount not to exceed: 3.0% of the principal amount of the loan for loans disbursed prior to July 1, 2006; 2.0% of the principal amount of the loan for loans disbursed on or after July 1, 2006 and before July 1, 2007; 1.5% for loans disbursed on or after July 1, 2007 and before July 1, 2008; 1.0% for loans disbursed on or after July 1, 2008 and before July 1, 2009; 0.5% for loans disbursed on or after July 1, 2009 and before July 1, 2010; and 0% for loans disbursed on or after July 1, 2010. Lenders are authorized to charge borrowers of direct loans 3.0% for loans disbursed on or after July 1, 2006, 2.5% for loans disbursed on or after July 1, 2007 and before July 1, 2008, 2.0% for loans disbursed on or after July 1, 2008 and before July 1, 2009, 1.5% for loans disbursed on or after July 1, 2009 and before July 1, 2010 and 1.0% for loans disbursed on or after July 1, 2010. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education. Effective July 1, 2007 the origination fee will be reduced to 2% with annual reductions of 0.5% every July 1st thereafter until the fee reaches zero percent.

          Lender origination fee. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

          Rebate fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

Interest subsidy payments

          Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. The portion of the Consolidation Loan that repays HEAL loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

          The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period.

Special allowance payments

          The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt). For loans first disbursed on or after April 1, 2006, lenders must remit to the Secretary of Education any interest paid by a borrower which is in excess of the special allowance rate set forth below for such loan.

          The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

                  Date of Loans                                   Annualized SAP Rate
                  -------------                                   -------------------
On or after October 1, 1981                          T-Bill Rate less Applicable Interest Rate + 3.5%
On or after November 16, 1986                        T-Bill Rate less Applicable Interest Rate + 3.25%
On or after October 1, 1992                          T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995                             T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998                             T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000                          3 Month Commercial Paper Rate less Applicable Interest
                                                     Rate + 2.34%(3)

(1)     Substitute 2.5% in this formula while loans are in-school, grace or deferment status.

(2)     Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.

(3)     Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

          PLUS, SLS and Consolidation Loans. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

           Date of Loans                        Annualized SAP Rate
           -------------                        -------------------
On or after October 1, 1992               T-Bill Rate less applicable Interest Rate + 3.1%
On or after January 1, 2000               3 Month Commercial Paper Rate less applicable Interest
                                          Rate + 2.64%

          For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998 only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, and prior to July 1, 2006 exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

          Special Allowance Payments for Loans Financed by Tax Exempt Bonds. The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally prior to October 1, 1993 is:

T-Bill Rate less Applicable Interest Rate + 3.5%
2

          provided that the special allowance applicable to the loans may not be less than 9.5% less the Applicable Interest Rate. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

          Adjustments to Special Allowance Payments. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

Direct Loans

          The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

          The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

          It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Description of the Guarantee Agencies

          The student loans each trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

          A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its "federal fund." A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

          In general, a guarantee agency's federal fund is funded principally by fees and allowances paid by the Secretary of Education, guarantee fees paid by borrowers, investment income on moneys in the federal fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses. For Subsidized and Unsubsidized Stafford Loans disbursed on and after July 1, 2006, guarantee agencies must deposit a federal default fee to the guarantee agency's federal fund equal to 1% of the principal of the loan.

          Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their federal funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

•	the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•	the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

•	the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of rehabilitated loans or Consolidation Loans. In addition, on and after October 1, 2006 a guarantor may not charge a borrower collection costs in an amount in excess of 18.5% of the outstanding principal and interest of a defaulted loan that is paid off through consolidation by the borrower, provided that the guarantor must remit to the Secretary a portion of the collection charge equal to 8.5% of the outstanding principal and interest of the defaulted loan. Further, on or after October 1, 2009 a guarantor must remit to the Secretary any collection fees on defaulted loans paid off through consolidation by the borrower in excess of 45% of the guarantors total collections on default loans in any one federal fiscal year.

          Additionally, the adequacy of a guarantee agency's federal fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

          The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its federal fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's federal fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the federal fund.

          The 1998 Amendments mandate the recall of guarantee agency federal funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006 and $82.5 million in fiscal year 2007. However, certain minimum levels are protected from recall, and under the 1998 Amendments, guarantee agency federal funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

          Federal Family Education loans first disbursed prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. FFEL loans first disbursed after October 1, 1993 and before July 1, 2006 are guaranteed as to 98% of principal and accrued interest, and FFEL loans disbursed after July 1, 2006 are guaranteed as to 97% of principal and accrued interest, except that all student loans serviced by a servicer designated as an "Exceptional Performer" by the Department of Education will be entitled to 100% (99% on and after July 1, 2006) reimbursement so long as the servicer retains its status as an Exceptional Performer.

          Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

          There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

          Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

Federal agreements

           General. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

          In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

          United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

•	abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

•	authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

•	added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

•	expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

•	mandated the additional recall of guarantee agency federal funds.

Federal re-insurance and reimbursement of guarantee agencies

          Effect of annual claims rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans disbursed after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

          The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate                             Federal Payment
-----------                             ---------------
0% up to 5%                             100%

5% up to 9%                             100% of claims up to 5%;
                                        90% of claims 5% and over

9% and over                             100% of claims up to 5%;
                                        90% of claims 5% and over, up to 9%;
                                        80% of claims 9% and over

          The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

          The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

          The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

           Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

•	the original principal amount of such loans that have been fully repaid, and

•	the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

          Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

          Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

          Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

          A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

          Rehabilitation of defaulted loans. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

          For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

          Eligibility for federal reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

          Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

          The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

•	that completed loan applications be processed;

•	a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

•	the borrower's responsibilities under the loan be explained to him or her;

•	the promissory note evidencing the loan be executed by the borrower; and

•	that the loan proceeds be disbursed by the lender in a specified manner.

          After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

          The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

          The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

          It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Other guarantee agencies

          Although the student loans that comprise the assets of each trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, each trust may acquire student loans which are guaranteed by other guarantee agencies with the approval of the rating agencies.

Federal Income Tax Consequences

          The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Stroock & Stroock & Lavan LLP, as tax counsel to College Loan LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, partnerships or entities treated as partnerships for federal income tax purposes, pension plans and foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the trust estate

          Based upon certain assumptions and certain representations of College Loan LLC, Stroock & Stroock & Lavan LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, rather than as an interest in the student loans, and that the trust which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. In addition, Stroock & Stroock & Lavan LLP has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

          If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the beneficial owners, the servicer and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the trust and each beneficial owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the beneficial owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

          If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. However, as noted above, College Loan LLC has been advised that the notes would be treated as debt of the respective trust for federal income tax purposes and that each trust organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

Characterization of the notes as indebtedness

          Each trust and the registered owners will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of such trust secured by the student loans. Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such trust for federal income tax purposes. Each trust intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

          In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

          College Loan LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, and the trust created pursuant to the indenture, the owner of the student loans for federal income tax purposes, under certain circumstances the Service could assert that such trust may be deemed to be engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

Taxation of interest income of registered owners

          Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the beneficial owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument as it accrues, without regard to the timing of the receipt of the cash attributable to such income or to the holder's method of accounting. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

          Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. College Loan LLC expects that the Class A and Class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the Class B notes may not be qualified stated interest because such payments are not unconditional and that the Class B notes are issued with original issue discount.

          Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

          A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of the market discount provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

          In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

          The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, College Loan LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of College Loan LLC (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

Sale or exchange of notes

          If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, in the case of individuals, the maximum capital gain rate for assets, such as the notes, held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at more than a de minimis amount of discount, a portion of such gain will be recharacterized as accrued market discount and therefore as ordinary income.

          If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

Backup withholding

          Certain purchasers may be subject to backup withholding, currently at the rate of 28%, with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, local or foreign taxation

          College Loan LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

Limitation on the deductibility of certain expenses

          Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceeds 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation) and some or all of the noteholders were treated as equity owners of such entity, then College Loan LLC believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential beneficial owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-exempt investors

          In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised College Loan LLC that the notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any beneficial owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt beneficial owner from the calculation of unrelated business taxable income. Each potential tax-exempt beneficial owner is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors

          A holder which is not a U.S. person ("foreign holder") will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if certain conditions are satisfied, including: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder as the beneficial owner and stating, among other things, that the foreign holder is not a U.S. person, (2) the foreign holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the trust and (3) the interest income is not effectively connected with a United States trade or business of the holder. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers, and may be subject to the branch profits tax if it is a corporation. A "U.S. person" is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. Partnerships and entities treated as partnerships for federal income tax purposes are subject to special rules and such persons or their members, if foreign, should consult their tax advisors concerning such treatment.

          Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or their disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

ERISA Considerations

          Section 406 of the Employee Income Retirement Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans (each a "Plan"), from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the respective trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under regulations issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, College Loan LLC believes the notes of each trust would be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. Other exceptions, if any, from application of the Plan Asset Regulations available with respect to any notes will be discussed in the related prospectus supplement.

          However, without regard to whether notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if College Loan LLC, College Loan Corporation, any other servicer, an underwriter, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE"), 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers.

          A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA (including those of investment prudence, diversification and the requirement that an ERISA plan's investment of its assets be made in accordance with the documents governing the Plan), whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

          Each prospectus supplement may contain additional information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

          Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

          The trusts may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, a trust may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

          The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

          In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a trust to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from a trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from a trust will be described, in the applicable prospectus supplement.

          A trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

          If so indicated in the prospectus supplement, a trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

          The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

Legal Matters

          Certain legal and tax matters will be passed upon by Stroock & Stroock & Lavan LLP, as counsel to the trusts. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

Financial Information

          The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of each trust. Accordingly, it has been determined that financial statements for each trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trusts are not included in this prospectus, and will not be included in any prospectus supplement.

Ratings

          It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for class of notes will be described in the related prospectus supplement.

          A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;
Where to Find More Information

          The trust's are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

          We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to College Loan LLC, 16855 W. Bernardo Drive, Suite 100, San Diego, California 92127, or by phone at (888) 972-6311.

          You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

Glossary of Terms

          Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

          "Authorized Representative" shall mean, when used with reference to a College Loan Corporation Trust any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such College Loan Corporation Trust's behalf.

          "Book-entry Form" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collection Period" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

          "Counterparty" shall mean a third party which, at the time of entering into a Derivative Product, has a rating satisfactory to the Rating Agencies rating the notes, and which is obligated to make payments under a Derivative Product.

          "Derivative Payment Date" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

          "Derivative Product" shall mean a written contract or agreement between a trust and a Counterparty, which provides that the trust's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Counterparty, and:

          (a) under which the trust is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the trust, on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

          (b) for which the trust's obligation to make payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of the trust's outstanding notes and which payments may be equal in priority with any priority classification of the trust's outstanding notes; and

(c) under which payments are to be made directly to the trustee for deposit into the Revenue Fund.

          "Distribution Date" shall have the meaning described in the related prospectus supplement.

          "Eligible Lender" shall mean (i) the Eligible Lender Trustee and (ii) any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

          "Event of Bankruptcy" shall mean (a) a College Loan Corporation Trust shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against a College Loan Corporation Trust seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

          "Federal Reimbursement Contracts" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

          "Fitch" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

          "Guarantee" or "Guaranteed" shall mean, with respect to a student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

          "Guarantee Agreements" shall mean a guaranty or lender agreement between the eligible lender trustee and any guaranty agency, and any amendments thereto.

          "Guaranty Agency" or "Guarantor" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the eligible lender trustee maintains a guarantee agreement.

          "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

          "Indenture" shall mean each indenture of trust between a College Loan Corporation Trust and the eligible lender trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

          "Insurance" or "Insured" or "Insuring" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Act) under the Higher Education Act of 100% of the principal of and accrued interest on such student loan.

          "Interest Benefit Payment" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government or any similar payments.

          "Interest Period" or "Interest Accrual Period" means, with respect to LIBOR rate notes, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date; with respect to the auction rate notes, the initial period and each period commencing on an interest rate adjustment date for such class and ending on the day before the next interest rate adjustment date for such class or the stated maturity of such class, as applicable; and with respect to Treasury rate notes has the meaning described under the heading "Description of the Notes-Treasury Rate Notes."

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

          "Notes" shall mean a trust's notes or other obligations issued under an indenture.

          "Participant" means a member of, or participant in, the depository.

          "Rating Agency" shall mean, each of S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by a College Loan Corporation Trust to maintain a rating on any of the notes.

          "Rating Confirmation" means a letter from each rating agency then providing a rating for any of the notes at the request of the Issuer, confirming that the action proposed to be taken by a trust will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw or qualify the ratings then applicable to the notes issued by that trust.

          "Registered Owner" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee.

          "Revenue" or "Revenues" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the trustee or a College Loan Corporation Trust from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by a College Loan Corporation Trust with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by a College Loan Corporation Trust pursuant to a derivative product.

          "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

          "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

          "Seller" shall mean any eligible lender from which College Loan LLC is purchasing or has purchased or agreed to purchase student loans for subsequent sale to a College Loan Corporation Trust.

          "Servicer" shall mean, collectively, any servicing administrator, servicer or successor servicing administrator or servicer selected by a trust, including an affiliate of a trust, so long as such trust obtains a Rating Confirmation as to each such other Servicing Administrator or Servicer.

          "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

          "Supplemental Indenture" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.

APPENDIX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

          Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

          Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between The Depository Trust Company Participants. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

          Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

          Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

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          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a Court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of the Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.

$[______________]

Student Loan Asset-Backed Notes, Series 2006-1

College Loan Corporation Trust I
Issuing Entity

College Loan LLC
Depositor

College Loan Corporation
Sponsor and Issuer Administrator

_________________

P R O S P E C T U S    SU P P L E M E N T

_________________

UBS Investment Bank	Citigroup JPMorgan	Goldman, Sachs & Co.

_________________

April __, 2006

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering notes in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

Until ninety days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.